    As filed with the Securities and Exchange Commission on December 14, 2001
                                                      REGISTRATION NO. 333-40920
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -----------------



     POST EFFECTIVE AMENDMENT NO. 7              POST EFFECTIVE AMENDMENT NO. 4
                   TO                                          TO
               FORM SB-2                                    FORM SB-2
         REGISTRATION STATEMENT                      REGISTRATION STATEMENT
                 UNDER                                        UNDER
       THE SECURITIES ACT OF 1933                  THE SECURITIES ACT OF 1933
       REGISTRATION NO. 333-40895                  REGISTRATION NO. 333-89225




     POST EFFECTIVE AMENDMENT NO. 4              POST EFFECTIVE AMENDMENT NO. 3
              ON FORM SB-2                                     TO
                   TO                                       FORM SB-2
                FORM S-3                             REGISTRATION STATEMENT
         REGISTRATION STATEMENT                               UNDER
                 UNDER                             THE SECURITIES ACT OF 1933
       THE SECURITIES ACT OF 1933                  REGISTRATION NO. 333-40920
       REGISTRATION NO. 333-55951


                        CELL ROBOTICS INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)


               Colorado                                      5049-05                                    84-1153295
    (State or other jurisdiction of     (Primary Standard Industrial Classification Code   (IRS Employer Identification Number)
    incorporation or organization)                           Number)

                                                Cell Robotics International, Inc.
                                                   2715 Broadbent Parkway N.E.
                                                  Albuquerque, New Mexico 87107
                                                         (505) 343-1131


       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Dr. Ronald K. Lohrding, President and CEO
                        Cell Robotics International, Inc.
                           2715 Broadbent Parkway N.E.
                          Albuquerque, New Mexico 87107
                                 (505) 343-1131
                (Name, address, including zip code, and telephone
                    number of agent for service of process)


                          ----------------------------


                                    Copy to:
                                  W. Crews Lott
                                Baker & McKenzie
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201
                                 (214) 978-3000


                          ----------------------------



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the date this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND RELATES TO AND CONSTITUTES, POST EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION NO. 333-89225, POST EFFECTIVE AMENDMENT NO. 7 TO REGISTRATION NO. 333-40895, POST EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION NO. 333-55951 AND POST EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION NO. 333-40920.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 SUBJECT TO COMPLETION, DATED DECEMBER 14, 2001


PROSPECTUS

                        CELL ROBOTICS INTERNATIONAL, INC.

                        2,642,776 SHARES OF COMMON STOCK

                297,576 REDEEMABLE COMMON STOCK PURCHASE WARRANTS


This offering relates to the resale of an aggregate of 1,265,200 shares of our common stock and 217,576 of our redeemable common stock purchase warrants, or Redeemable Warrants, by persons who are referred to in this prospectus as selling securityholders. The selling securityholders holding Redeemable Warrants may also resell 217,576 shares of the common stock issuable when they exercise their Redeemable Warrants.


We are also registering our offering of 920,000 shares of our common stock issuable upon exercise of the Redeemable Warrants sold in the 1998 public offering of our securities. Further, we are offering 160,000 shares of our common stock and 80,000 of our Redeemable Warrants, which may be acquired upon exercise of warrants, or Representative Warrants, issued to an underwriter and its officers in connection with the 1998 public offering of our securities. This prospectus also relates to our offering of 80,000 shares of our common stock issuable upon exercise of the Redeemable Warrants underlying the Representative Warrants.


Our common stock is quoted on the OTC Bulletin Board under the trading symbol "CRII" and our Redeemable Warrants are quoted on the OTC Bulletin Board under the trading symbol "CRII.W." On December 12, 2001, the closing bid price per share of our common stock and the closing bid price of our Redeemable Warrants were $0.250 and $0.040, respectively.



INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               THE DATE OF THIS PROSPECTUS IS DECEMBER   , 2001.

                                TABLE OF CONTENTS


SUMMARY ...................................................................    1
The Company ...............................................................    1
How to Contact Us .........................................................    2
The Offerings .............................................................    2
Summary Financial Data ....................................................    3
RISK FACTORS ..............................................................    4
Risks Related to Our Business and Industry ................................    4
Risks Related to Our Securities and This Offering .........................   10
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS ................................   12
USE OF PROCEEDS ...........................................................   12
MARKET PRICE INFORMATION AND DIVIDENDS ....................................   13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
     OPERATIONS ...........................................................   14
Results of Operations -- Three Months Ended September 30, 2001 Compared to
     the Three Months Ended September 30, 2000 ............................   14
Results of Operations -- Nine Months Ended September 30, 2001 Compared to
     the Nine Months Ended September 30, 2000 .............................   15
Results of Operations -- Year Ended December 31, 2000 Compared to the Year
     Ended December 31, 1999 ..............................................   16
Results of Operations -- Year Ended December 31, 1999 Compared to the Year
     Ended December 31, 1998 ..............................................   17
Liquidity and Capital Resources ...........................................   17
BUSINESS ..................................................................   21
Overview ..................................................................   21
Business Strategy .........................................................   21
Products ..................................................................   22
Laser-Based Medical Devices -- The Lasette ................................   22
Scientific Research Instruments -- The Cell Robotics Workstation ..........   26
Continuing Interest in the IVF Workstation ................................   27
Competition ...............................................................   27
Intellectual Property .....................................................   27
Research and Development ..................................................   29
Government Regulation; Product Approval Process ...........................   29
Employees .................................................................   30
Facilities ................................................................   30
Legal Proceedings .........................................................   30
DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES ...........................   30
EXECUTIVE COMPENSATION ....................................................   32
Summary Compensation Table ................................................   32
Employment Agreements .....................................................   32
Stock Incentive Plan ......................................................   33
Option Grants .............................................................   33
Option Exercises and Option Values ........................................   33
Board Structure ...........................................................   34
Director Compensation .....................................................   34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............   34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................   35
INDEMNIFICATION ...........................................................   36
DESCRIPTION OF SECURITIES TO BE REGISTERED ................................   37
Common Stock ..............................................................   37
Preferred Stock ...........................................................   37
Redeemable Warrants .......................................................   37
Representative Warrants ...................................................   39
SELLING SECURITYHOLDERS ...................................................   40
PLAN OF DISTRIBUTION ......................................................   41
Selling Securityholders' Securities .......................................   41
Redeemable Warrants .......................................................   42
LEGAL MATTERS .............................................................   42
EXPERTS ...................................................................   42
WHERE YOU CAN FIND MORE INFORMATION .......................................   43
INDEX TO FINANCIAL STATEMENTS .............................................   F-1



You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the company since the date of this prospectus.

                                     SUMMARY


This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, including the "Risk Factors" section and the consolidated financial statements and related notes included elsewhere in this prospectus. As used in this prospectus, the words "we," "us," "our" and "the company" refer to Cell Robotics International, Inc. and its subsidiary, Cell Robotics, Inc. Lasette(R), Personal Lasette(TM), Professional Lasette(TM), LaserTweezers(R), LaserScissors(TM), CellSelector(TM) and Smart Stage(TM) are trademarks of the company used in this prospectus. This prospectus also includes trademarks of other companies.


THE COMPANY

We manufacture, market and sell sophisticated laser-based medical devices and scientific research instruments. Our product lines consist of a laser-based medical device, which uses a laser to draw a blood sample to allow diabetics to measure their glucose levels, and the laser-based research workstation marketed under the name Cell Robotics Workstation.

Our primary focus is distributing and selling our laser-based medical device to the clinical and diabetes care markets, namely diabetic consumers, hospitals, clinics and doctors' offices. We previously marketed two laser-based medical devices, the Personal Lasette and the Professional Lasette. The Personal Lasette was marketed for home use, while the Professional Lasette was targeted for clinical applications. In the third quarter of 2000, we made a strategic decision to discontinue marketing the Professional Lasette and completed modifications to the Personal Lasette so that it could be used for either home or clinical use. In this prospectus, we sometimes refer to the Personal Lasette as the "Lasette." The primary difference between the Lasette used in these home and clinical environments is that a different disposable lens shield is attached to the product for clinical applications than that attached for home use. We believe that focusing on a single product line will reduce direct costs associated with manufacturing the Lasette and promote brand awareness of the Lasette.


The Lasette is a compact, lightweight, portable laser skin perforator that allows diabetics to perform capillary blood sampling with little pain and residual soreness. The Lasette is the only alternative to the steel lancet or needle that has been approved by the Food and Drug Administration, or the FDA, that allows diabetics to sample their blood for glucose testing so they can determine their subsequent insulin injections. The Lasette has also been cleared by the FDA for blood screening test applications for home and clinical settings. The FDA clearance allows us to commercially market the Lasette in the United States to diabetics for home and clinical use. The Lasette has also received the European Community's CE Mark. The CE Mark certification permits us to market the Lasette in countries comprising the European Union, as well as certain other countries such as Brazil and Australia.


We also believe the following trends in blood sampling will provide us with unique opportunities:

         o an increasing demand for less painful alternatives for capillary blood sampling;


         o an increasing desire to eliminate cross-contamination from accidental needle or lancet sticks in hospitals and clinics to address continued public health concerns and, in U.S. markets, to comply with bloodborne pathogen standards of the Occupational Safety and Health Administration, or OSHA, including the recently adopted standards of OSHA required by the Needlestick Safety and Prevention Act, or the Needlestick Safety Act;


         o a growing number of diagnosed diabetics seeking better insulin control; and

         o a growing understanding of the need to provide testing methods for needle-phobic individuals.

To capitalize on these opportunities, we introduced the Lasette and intend to position the company as a leader in the development of technologically-advanced medical devices that offer more effective, safer and less painful solutions than conventional procedures.

Our scientific research instrument consists of the Cell Robotics Workstation. The Cell Robotics Workstation allows scientists to use a laser to manipulate objects in micro-space, upgrading the microscope to an interactive micro-laboratory. The Cell Robotics Workstation enhances the usefulness and importance of the conventional laboratory microscope as a tool in medical, biological and genetic applications in the life sciences. Scientists can use the technology for cell separation, cell-to-cell interaction, micro-dissection and intercellular manipulation of living cells. A modified version of the Cell Robotics Workstation, known as the LS300 Pro Workstation, allows pathologists and researchers to automatically cut out cells of interest from biopsy and retrieve those cells for DNA and RNA analysis. Third parties currently use the Cell Robotics Workstation for cancer, immunology, neurobiology, assisted reproductive techniques and genome research. The principal market for the Cell Robotics Workstation is the scientific research market, consisting of colleges, universities, research laboratories, biotechnology and pharmaceutical companies and commercial laboratories conducting biological research. The Cell Robotics Workstation has received the European Community's CE Mark. It is not subject to FDA regulatory clearances. While we intend to focus on the development, distribution and sale of laser-based medical devices, we will continue to promote and market the Cell Robotics Workstation through direct sales, dealers, representatives and distribution arrangements.


HOW TO CONTACT US

Our principal offices are located at 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107. Our telephone number is (505) 343-1131.

THE OFFERINGS

This prospectus relates to multiple offerings by the company and the selling securityholders identified in this prospectus under the section entitled "Selling Securityholders." See also "Description of Securities to Be Registered."

The offerings by the selling securityholders under this prospectus consist of the following:

         o REDEEMABLE WARRANTS AND UNDERLYING COMMON STOCK. The resale by six selling securityholders of 217,576 Redeemable Warrants. We are also registering the resale by these selling securityholders of 217,576 shares of our common stock issuable upon the exercise of their Redeemable Warrants. These Redeemable Warrants have an exercise price of $2.40 per share.


         o COMMON STOCK. The resale by 10 selling securityholders of 1,265,200 shares of our common stock.


The offerings by the company under this prospectus consist of the following:


         o COMMON STOCK. The offering by the company of 920,000 shares of our common stock issuable to the Redeemable Warrant holders upon the exercise of their Redeemable Warrants. These Redeemable Warrants have an exercise price of $2.40 per share. These Redeemable Warrants were sold in our February 1998 offering.



         o COMMON STOCK AND REDEEMABLE WARRANTS UNDERLYING REPRESENTATIVE WARRANTS. The offering by the company of 160,000 shares of our common stock and 80,000 of our Redeemable Warrants issuable upon exercise of the Representative Warrants. We are also registering the issuance by the company of 80,000 shares of our common stock upon exercise of those Redeemable Warrants. The Representative Warrants are exercisable for 40,000 units at an exercise price of $9.90 per unit. Each unit consists of four shares of common stock and two Redeemable Warrants. The exercise price of the Redeemable Warrants is $2.40 per share. The units underlying the Representative Warrants will be immediately separated upon exercise. The units are not being separately registered and there will be no public trading market developed for the units.



The Representative Warrants may be exercised on a cash basis, a cashless basis or a combination thereof. We will receive $396,000 as gross proceeds from exercise of the Representative Warrants, if and to the extent when exercised on a cash basis. We will receive no gross proceeds to the extent the Representative Warrants are exercised on a cashless basis. Additionally, if the Redeemable Warrants underlying the Representative Warrants are exercised then we will receive gross proceeds of $192,000. We will also receive $2,208,000 as gross proceeds from exercise of the Redeemable Warrants sold in the February 1998 offering, if and when exercised. If all of the selling securityholders exercise their Redeemable Warrants, stock options and other common stock purchase warrants, then we will receive additional proceeds of $880,965.



Presently, the exercise prices of these stock options, stock purchase warrants, Redeemable Warrants and Representative Warrants are above the trading price of our common stock. Accordingly, it is unlikely that these securities will be exercised unless the trading price of our common stock increases. Whether or not our common stock trades at a price above the exercise price of these securities, we cannot assure you that any of our securityholders will exercise any of the stock options, common stock purchase warrants, Redeemable Warrants or Representative Warrants. We will not receive any proceeds from the sale of our common stock or the sale of our Redeemable Warrants.


SUMMARY FINANCIAL DATA

                                                                                                UNAUDITED
                                                    YEAR ENDED DECEMBER 31,           NINE MONTHS ENDED SEPTEMBER 30,
                                                -------------------------------      --------------------------------
                                                    2000               1999               2001               2000
                                                -------------     -------------      ------------        ------------
Statement of Operations:
Total revenues                                  $   1,007,063     $   1,417,317      $  1,141,276        $    766,378
Operating expenses                              $   3,404,166     $   2,165,551      $  2,119,010        $  2,377,271
Net loss applicable to common shareholders      $  (5,036,182)    $  (2,424,630)     $ (1,989,762)       $ (4,088,825)
Net loss applicable to common                   $       (0.54)    $       (0.31)     $      (0.20)       $      (0.45)
     shareholders per common share, basic
     and diluted
Weighted average common shares                      9,286,128         7,734,762         9,980,203           9,057,133
     outstanding, basic and diluted
---------------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

An investment in our securities is very speculative and involves a high degree of risk. You should carefully consider the following risk factors, along with the other matters referred to in this prospectus, before you decide to buy our securities. If you decide to buy our securities, you should be able to afford a complete loss of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY


WE WILL NEED ADDITIONAL FINANCING BY DECEMBER 31, 2001 IN ORDER TO CONTINUE OUR OPERATIONS. We expect that our existing current working capital and future product sales will be sufficient to allow us to meet operational obligations only through December 31, 2001. Accordingly, it is imperative that we complete a significant financing during the quarter ending December 31, 2001 to fund our deficits in cash flow from operations as well as repay $1,050,000 in indebtedness due in January 2002 and significant maturities of additional indebtedness due in the months following January 2002. Although we have had discussions with potential investors, we have not been able to obtain financing on acceptable terms as of the date of this prospectus that will allow us to continue our operations after December 2001. We intend to continue to seek to raise equity or debt financing. However, no assurance can be given that we will be able to obtain additional financing on favorable terms, if at all. Borrowing money may involve pledging some or all of our assets. Raising additional funds by issuing common stock or other types of equity securities would further dilute our existing shareholders and the purchasers of the securities offered under this prospectus. If we cannot obtain additional financing before December 31, 2001, we will not be able to continue our operations.



EVEN IF WE OBTAIN ADDITIONAL FINANCING TO ALLOW US TO CONTINUE OUR OPERATIONS AFTER DECEMBER 31, 2001, UNTIL WE GENERATE SUFFICIENT CASH FLOW FROM OUR OPERATING ACTIVITIES WE WILL STILL NEED TO OBTAIN ADDITIONAL FINANCING TO FUND OUR OPERATIONS. ADDITIONALLY, OUR INDEPENDENT ACCOUNTANTS HAVE REPORTED THAT WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN IF WE DO NOT OBTAIN ADDITIONAL FINANCING OR ACHIEVE PROFITABILITY. To date, we have funded our operations primarily from the sale of equity securities and short term borrowings as we have not generated sufficient cash from our operations. Even if we are able to obtain additional financing to allow us to continue our operations after December 31, 2001, until we generate sufficient cash flow from our operating activities we will still need to obtain additional financing to fund anticipated capital requirements, repay existing indebtedness and to achieve and maintain profitability. Our capital requirements depend upon several factors, including the rate of market acceptance of our products, particularly the Lasette, our level of expenditures for marketing and sales, costs associated with our staffing and other factors. We will need additional cash to fund the costs associated with manufacturing, marketing and selling our products. Additional financing will also be needed to repay our indebtedness, including payment of our notes in the aggregate principal amount of $1,000,000 due January 31, 2002 owing to members of our board of directors and affiliates of members or former members of our board of directors and our $190,905 note owing to Humagen Fertility Diagnostics, Inc. payable in $50,000 monthly installments commencing January 31, 2001. We may also need cash to file, prosecute, defend and enforce patent claims and other intellectual property rights, purchase capital equipment, develop new products and maintain or obtain necessary regulatory approvals. If our capital requirements vary materially from those currently planned, we may require more financing than currently anticipated. Our inability to finance our growth, either internally or externally, may limit our growth potential and our ability to execute our business plan. External financing may not be available to us on favorable terms or at all. In addition, we have received a report from our independent auditors covering our fiscal years ended December 31, 2000 and 1999 financial statements. The report contains an explanatory paragraph that states that our recurring losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. If we cannot obtain additional financing as needed, we may not be able to repay existing indebtedness, continue our operations, grow our market share, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. This would have a material adverse effect on our business, financial condition, results of operation and our ability to continue as a going concern.



WE HAVE A HISTORY OF LOSSES, AND EXPECT TO INCUR LOSSES IN THE FUTURE. IF WE DO NOT ACHIEVE PROFITABILITY, OUR FINANCIAL CONDITION AND THE PRICE OF OUR COMMON STOCK AND THE REDEEMABLE WARRANTS WILL SUFFER. To date, we have generated only limited revenues from the sale of our products and have been unable to profitably market our products. We incurred net losses applicable to common shareholders of $5,036,182 and $2,424,630 in 2000 and 1999, respectively, with revenues from the sale of our products of $992,710 and $1,294,936 in 2000 and 1999, respectively. During 2000, we also experienced negative gross margins due to our lack of efficiencies. We expect to experience operating losses and negative cash flow for the foreseeable future. We anticipate that our existing current working capital, the loans made under our $500,000 convertible note and future product sales will be sufficient to allow us to meet operational obligations through December 31, 2001. However, we do not have sufficient cash to sustain continuing operating losses after that date without additional financing. Even if we are able to obtain additional financing to allow us to continue operations, we will still need to generate significant revenues and improve our gross margins to fund anticipated manufacturing and marketing costs and to achieve and maintain profitability. We cannot assure you that we will ever generate sufficient revenues to achieve profitability, which will have a negative impact on the price of our common stock and the Redeemable Warrants. If we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability in the future.



THE PERSONAL LASETTE WAS ONLY INTRODUCED IN DECEMBER 1999 AND IT IS DIFFICULT TO PREDICT WHETHER IT OR OTHER PRODUCTS THAT WE MAY DEVELOP IN THE FUTURE WILL GAIN MARKET ACCEPTANCE OR PROFITABILITY. Total revenues from sales of the Personal Lasette since its introduction in December 1999 through September 30, 2001 were $540,775. Demand and market acceptance for newly developed products, such as the Personal Lasette, are subject to a high level of uncertainty and risk. The risks associated with the introduction of innovative technologies, like our medical laser products, include the following, among others:


         o the possibility that the cost of the product may not be covered by private insurance or Medicare;

         o the difficulty in predicting the medical laser product's future growth rate;

         o our current and future products may have features which render them uneconomical, either to manufacture or to market;

         o the demand for our products may fail to develop or develop slower than expected or our products may not achieve or sustain market acceptance;

         o the prices at which our products are accepted by purchasers may be too low, which may prevent us from operating profitably;

         o third parties may manufacture and market a product superior in performance and price; and

         o the possibility that any proposed product, or enhancement to existing products, may fail to receive necessary regulatory clearances.

Currently, the cost of the Lasette does not qualify as a reimbursable expense under most health insurance programs or Medicare. Further, we cannot assure you that we will be successful in addressing the other risks described above. Our failure to address these risks could have a negative impact on our business, operating results and financial condition.

WE HAVE LIMITED EXPERIENCE IN MARKETING, DISTRIBUTING AND SELLING LASER-BASED MEDICAL AND RESEARCH PRODUCTS, WHICH MAY DELAY OUR ABILITY TO SUCCESSFULLY BRING OUR PRODUCTS TO MARKET. We have limited experience marketing, distributing and selling our products. To successfully market, distribute and sell our current or future products, we must build a more extensive marketing sales force and distribution network. Alternatively, we can enter into arrangements with third parties to market, distribute and sell our products. We cannot assure you that we will be able to successfully develop such a network or that we will enter into acceptable agreements with third parties to provide our products. As of the date of this prospectus, the Lasette for clinical use is distributed through several regional distributors within and outside the United States, while the Lasette for home use is sold directly to customers. Our Cell Robotics Workstation is currently marketed and sold through direct sales, dealers, representatives and distributors. Our exclusive distributor of the Cell Robotics Workstation in Japan, Meiwa Shoji Company Ltd., accounted for 16% of our product sales in 2000. As of the date of this prospectus, no other single customer or distributor accounts for more than ten percent of our sales. Although we intend to pursue marketing and distribution relationships for our products, particularly the Lasette for clinical use, we cannot make any assurances that any discussions or negotiations with third parties regarding the marketing or distribution of our products will be successful. If we maintain our own marketing, distribution and sales capabilities, we will compete against other companies with experienced and well-funded marketing, distribution and sales operations. Alternatively, if we enter into a marketing arrangement with a third party, we will likely have to pay a sales commission or discount the retail price of our products. Further, our revenues would depend on the efforts of third parties. If we are unable to develop a plan to market, distribute and sell our products, we may be unable to successfully bring them to market. We cannot assure you that we will be able to recruit and retain marketing personnel with the required skills or that we will be able to enter into the strategic relationships needed to effectively market and distribute our products.


OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL. Medical device companies of our size must retain key scientific, technical, managerial, marketing and financial personnel as well as attract and retain additional highly qualified personnel for these areas in order to successfully operate and grow their businesses. We face intense competition for qualified personnel in these areas, and we cannot assure you that we will be able to attract and retain qualified personnel. If we lose our key personnel or are unable to hire and retain additional qualified personnel in the future, our business, financial condition and operating results could be adversely affected.

We have employment agreements with Ronald K. Lohrding, Ph.D., our President, Chief Executive Officer and Chairman of the Board of Directors, and Paul Johnson, our Chief Financial Officer, Chief Operating Officer and Secretary. Our key employees, including those with employment agreements, may voluntarily terminate their employment with us at any time. We do not have key person life insurance covering our management personnel or other key employees, other than a $500,000 term policy on the life of Dr. Lohrding.

WE DO NOT HAVE A BROAD RANGE OF PRODUCTS TO SELL, AND IF DEMAND FOR THESE PRODUCTS DECLINES OR FAILS TO DEVELOP, OUR REVENUES WILL BE ADVERSELY AFFECTED. Since selling the IVF Workstation and associated technology to Hamilton Thorne Research in May 2000, our exclusive product lines consist of the Lasette and the Cell Robotics Workstation. Our primary focus is distributing and selling the Lasette, a laser skin perforator that replaces the steel lancets or needles diabetics primarily use. There is an inherent risk in not having a broad base of products in development, because we will not have alternate sources of revenue if we are not successful with our current lines. We cannot assure you that we will be able to profitably sell this narrow line of products. The failure of the Lasette would have a material adverse affect on our revenues and the future of our business.

WE MAY BECOME INVOLVED IN COSTLY AND TIME-CONSUMING LITIGATION THAT MAY SUBSTANTIALLY INCREASE OUR COSTS AND ADVERSELY AFFECT OUR BUSINESS. We may be required to litigate to enforce our patents, protect trade secrets or know-how and defend against infringement charges. In this regard, we have entered into discussions with Becton Dickinson and Company regarding a license or similar arrangement involving a United States patent relating to the use of a laser for blood sample collection. In this prospectus, we refer to this patent as the Tankovich Patent. There can be no assurance that we will reach an agreement with Becton Dickinson on terms acceptable to us, if at all. If we fail to reach an agreement with Becton Dickinson, there can be no assurance that Becton Dickinson will not claim that the Lasette infringes the Tankovich Patent. While we believe that the Tankovich Patent is invalid and unenforceable due to public disclosure of the laser perforation concept, as well as public commercialization of primitive perforator products in the former Soviet Union, there can be no assurance that any infringement claims by Becton Dickinson would be resolved without costly litigation. For more information regarding our discussions with Becton Dickinson, see "Business -- Intellectual Property." An adverse ruling in any infringement proceedings, including any proceedings with Becton Dickinson, could subject us to significant liability or require us to seek licenses from third parties. Patent and intellectual property disputes in the medical and research device areas have often been settled through licensing or similar arrangements. The costs associated with these arrangements could be substantial and include ongoing royalties. Furthermore, we cannot assure you that necessary licenses would be available to us on satisfactory terms, if at all. An adverse ruling or judgment or a failure to obtain necessary licenses could prevent us from manufacturing and selling our products, which could materially adversely affect us. Additionally, any proceeding in the United States or abroad involving our intellectual property can be expensive and can divert the attention of our technical and management personnel.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, INCLUDING OUR PATENTS, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO DEVELOP, MANUFACTURE AND SELL OUR PRODUCTS. Our success will depend, in part, upon our ability to develop superior products that we can market at competitive prices. Our ability to do this will depend, in part, on our ability to protect and defend our intellectual property rights and the competitive advantages those rights offer. We rely primarily on patent, trade secret, copyright and trademark laws, confidentiality procedures and other intellectual property protection methods to protect our proprietary technology. Despite the precautions we have taken, unauthorized parties may attempt to engineer, reverse engineer, copy or obtain and use our products and other proprietary information. Misappropriations of our intellectual property could adversely affect our business, results of operations and financial condition.


OUR INDUSTRY IS HEAVILY REGULATED, AND STRINGENT ONGOING REGULATION AND INSPECTION OF OUR PRODUCTS COULD LEAD TO DELAYS IN THEIR MANUFACTURE, MARKETING AND SALE. United States government agencies and comparable agencies in countries outside the United States regulate the testing, manufacture, labeling, distribution, marketing and advertising of the Lasette and our ongoing research and development activities. While the Lasette has received all necessary FDA clearances and has received the European Community's CE Mark, its manufacture and marketing will be subject to ongoing regulation. We are subject to inspection and market surveillance by the FDA and the European Community for compliance with good manufacturing practices and other requirements, which include testing, design, quality control and documentation procedures. The FDA conducts periodic audits of the Lasette, and has notified us that it intends to conduct an audit in 2001. In order to manufacture and sell the Lasette under the CE Mark, we must also pass annual International Standards Organization, or ISO, maintenance audits, as well as comprehensive ISO audits every three years. OSHA also regulates our manufacturing activities. While we have historically been in compliance with all FDA, CE Mark, ISO and OSHA requirements, there can be no assurance that we will continue to do so in the future. Our failure to meet FDA, CE Mark, ISO or OSHA requirements could bar us from further marketing the Lasette in the United States and in other markets, which would have a material adverse affect on our business.


OUR SUCCESS DEPENDS IN PART ON ENHANCING OUR CURRENT PRODUCTS AND DEVELOPING NEW PRODUCTS; HOWEVER, WE CANNOT ASSURE YOU THAT THOSE PRODUCTS WILL BE DEVELOPED WITHOUT MATERIAL DELAYS, BE CLEARED FOR SALE BY REGULATORS OR BE ACCEPTED IN THE MARKET. In order to be successful, we will need to continue to enhance our existing products and develop new products. Enhanced and new products may require a significant investment, including preclinical and clinical testing, before we can sell them in the marketplace. From time to time, we may also experience engineering or manufacturing delays or setbacks in the development of our products. For example, in 2000, we implemented design improvements to the Lasette to increase the efficiency of the laser beam profile and to limit the effect extreme temperatures had on the Lasette's functionality. Although to date we have not experienced any material engineering or manufacturing delays in enhancing our current products or developing new products, we cannot assure you that we will be able to successfully address problems that may arise during the development and commercialization process. In addition, we cannot assure you that any of our new products or enhancements to existing products can or will:

         o        be successfully developed;

         o        prove to be safe and effective in clinical trials;

         o        meet applicable regulatory standards;

         o be capable of being manufactured in commercial quantities at a reasonable cost;

         o        be marketed successfully; or

         o        achieve market acceptance.

Our failure to successfully and timely complete, obtain regulatory approvals or achieve commercial acceptance with respect to any of our new products or improvements to our existing products could materially adversely affect our business, financial condition and results of operations.

WE MAY BE REQUIRED TO OBTAIN ADDITIONAL REGULATORY CLEARANCES FOR ANY NEW PRODUCTS OR IMPROVEMENTS TO EXISTING PRODUCTS AND WE MUST OBTAIN REGULATORY APPROVALS IN SOME FOREIGN JURISDICTIONS TO MARKET OUR PRODUCTS ABROAD. OUR FAILURE TO OBTAIN NECESSARY REGULATORY CLEARANCES OR APPROVALS COULD ADVERSELY AFFECT OUR ABILITY TO MARKET AND SELL OUR PRODUCTS. We have received all necessary FDA clearances to commercially market the Lasette in the United States. Further, we have obtained CE Mark certification of the Lasette, which allows us to commercially market the Lasette for home and clinical use in countries comprising the European Union, and several other countries, such as Brazil and Australia. However, comparable government agencies in a number of other foreign countries require lengthy and detailed clinical testing and other compliance procedures before they permit the introduction of enhancements to the Lasette and new medical laser products in the marketplace. The cost of complying with these regulations is significant and time consuming. These applications may require the completion of preclinical and clinical studies and disclosure of information relating to manufacturing and controls.


Any new products we may develop, or any modifications we make to our products, in the future may require regulatory approval. The time required for completing testing and obtaining additional approvals is uncertain, and FDA, CE Mark and similar clearances may never be obtained for new products or applications. We may encounter delays or rejections based upon changes in FDA or European Community policy during the period of product development. We may also encounter delays with similar agencies in other markets. Even if the FDA, the European Community or comparable agencies grant clearance for our future products, it may limit the indicated uses for which our products or applications may be marketed.


THE GROWTH OF OUR BUSINESS COULD BE ADVERSELY AFFECTED BY REFORMS IN THE HEALTH CARE INDUSTRY OR BY LIMITATIONS IMPOSED ON THIRD PARTY REIMBURSEMENT OF HEALTH CARE COSTS. The United States government and third parties continue efforts to contain or reduce the costs of health care, which may adversely affect our future success. In both the United States and elsewhere, the use of elective medical procedures by many consumers depends on such consumer's ability to be reimbursed by third-party payers, such as government and private insurance plans. Third-party payers are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement. Some health insurance companies have covered the consumer's costs of the Lasette if a physician provides documentation indicating a medical necessity. However, currently the cost of the Lasette does not qualify as a reimbursable expense under most health insurance programs or Medicare. Although we are pursuing obtaining Medicare coverage for the Lasette, this is a lengthy approval process of which we are only in the early stages. There can be no assurance that Medicare coverage will be obtained. Our failure to obtain Medicare or third-party coverage of the Lasette will limit our ability to successfully target the Lasette for home use to those persons that cannot purchase the Lasette without such assistance, which could adversely affect the growth of our business.


WE DEPEND ON A SOLE SUPPLIER FOR THE CRYSTALS USED IN THE LASETTE'S ERBIUM:YAG LASER RODS, WHICH MAKES US SUSCEPTIBLE TO SUPPLY SHORTAGES OR PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS. The Erbium:YAG laser rod we use in the Lasette is made from crystals that are produced and processed from a single supplier in Russia, New Technologies Engineering Center. To date, we have experienced no material interruptions in the supply of our laser components. However, our agreements with our Russian supplier have historically been short-term in nature expiring after a specified dollar volume of rods are purchased or a specified period of time has elapsed, which has typically been one year or less. Although to date we have been able to maintain arrangements for the supply of our rods from New Technologies, we cannot assure you that we will be able to continue to do so in the future. Additionally, our source of supply could be restricted due to events flowing from Russia's political or economic instability, or due to the supplier's non-performance. Although we believe alternative crystal suppliers will be available if needed, we believe the prices quoted by these alternative crystal suppliers would be significantly higher than the prices we currently pay. The prices of our laser rods from our Russian supplier may fluctuate each time we enter into a new agreement. Since January 1, 2000, the prices we have negotiated for the purchase of rods from our Russian supplier have ranged between approximately $85 to $107 per rod. Depending upon on our purchase volumes, we believe that the price of similar rods provided by alternative suppliers would range between approximately $175 and $380 per rod. Therefore, we believe we realize a significant cost savings by having our crystals manufactured by New Technologies. We cannot assure you that will be able to purchase rods from New Technologies at prices that will result in cost savings to the company in the future. Additionally, if we are unable to maintain commitments from New Technologies to supply rods or any of the above events or other events beyond our control occur, we could lose our strategically important source of supply for laser crystals. This would increase our manufacturing costs and impair our competitive advantage.


THE COMPETITION IN THE LASER BIOMEDICAL PRODUCTS INDUSTRY IS INTENSE, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUES AND MARKET SHARE. Our industry is characterized by intense competition. Our competition includes pharmaceutical and medical diagnostic equipment companies, academic institutions, public and private research institutions and others. Many of these companies and institutions are developing products that will be used for the same purposes as our products. In many cases, our competitors have substantially greater resources, research and development staffs and facilities than we do, as well as greater experience in developing and marketing products. Our competitors may succeed in developing products that are more effective or less costly than our products. If these new products are developed and become widely available and accepted, then we may be forced to reduce the price of our products. As a result, we may not be able to sell our products at a price that will allow us to realize a return on our investment.

Some of these companies and other companies are marketing traditional stainless steel lancets. Additionally, several companies are developing or have developed safety lancets that are intended to reduce accidental needlesticks and cross-contamination in compliance with OSHA's bloodborne pathogens standards. These standards, as revised by the Needlestick Safety Act, require health care facilities to select safer needle devices to reduce or eliminate accidental needlesticks suffered by health care workers. The Lasette will compete directly with companies that are manufacturing, marketing and distributing stainless steel lancets and safety lancets. Many of these competitors have more established sales and customer support organizations than we do. In addition, many of these competitors have greater name recognition, more extensive customer bases, better developed distribution channels and broader product offerings than we have. These companies can leverage their customer bases and broader product offerings and adopt aggressive pricing policies to gain market share.


Further, these new technologies may render some or all of our products non-competitive, obsolete and/or unmarketable, which would have a material adverse affect on our business. For example, our competitors are developing glucose-testing products based on partially invasive or non-invasive technologies that could be an alternative to the Lasette. These non-invasive technologies include needle implants, watches with skin patches and non-invasive laser products that are designed to read glucose levels through the skin. If these products or other new products are approved for sale and become commercially available in the United States or Europe in the future, they could have a material adverse affect on sales of the Lasette and on our business and financial condition.


OUR PRODUCTS MAY NOT GAIN MARKET ACCEPTANCE AND MAY NOT ACHIEVE A COMPETITIVE POSITION IN THE MARKETPLACE. We cannot assure you that the marketplace will accept our products or that customers will be willing to pay more for our products than for existing products. The cost of the Lasette is significantly higher than that of the stainless steel lancets and safety lancets. The suggested retail price of the Lasette is presently $995, although this initial cost could be substantially less depending on the program accepted by the customer, such as the number of units purchased or the commitment by the customer to purchase disposable shields in the future. Comparatively, we believe that the price of stainless steel lancets is currently less than $0.05 per unit and the price of safety lancets is between $0.49 and $0.52 per unit. In addition to the stainless steel lancets and safety lancets, the Lasette will also compete directly with non-invasive procedures and products that are currently being developed by other companies. Market acceptance will depend, in large part, upon our ability to educate potential customers, including third-party distributors, about our products' distinctive benefits and/or create pricing strategies that are attractive to potential customers. We cannot assure you that we will be successful in these efforts or that our products will gain market acceptance or be competitive.


WE DO BUSINESS INTERNATIONALLY, WHICH SUBJECTS US TO RISKS RELATED TO FOREIGN REGULATIONS AND LAWS, DUTIES AND TARIFFS, FOREIGN INSTABILITY AND EXCHANGE RATES, AMONG OTHER THINGS. We sell our products internationally. Sales outside of the United States accounted for 27% and 54% of our sales for the Lasette and Cell Robotics Workstation, respectively, in 2000. We also purchase some of the components used in their manufacture from an international supplier. In particular, we purchase the Erbium:YAG laser we use in the Lasette from a single supplier in Russia. The risks associated with these international activities include, but are not limited to, the following:

         o regulation of fund transfers by foreign governments and the United States;

         o        foreign export and import duties and tariffs;

         o        political and economic instability;

         o compliance by our foreign suppliers with export laws and licenses; and

         o        fluctuating exchange rates.

We cannot assure you that any of the foregoing will not have a material adverse affect on our business.

WE MAY NOT MANAGE OUR GROWTH PROPERLY. The medical device industry is characterized by extensive research efforts, rapid technological progress, evolving industry standards and frequent new product and service introductions. Our success depends on our ability to timely deliver state-of-the-art products and provide meaningful customer support for a highly technical product. For this reason, our long-term growth strategy is to develop our product lines, particularly the Lasette, strengthen our market position through continued research and development efforts and make appropriate acquisitions. This strategy will require the continued improvement and expansion of our management, operational and financial systems and controls. Any measurable growth in our business will demand more from our customer support, sales, marketing, administrative and technical resources. It will also place significant strain on our management and financial resources. We cannot assure you that we will be able to successfully address these additional demands. Additionally, we cannot assure you that our operating and financial control systems will be adequate to support our future operations and anticipated growth. Failure to manage our growth properly could have a material adverse effect on our business, financial condition and results of operations.


OUR LICENSE WITH LUCENT IS COSTLY, AND THERE CAN BE NO ASSURANCE THAT THE LASERTWEEZERS PRODUCT WILL GAIN WIDE MARKET ACCEPTANCE. Our Cell Robotics Workstation is based on our LaserTweezers, LaserScissors, CellSelector and SmartStage technologies. The LaserTweezers application of our Cell Robotics Workstation is based upon a non-exclusive patent license from AT&T, which was transferred by AT&T to Lucent Technologies, Inc. Our license will expire in January 2007, the end of the term of the licensed patent. We were in default under this license agreement, and renegotiated its terms in 1998. Under the renegotiated agreement, we paid Lucent $100,000 in lieu of all sums due and owing for prior years. Additionally, we agreed to increase the royalty from five to seven percent of the value of each product sold utilizing the patent. Finally, the minimum annual royalties under the license have been reduced to $35,000 per year for the term of the license. Based on these changes, we must pay Lucent a royalty of seven percent per year with a minimum annual payment of $35,000. Even with these changes to the license, we may not be able to increase sales of the Cell Robotics Workstation that include the LaserTweezers application to a level that renders use of that application in our product economically attractive.


Furthermore, in 1992, we became aware that at least two European companies have developed and are marketing products that we believe violate Lucent's patent. These products compete with the Cell Robotics Workstation. Lucent has recently decided to pursue patent infringement actions in connection with these infringements. However, under the terms of our license with Lucent, we cannot compel Lucent continue to pursue these infringement proceedings or initiate any other infringement proceedings. If Lucent continues to pursue these infringement proceedings, we cannot assure you of their outcome and what effect, if any, they would have on our business, operations or financial condition.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS REPUTATION WHETHER OR NOT THEY ARE CONCLUDED IN OUR FAVOR. The design, development, manufacture and use of our products can involve product liability claims and associated adverse publicity. Producers of medical products such as ours may face substantial liability for damages if their products fail or consumers allege that their products caused harm. We currently maintain $2,000,000 of product liability insurance, but this insurance is expensive and difficult to obtain. We cannot assure you that we will not be subject to product liability claims. Additionally, we cannot assure you that our current insurance would cover any claims, or that adequate insurance will continue to be available on acceptable terms in the future. If damages for successful product liability claims exceed our insurance coverage limits, or if any claim or product recall creates significant adverse publicity, then our business reputation, financial condition and results of operations could be materially and adversely affected.


WE COULD BE ADVERSELY AFFECTED IF THE GOVERNMENT REDUCES ITS SUPPORT OF SCIENTIFIC RESEARCH AND DEVELOPMENT. We market our Cell Robotics Workstation principally to colleges, universities, research laboratories, biotechnology and pharmaceutical companies and commercial laboratories engaged in scientific research. Our present customers of the Cell Robotics Workstation include colleges, universities, research laboratories and similar institutions. These customers accounted for substantially all of our sales of the Cell Robotics Workstation and 61% and 57% of our total product sales in 2000 and 1999, respectively. Most, if not all, of these customers rely upon federal and state funding in order to support their research activities. The ability of these institutions to purchase our products is dependent upon receiving adequate funding from the public sector. A reduction or withdrawal of government support of scientific pursuits could result in a lower demand for our products, which could adversely affect our ability to become profitable.


RISKS RELATED TO OUR SECURITIES AND THIS OFFERING


WE MAY CONTINUE TO SELL STOCK OR OTHER SECURITIES TO RAISE MONEY. IF WE DO SO, THESE SALES COULD SUBSTANTIALLY DILUTE OUR SECURITYHOLDERS' INVESTMENT. We have the authority to issue up to 50,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. Further, we may authorize the issuance, without shareholder approval, of our preferred stock with rights preferential to the rights of investors in this offering. We will be required to raise additional funds during the fourth quarter of 2001, which may be through the issuance of equity securities. We may issue additional equity securities without shareholder approval. If we do issue additional equity securities, those securities may have rights, preferences or privileges senior to those of existing holders of our common stock. Additionally, the issuance of additional equity securities could substantially dilute the holdings of our existing shareholders and the investors in this offering.


TRADING IN OUR SECURITIES IS LIMITED AND SPORADIC, THEREFORE YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT WITHOUT CONSIDERABLE DELAY, OR AT ALL. While there currently exists a limited and sporadic public trading market for our common stock and the Redeemable Warrants, the price paid for these securities and the amount of securities traded are volatile. For example, between January 2000 and September 2001, the daily trading volume in our common stock has ranged from approximately 100 to 1,500,000 shares. We cannot assure you that these markets will improve in the future. As a result, you may not be able to liquidate your investment without considerable delay, if at all.


OUR SECURITIES MAY BE REGULATED BY THE SECURITIES ENFORCEMENT AND PENNY STOCK REFORM ACT OF 1990. THE ADDITIONAL SALES PRACTICES IMPOSED BY THIS ACT COULD ADVERSELY AFFECT THE MARKET FOR OUR SECURITIES. Because our common stock is not listed or quoted on any exchange or on NASDAQ, and no other exemptions currently apply, the Securities and Exchange Commission, or SEC, "penny stock" rules govern the trading in our common stock. These rules require any broker engaging in a transaction in our securities to provide its customers with certain disclosures and information both before and after effecting the transaction. Brokers are generally less willing to effect transactions in our securities because of these rules. This may make it more difficult for investors to dispose of our common stock. In addition, the broker prepares the information provided to its customer. Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.

WE HAVE NOT PAID DIVIDENDS TO OUR SHAREHOLDERS IN THE PAST, AND WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE NEAR FUTURE. We have not declared or paid cash dividends on our common stock. We intend to retain all future earnings, if any, to fund the operation of our business, and therefore we do not anticipate paying dividends on our common stock in the future.

PROVISIONS OF OUR CHARTER DOCUMENTS AND CERTAIN AGREEMENTS WITH OUR OFFICERS MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD DISCOURAGE OR PREVENT A CHANGE OF CONTROL, WHICH MAY SUPPRESS OUR STOCK PRICE OR CAUSE IT TO DECLINE. Our articles of incorporation authorize the issuance of up to 2,500,000 shares of preferred stock. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock, as well as issue preferred stock without shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to common shareholders, and the right to the redemption of preferred shares, together with a premium, prior to the redemption of common stock. Common shareholders have no redemption rights. In addition, we have agreements with some of our officers that have change of control provisions. The ability to issue preferred stock without shareholder approval and our arrangements with officers may discourage, delay or prevent someone from acquiring or merging with us.

WE MAY REDEEM THE REDEEMABLE WARRANTS AT TIMES WHICH MAY BE DISADVANTAGEOUS TO THE HOLDERS. We may redeem the Redeemable Warrants at a price of $0.25 per Redeemable Warrant upon 30 days notice, mailed after the closing bid price of our common stock has equaled or exceeded $4.80 for a period of ten consecutive trading days. Holders of the Redeemable Warrants have exercise rights until the close of the business day preceding the date fixed for redemption. Redemption of the Redeemable Warrants could force the holders to exercise their Redeemable Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Redeemable Warrants at the then-current market price when they might otherwise wish to hold the Redeemable Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Redeemable Warrants at the time of redemption. The Redeemable Warrants may not be redeemed or exercised unless a registration statement covering the underlying shares of common stock has been filed and is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the holder's state of residence.

HOLDERS OF REDEEMABLE WARRANTS MAY EXERCISE THE REDEEMABLE WARRANTS TO ACQUIRE SHARES OF OUR COMMON STOCK ONLY IF THERE IS A CURRENT REGISTRATION STATEMENT AND PROSPECTUS COVERING THOSE SHARES OF COMMON STOCK. Holders of the Redeemable Warrants may exercise their Redeemable Warrants to acquire shares of our common stock only if there is a current and effective registration statement and prospectus covering the shares of common stock issuable upon such exercise, and only if the shares are qualified for sale under the securities laws of the applicable state or states. While we have undertaken and plan to do so, there can be no assurance that a current registration statement and prospectus will be in effect when any of the holders attempt to exercise their Redeemable Warrants. Although we will seek to qualify the shares of common stock underlying the Redeemable Warrants for sale in those states in which the securities are to be offered, we cannot assure you that we will be successful in achieving qualification in the necessary states. The Redeemable Warrants may be deprived of any value if a prospectus covering the shares issuable upon their exercise is not kept effective and current, or if such underlying shares are not, or cannot be, registered in the applicable states.

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS


This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, forward-looking statements can be identified by terminology, for instance the terms "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other comparable terminology. In addition, these forward-looking statements include, but are not limited to, statements regarding the following:


         o        anticipated operating results and sources of future revenue;

         o        growth;

         o        adequacy of our financial resources;

         o        development of new products and markets;

         o obtaining and maintaining regulatory approval and changes in regulations;

         o        competitive pressures;

         o        commercial acceptance of new products;

         o        changing economic conditions;

         o        expectations regarding competition from other companies; and

         o        our ability to manufacture and distribute our products.

Potential investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results will differ and could differ materially from these forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (1) industry conditions and competition, (2) reforms in the health care industry or limitations imposed on third party reimbursement of health care costs, (3) the rate of market acceptance of our products, particularly the Lasette, (4) operational risks and insurance, (5) risks associated with operating in foreign jurisdictions, (6) product liabilities which may arise in the future which are not covered by insurance or indemnity, (7) the impact of current and future laws and government regulation, as well as repeal or modification of same, affecting the medical device industry and our operations in particular, (8) the ability to retain key personnel, (9) renegotiation, nullification or breach of contracts with distributors, suppliers or other parties and (10) the relationship with our suppliers, particularly our supplier of crystals used in our Ebrium:YAG lasers. In light of these risks and uncertainties, there can be no assurance that the matters referred to in the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered by the selling securityholders, or the sale of our Redeemable Warrants. We will, however, receive proceeds if any of the following occurs:

         o The Representative Warrants may be exercised on a cash basis, a cashless basis or a combination thereof. If the Representative Warrants are exercised in full for cash, then we will receive additional gross proceeds of $396,000. However, to the extent they are exercised on a cashless basis, we will receive no gross proceeds from the exercise. Additionally, if the Redeemable Warrants underlying the Representative Warrants are exercised in full, then we will receive gross proceeds of $192,000;

         o If all of the shares we are offering are purchased pursuant to the exercise of the Redeemable Warrants sold in the February 1998 public offering, then we will receive additional gross proceeds of $2,208,000; and


         o If all of the selling securityholders exercise their Redeemable Warrants, stock options and other stock purchase warrants in full, then we will receive additional gross proceeds of $880,965.



Presently, the exercise prices of these stock options, stock purchase warrants, Redeemable Warrants and Representative Warrants are above the trading price of our common stock. Accordingly, these securities will likely not be exercised unless the trading price of our common stock increases. Whether or not our common stock trades at a price above the exercise price of these securities, we cannot assure you that any of our securityholders will exercise any of the stock options, common stock purchase warrants, Redeemable Warrants or Representative Warrants. We will not receive any proceeds from the resale of our common stock or the sale of our Redeemable Warrants by the selling securityholders.


If we were to receive proceeds from any of the foregoing, we anticipate that the proceeds will be used as working capital in our day-to-day operations. While we regularly evaluate possibilities for the acquisition of other businesses, technologies and products as a part of our long-term business strategy, we do not have any arrangements, agreements or understandings with respect to any such acquisitions. At this time, we do not anticipate the proceeds we receive from the exercise of the Representative Warrants, the Redeemable Warrants, stock options or other common stock purchase warrants will be used to repay debt.


                     MARKET PRICE INFORMATION AND DIVIDENDS



Our common stock and Redeemable Warrants are traded over-the-counter and quoted on the OTC Bulletin Board on a limited and sporadic basis under the symbols "CRII" and "CRII.W," respectively. The reported high and low bid prices for our common stock and the high and low bid and ask prices for our Redeemable Warrants, each as reported by the OTC Bulletin Board, are shown below for our two prior fiscal years through December 12, 2001. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.



COMMON STOCK                                                                     BID
                                                  -------------------------------------------------------------------
                                                               LOW                                 HIGH
                                                  -------------------------------     -------------------------------
1999
First Quarter                                                 $1.813                              $2.813
Second Quarter                                                $1.500                              $2.188
Third Quarter                                                 $1.531                              $2.125
Fourth Quarter                                                $1.563                              $2.313



                                                                                 BID
                                                  -------------------------------------------------------------------
                                                               LOW                                 HIGH
                                                  -------------------------------     -------------------------------
2000
First Quarter                                               $  1.531                              $7.750
Second Quarter                                              $  3.128                              $5.813
Third Quarter                                               $  1.813                              $4.125
Fourth Quarter                                              $  0.500                             $2.250

                                                                                 BID
                                                  -------------------------------------------------------------------
                                                               LOW                                 HIGH
                                                  -------------------------------     -------------------------------
2001
First Quarter                                                 $0.453                              $1.313
Second Quarter                                                $0.281                              $0.830
Third Quarter                                                 $0.210                              $0.760
Through December 12, 2001                                     $0.190                              $0.500



REDEEMABLE WARRANTS
                                                            LOW - BID                           HIGH - ASK
                                                  -------------------------------     -------------------------------
1999
First Quarter                                                 $0.813                              $0.938
Second Quarter                                                $0.813                              $1.063
Third Quarter                                                 $0.875                              $0.969
Fourth Quarter                                                $0.688                              $0.938



                                                            LOW - BID                           HIGH - ASK
                                                  -------------------------------     -------------------------------
2000
First Quarter                                                 $2.813                              $3.000
Second Quarter                                                $1.750                              $2.000
Third Quarter                                                 $0.906                              $1.063
Fourth Quarter                                                $0.250                              $0.375



                                                            LOW - BID                           HIGH - ASK
                                                  -------------------------------     -------------------------------
2001
First Quarter                                                 $0.156                              $0.234
Second Quarter                                                $0.070                              $0.156
Third Quarter                                                 $0.040                              $0.080
Through December 12, 2001                                     $0.040                              $0.060



As of December 12, 2001, there were approximately 165 holders of record of our common stock and 9 holders of record of our Redeemable Warrants.



We have not paid any dividends on our common stock and do not expect to do so in the foreseeable future. We anticipate that any earnings generated from our operations will be used to finance our ongoing operations. No contractual restrictions exist upon our ability to pay dividends.



Our Series A Convertible Preferred Stock automatically converted into shares of our common stock in January 1999, when the sum of the closing bid prices of our Series A Convertible Preferred Stock and two Redeemable Warrants was at least $12.375 for ten consecutive days. Due to the automatic conversion, a final dividend in the form of shares of our common stock was accrued for all shareholders of record on February 2, 1999.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS -- THREE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2000



Sales of products for the three-month period ended September 30, 2001 increased $129,430 or 47% to $402,063 from $272,633 in the three-month period ended September 30, 2000. The increase in sales resulted mainly from our scientific research instruments products. The sales of scientific instrumentation products increased $112,754 during the quarter ended September 30, 2001 to $320,057 from $207,303 when compared to the same quarter of the prior year. The increase resulted because we placed a greater emphasis on our scientific research instrumentation products in 2001 than we did in 2000. Additionally, at the end of September 2001 we released a newly developed model of our scientific research instrumentation products, which contributed to the increase. Our sales of laser-based medical products increased $16,676 from $65,330 during the quarter ended September 30, 2000 to $82,006 for the quarter ended September 30, 2001. Revenue generated from research and development grants increased

$78,894 to $88,923 in the quarter ended September 30, 2001 from $10,029 in the quarter ended September 30, 2000. The increase is attributed to more work being completed on a specific grant by our personnel in the third quarter of 2001 compared to the work completed during the comparable period in 2000.



Our gross margin increased to 33% for the quarter ended September 30, 2001 from a negative gross margin of 166% for the quarter ended September 30, 2000. The significant negative gross margin experienced during the quarter ended September 30, 2000 was primarily due to an accrual of $400,000 that was made in anticipation of the settlement of the lawsuit. This lawsuit was settled in the first quarter of 2001. Additionally, during the quarter ended September 30, 2000 we accrued approximately $64,000 in cost of sales to pay expenses associated with a design improvement in one of the main components of the laser-based medical products. As a result of the modification, certain parts in stock had to be reworked. Additionally, the negative gross margin in 2000 was due to a lack of efficiencies in the production of our laser-based medical products. As sales have increased in 2001 our gross margin has returned to a positive level.



Operating expenses decreased 33% or $299,359 from $906,468 for the quarter ended September 30, 2000 to $607,109 for the quarter ended September 30, 2001. The decrease occurred in nearly all areas of our operations. Because our cash resources are limited, management took steps to reduce expenditures during the quarter ended September 30, 2001.



Interest income decreased in the quarter ended September 30, 2001 from the amount in the quarter ended September 30, 2000 primarily due to fact that the cash received by us from the $2 million private placement that was completed in May 2000 and proceeds from the issuance of the $1.2 million convertible note in March 2000 was depleted in 2001; therefore, we had less cash to invest in 2001. Interest expense decreased in 2001 from 2000 because of the required beneficial conversion charge to interest expense associated with the conversion of our $1.2 million convertible note in August 2000 into 500,000 shares of our common stock. A similar charge was not incurred in 2001. In accordance with accounting rules, we were required to include a non-cash charge to interest expense when the $1.2 million convertible note was converted to our common stock in August 2000.



RESULTS OF OPERATIONS -- NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2000



Sales of products for the nine-month period ended September 30, 2001 increased $258,398 or 35% to $1,007,453 from $749,055 in the comparable period of 2000.
The increase is due primarily to sales of our scientific instrumentation products. As was discussed above, we increased selling efforts with respect to these products in 2001. Also, we introduced a new scientific research instrument product in September 2001 that contributed to the sales increase.



Our gross margin increased from a negative gross margin of 67% for the nine-month period ended September 30, 2000 to a gross margin of 19% for the nine-month period ended September 30, 2001. The increase is primarily due to increased sales in 2001 when compared to sales in 2000 and the one-time charges recorded in 2000 as mentioned above were not required in 2001.



Operating expenses decreased $258,261 from $2,377,271 for the nine-month period ended September 30, 2000 to $2,119,010 for the nine-month period ended September 30, 2001. The decrease is primarily due to our curtailment of expenditures because our cash resources are limited. The decrease in general and administrative expenses resulted primarily from decreases in fees paid for legal services. Legal fees decreased by approximately $260,000 during the nine-month period ended September 30, 2001 when compared to the same period 2000. Marketing and sales expenses increased during the nine-month period ended September 30, 2001 when compared to the same period of 2000 primarily because of increased sales personnel. The decrease in research and development expenses occurred because we decided to devote fewer resources toward research and development during the nine-month period ended September 30, 2001 considering our decreasing available cash balance.



As was explained above, interest income decreased in the period ended September 30, 2001 from the amount in the period ended September 30, 2000 primarily due to smaller cash balances available for investments in 2001 when compared with 2000. Interest expense decreased in 2001 from 2000 because of the beneficial conversion charge to interest expense associated with the conversion of our $1.2 million convertible note in August 2000 into 500,000 shares of our common stock. A similar charge was not required in 2001.

RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 2000 COMPARED TO THE YEAR ENDED DECEMBER 31, 1999



Product sales for the year ended December 31, 2000 decreased $302,226, or 23%, to $992,710 from $1,294,936 in the comparable period of 1999. The decrease is due to our change in emphasis from our scientific instrumentation products and Professional Lasette to the Lasette that can be used for either home or clinical use. Sales of scientific instrumentation products and the Professional Lasette decreased $130,740 to $605,877 and $300,667 to $23,550, respectively, during the year ended December 31, 2000 when compared with 1999. The sales decline in scientific instrumentation products is due to fewer resources being allocated to achieve sales of those products. We terminated our distribution arrangement with the distributor of the Professional Lasette in August 2000 because of low sales activity by the distributor. Also, in May 2000, we sold the IVF Workstation and related technology. This resulted in a decline of revenues in the year ended December 31, 2000 of approximately $126,000 when compared with the prior year.


Sales of our Lasette that can be used for either home or clinical use increased approximately $250,000 during 2000 when compared with no sales in 1999. As previously mentioned, we have made a strategic decision to focus our efforts to develop and market the Lasette that can be used for either home or clinical use. Our research and development grant revenue decreased $108,381 from the period ended December 31, 1999 to the period ended December 31, 2000 as a result of our decision to divert our resources from work on the grant to other projects.

Our gross margin on product sales decreased from 18% during 1999 to a negative gross margin of 53% for 2000. The decrease is primarily due to an accrual of $400,000 that we made during the third fiscal quarter of 2000 as an estimate of the financial impact of settling our lawsuit with Big Sky Laser Technologies, Inc., or BSLT. The lawsuit was settled in January 2001. See "Business -- Legal Proceedings." Additionally, during the third fiscal quarter we accrued approximately $64,000 in cost of sales to pay the cost associated with a design improvement in one of the main components of the Lasette to increase the efficiency of the laser beam profile. As a result of the design modification, certain parts in stock had to be reworked. Additionally, the negative gross margin is due to a lack of efficiencies in the production of our laser-based medical products that we market. We expect our margins to improve as sales increase and our manufacturing process becomes more efficient; however, there are several risk factors that need to be considered, such as our ability to effectively market the products and significantly increase sales and our ability to achieve economies of scale and efficiently manufacture the products. We are working to achieve sales and manufacturing efficiencies, but no assurances can be given that we will succeed in these areas.

Operating expenses increased $1,238,615 from $2,165,551 for the period ended December 31, 1999 to $3,404,166 for the year ended December 31, 2000. Our operating expenses increased as a result of greater marketing and sales, general and administrative and research and development expenses in 2000 compared to 1999. Of this increase, $663,951 is due to our marketing and selling expenses as we launched an aggressive campaign to sell our laser-based medical products and increased our sales staff from two persons in 1999 to nine persons in 2000. The increase in general and administrative expenses is primarily due to the legal fees we incurred in the second quarter of fiscal 2000 primarily to update previous registration statements filed with the SEC and for legal services in connection with a secured convertible note. Our legal fees increased $339,028 for the year ended December 31, 1999 compared to the year ended December 31, 2000. We paid these legal fees by issuing shares of our common stock rather than by expending working capital resources.

Our research and development expenses increased $265,173 from $551,468 for the period ended December 31, 1999 to $816,659 for the period ended December 31, 2000. This increase is primarily due to the expenses we incurred to hire an additional engineer in 2000 and resources we committed to research to enhance and further develop the Lasette. Interest income increased $49,977, or 191%, in the year ended December 31, 2000 compared to the prior year. The increase is due to additional cash investments primarily as a result of the $2 million private placement that was completed in May 2000 and proceeds from the issuance of the $1.2 million convertible note in March 2000.

Interest expense increased because of a required beneficial conversion charge to interest expense associated with our conversion of a $1.2 million convertible note in August 2000 into 500,000 shares of common stock. In accordance with accounting rules, we made a non-cash charge of $1.2 million to interest expense when the $1.2 million convertible note was converted to our common stock. The increase in other income resulted from the sale of the IVF Workstation and related technology.

Our net loss for the year ended December 31, 2000 was $5,036,182 compared to a net loss of $2,424,630 for the same period in 1999. The increase in our net loss in 2000 is primarily attributed to the factors discussed above.


RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998


During the year ended December 31, 1999, our operating activities primarily included continuing efforts to complete the development of our laser-based medical devices and marketing of the Lasette. Product sales for the period were generated from sales of our scientific research instruments and our Professional Lasette.

         o Total revenues from product sales and grant revenue decreased 0.8% from $1,429,001 during the 1998 period to $1,417,317 during 1999.

         o Research and development grant revenue decreased 31.7% from $179,298 during 1998 to $122,381 during 1999.

         o The gross profit realized by our product sales generated during fiscal 1999 was $230,806, or 17.8%, compared to a gross profit of $401,463, or 32.1%, realized during fiscal 1998. This decrease was primarily attributed to a reduction in retail selling prices due to competitive pricing pressures as well as increased warranty expenses associated with the Professional Lasette.

Operating expenses incurred during fiscal 1999 were $2,165,551, a decrease of $103,712, or 4.6%, compared to fiscal 1998 operating expenses of $2,269,263. This decrease was principally attributable to a reduction in research and development expenses.

         o Research and development expenses decreased by $297,680, or 35.1%, in 1999 due primarily to a reduction in professional design and engineering consulting fees required by our laser-based medical devices.

         o Marketing and sales related expenses incurred during fiscal 1999 were $625,777, an increase of $16,489, or 2.7%, when compared to fiscal 1998 marketing and sales related expenses of $609,288. Expenses related to the marketing introduction of our new Personal Lasette product were primarily responsible for this increase.

         o General and administrative expenses associated with the conduct of our business increased from $810,809 during the year ended December 31, 1998 to $988,288 for the year ended December 31, 1999, an increase of $177,479 or 21.9%. This increase is primarily attributed to our effort to maintain ISO 9001 certification, increased product liability premiums, increased SEC compliance costs and increased investor relations' activities.

During the fiscal year ended December 31, 1999, other income and expenses decreased from an $84,454 net contribution to income for the year ended December 31, 1998 to a $25,395 net contribution to income. This decrease was due almost exclusively to the reduction of interest earned on declining cash balances.

As a result of the foregoing, our net loss applicable to common shareholders for the year ended December 31, 1999 increased by $367,057, or 17.8%, when compared to the year ended December 31, 1998. Our net loss applicable to common shareholders was $2,057,573 for the year ended December 31, 1998, and $2,424,630 for the comparable period ended December 31, 1999. We had a net loss of $0.31 per share on 7,734,762 weighted average shares outstanding for the year ended December 31, 1999 compared to a net loss of $0.39 per share on 5,278,347 weighted average shares outstanding for the comparable period ended December 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES


Since our inception, to provide working capital for our product development and marketing activities we have relied principally upon the proceeds of both debt and equity financings and, to a lesser extent, the proceeds of Small Business Innovative Research grants. Research and development grant revenue was $14,353 and $122,381 in 2000 and 1999, respectively. We have not been able to generate sufficient cash from operations and, as a consequence, we must seek additional financing to fund ongoing operations. Recent financings include the following:


         o In July 1999, we sold 9.5 units to four investors in a private placement of our securities. Each unit consisted of 35,000 shares of our common stock and 7,500 Redeemable Warrants. We also granted 15,000 Redeemable Warrants to two placement agents. Gross proceeds received from this private placement totaled $475,000. We also granted an additional 15,000 Redeemable Warrants for legal services rendered that were unrelated to this private placement.


         o The February 2000 exercise of the warrants issued to an underwriter and its officers in connection with a previous offering of our securities, what we refer to as the Placement Agent's Warrants, and underlying class A warrants resulted in $466,756 of proceeds to the company. The Placement Agent's Warrants were issued to Paulson Investment Company, Inc. and its officers, who served as placement agent in connection with a 1995 private offering. The Placement Agent's Warrants were exercisable for a period of five years to purchase 11.5 units at a price of $25,000 per unit, each unit consisting of 20,000 shares of our common stock and our class A warrants exercisable for 10,000 shares of our common stock.


         o In February 2000, we executed a secured convertible promissory note payable to Oton Tisch, a member of our board of directors, which was amended in March 2000. Mr. Tisch advanced $250,000 on March 3, 2000; $250,000 on March 9, 2000; $200,000
                  on March 28, 2000; and the remaining $500,000 on April 26, 2000 under the note. The principal amount of $1,200,000 was paid in full with and converted into 500,000 shares of common stock on August 30, 2000. In connection with the beneficial conversion of this note, we recorded a non-cash charge of $1,200,000 in the quarter ended September 30, 2000.

         o On May 26, 2000, we issued 500,000 shares of our common stock in a private placement with Paulson Investment Company, Inc., which resulted in gross proceeds to us of $2,000,000. A five percent placement fee (or $100,000) was paid to Bridgeworks Capital, Inc. after the close of the transaction. Mark Waller, one of our former directors, is an officer and majority owner of Bridgeworks Capital.


         o In January 2001, certain members of our board of directors and affiliates of members or former members of our board of directors also agreed to make term loan advances to us in an aggregate amount of $1,000,000. Loans in the amount of $100,000, $400,000 and $500,000 under this $1,000,0000 commitment were made in February 2001, March 2001 and May 2001, respectively. The loans are evidenced by unsecured promissory notes, bear interest at the rate of ten percent per annum and are due on January 31, 2002. In connection with the January 2001 loan commitment, each lender was issued a warrant in proportion to the amount of the loan made by that lender. The warrants allow the lenders to purchase an aggregate of 150,000 shares of our common stock. The warrants may be exercised until January 31, 2004, at a price equal to $1.125 per share of our common stock. We used $45,000 of the proceeds of the above loans by our directors as payment against the outstanding balance of principal and accrued interest on the $250,000 note payable to Humagen Fertility Diagnostic, Inc., whose president, chief executive officer and majority shareholder is Dr. Debra Bryant, a former director of the company. The remaining proceeds were used to pay trade payables and for working capital and other general corporate purposes.



         o In August 2001, we signed a convertible note in the face amount of $500,000 payable to Mr. Oton Tisch, one of our directors. Mr. Tisch, funded $190,000 after the signing of the convertible note. The remaining $310,000 may be requested by us, at our option, so long as we have not completed a round of debt or equity financing providing gross proceeds to us of at least $310,000. Principal and accrued interest evidenced by the note are convertible into shares of our common stock at any time. The conversion price of the convertible note is $0.5994 per share of our common stock or 90% of the average closing price per share of our common stock for 15 trading days ending on the trading day immediately prior to the date of conversion, whichever is less. However, the conversion price cannot be less than $0.30 per share. The convertible note bears interest at 10% per annum and is presently secured by our equipment. Unless sooner converted, the convertible note is due on August 2, 2002. We anticipate that a non-cash beneficial conversion charge will be expensed as interest as a result of this transaction. The amount of this charge cannot be reasonably determined at this time due to the variable nature of the conversion price. In connection with the issuance of the convertible note, Mr. Tisch was issued a warrant to purchase up to 37,500 shares of our common stock, of which 14,250 shares have become exercisable. The remaining shares covered by the warrant will become exercisable in proportion to the amount funded by Mr. Tisch under the convertible note. The warrant is exercisable until August 2, 2004, for common stock at a price of $0.67 per share. The proceeds from the loan made to date under the convertible note were used to pay trade payables and for working capital and other general corporate purposes.



Cash used in operations for the years ended December 31, 2000 and 1999 was $2,959,301 and $1,584,722, respectively. The primary reasons for the increase in cash used in operations during the year ended December 31, 2000, as compared to the prior year, are increases in selling and marketing expenses during that period. Cash used in operations for the nine months ended September 30, 2001 and 2000 was $2,022,008 and $2,110,391, respectively.



Cash provided by financing activities for the years ended December 31, 2000 and 1999 was $3,864,805 and $887,551, respectively. The increase in net cash provided by financing activities resulted primarily from net proceeds from the debt and equity financings closed during those periods, as discussed above. Cash provided by financing activities for the nine months ended September 30, 2001 and 2000 was $1,112,150 and $3,864,804, respectively. The decrease in net cash provided by financing activities resulted primarily from fewer available sources of capital during the nine month ended September 30, 2001 compared to the same period in the prior year.



Our liquidity and capital resources improved in 2000 due to the debt and equity financings discussed above, but will decrease in the future due primarily to our ongoing operating losses. Our current ratio at September 30, 2001 was 0.75:1, compared to a current ratio of 1.9 to 1 at December 31, 2000 and 1.6 to 1 on December 31, 1999.



Total assets decreased from $3,135,816 at December 31, 2000 to $2,206,870 at September 30, 2001. Total assets increased from $2,013,666 at December 31, 1999 to $3,135,816 at December 31, 2000, an increase of $1,122,150 or 56%.



         o Our current assets increased $1,062,848, or 71%, as of December 31, 2000 compared to our current assets as of December 31, 1999. This increase was the result of the increased cash received from the debt and equity transactions completed in 2000 and, to a lesser extent, by increases in accounts receivable and inventory as discussed below.



         o Accounts receivable increased $172,575 from $206,278 at December 31, 1999 to $378,853 at December 31, 2000. A
                  substantial increase in fourth quarter sales during 2000 over 1999 was the primary reason for the increase. The fourth quarter sales in 2000 were $243,655 compared with fourth quarter sales of $23,643 in 1999. Inventory increased by $181,115, or 20%, to $1,079,086 at December 31, 2000 from
                  $897,971 at December 31, 1999 due to manufacturing ramp up for expected sales in 2001.



         o Accounts receivable decreased and inventory increased $54,317, or 14%, and $187,536, or 17%, respectively, as of September 30, 2001 when compared with December 31, 2000. The decrease in accounts receivable was primarily due to our being more aggressive in collecting. The increase in inventory was due mainly to the purchase of inventory parts associated with a new scientific research instrumentation model that was introduced at the end of September 2001. Because of expected sales of this product in the fourth quarter of 2001, we made advanced purchases of inventory.



         o At December 31, 2000, our total current liabilities increased $441,482 from $908,833 at December 31, 1999 to $1,350,315 at
                  December 31, 2000. Increases in current liabilities resulted from the $400,000 accrual for the BSLT lawsuit and the reclassification to current, from long term, of the $250,000 note that was outstanding at the end of 1999 and payable to Humagen Fertility Diagnostics, Inc., whose president, chief executive officer and majority shareholder is Dr. Debra Bryant, a former director of the company. As of September 30, 2001, our total liabilities were $2,351,394 compared to $1,350,315 at December 31, 2000. This increase was primarily due to the additional loans provided to us under our January 2001 loan agreement and the August 2001 convertible note. The increase is also due, in part, to an increase in the payment cycle of accounts payable at September 30, 2001 when compared with the level at December 31, 2000.



Our working capital increased to $1,211,704 at December 31, 2000 from $590,338 at December 31, 1999, an increase of $621,366. This increase was primarily attributed to the financing provided by the debt and equity transactions in 2000 as described above. Our working capital decreased to a deficit of $591,746 at September 30, 2001 from a surplus of $1,211,704 at December 31, 2000.



To date, we have funded our operations primarily from the sale of equity securities and short term borrowings as we have not generated sufficient cash from our operations. We expect cash used in operating activities will increase during 2001 as a more aggressive sales and marketing campaign is launched and as full-scale production of the Lasette is implemented.



In December 1999, we borrowed $250,000 from Humagen Fertility Diagnostic, Inc., whose president, chief executive officer and majority shareholder is Dr. Debra Bryant, a former director of the company. The note did not bear interest until June 2000, at which time the unpaid balance of the note began to accrue interest at six percent per annum. In February 2001, we used $45,000 of the proceeds of the above loans by our directors as payment against the outstanding principal balance of $250,000, plus accrued interest. We paid monthly installments of $10,000 each as payments toward principal and accrued interest from February through April 2001. The remaining principal balance of the note of $190,905 is now payable in equal monthly installments of $50,000 each commencing January 31, 2002, until paid in full.



We expect that our existing current working capital and future product sales will be sufficient to allow us to meet operational obligations only through December 31, 2001. Accordingly, it is imperative that we complete a significant financing during the quarter ending December 31, 2001 to fund our deficits in cash flow from operations as well as repay $1,050,000 in indebtedness due in January 2002 and significant maturities of additional indebtedness due in the months following January 2002 as described above. Although we have had discussions with potential investors, we have not been able to obtain financing on acceptable terms as of the date of this prospectus that will allow us to continue our operations after December 2001. We intend to continue to seek to raise equity or debt financing. However, no assurance can be given that we will be able to obtain additional financing on favorable terms, if at all. Borrowing money may involve pledging some or all of our assets. Raising additional funds by issuing common stock or other types of equity securities would further dilute our existing shareholders and the purchasers of the securities offered under this prospectus. If we cannot obtain additional financing before December 30, 2001, we will not be able to continue our operations.



To date, we have funded our operations primarily from the sale of equity securities and short term borrowings as we have not generated sufficient cash from our operations. Even if we are able to obtain additional financing to allow us to continue our operations after December 31, 2001, until we generate sufficient cash flow from our operating activities we will still need to obtain additional financing to fund anticipated capital requirements, repay existing indebtedness and to achieve and maintain profitability. Our capital requirements depend upon several factors, including the rate of market acceptance of our products, particularly the Lasette, our level of expenditures for marketing and sales, costs associated with our staffing and other factors. We will need additional cash to fund the costs associated with manufacturing, marketing and selling our products. Additional financing will also be needed to repay our indebtedness, including payment of our notes in the aggregate principal amount of $1,000,000 due January 31, 2002 owing to members of our board of directors and affiliates of members or former members of our board of directors and our $190,905 note owing to Humagen Fertility Diagnostics, Inc. described above. We may also need cash to file, prosecute, defend and enforce patent claims and other intellectual property rights, purchase capital equipment, develop new products and maintain or obtain necessary regulatory approvals. If our capital requirements vary materially from those currently planned, we may require more financing than currently anticipated. Our inability to finance our growth, either internally or externally, may limit our growth potential and our ability to execute our business plan. External financing may not be available to us on favorable terms or at all. In addition, we have received a report from our independent auditors covering our fiscal years ended December 31, 2000 and 1999 financial statements. The report contains an explanatory paragraph that states that our recurring losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. If we cannot obtain additional financing as needed, we may not be able to, repay existing indebtedness, continue our operations, grow our market share, take advantage of future opportunities or respond to





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

competitive pressures or unanticipated requirements. This would have a material adverse effect on our business, financial condition, results of operation and our ability to continue as a going concern.


To date, we have generated only limited revenues from the sale of our products and have been unable to profitably market our products. We incurred net losses applicable to common shareholders of $5,036,182 and $2,424,630 in 2000 and 1999, respectively, with revenues from the sale of our products of $992,710 and $1,294,936 in 2000 and 1999, respectively. During 2000, we also experienced negative gross margins due to our lack of efficiencies. We expect to experience operating losses and negative cash flow for the foreseeable future. We anticipate that our existing current working capital, the loans made under our $500,000 convertible note and future product sales will be sufficient to allow us to meet operational obligations through December 31, 2001. However, we do not have sufficient cash to sustain continuing operating losses after that date without additional financing. Even if we are able to obtain additional financing to allow us to continue operations, we will still need to generate significant revenues and improve our gross margins to fund anticipated manufacturing and marketing costs and to achieve and maintain profitability. We cannot assure you that we will ever generate sufficient revenues to achieve profitability, which will have a negative impact on the price of our common stock and the Redeemable Warrants. If we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability in the future.


                                    BUSINESS

OVERVIEW

We manufacture, market and sell a sophisticated laser-based medical device and a scientific research instrument. Our key targets include the clinical and diabetes care markets for the Lasette and the scientific research market for the Cell Robotics Workstation. We were incorporated in Colorado on September 28, 1988, under the name Intelligent Financial Corporation. In February 1995, we acquired all of the issued and outstanding shares of Cell Robotics, Inc., a New Mexico corporation, which had been formed in 1988 to develop the Cell Robotics Workstation. In May 1995, we changed our name from Intelligent Financial Corporation to Cell Robotics International, Inc.

BUSINESS STRATEGY

We hope to become a leader in the development and sale of technologically advanced laser-based medical devices. To achieve this goal, our business strategy capitalizes on our core laser technologies to develop unique products targeted at large markets in which we can compete effectively. Key components of our business strategy include the following:

         o DEVELOP UNIQUE TECHNOLOGY. Through know-how and core technology, we plan to develop products that offer more effective, safer and less painful solutions than conventional procedures. This development strategy includes using patents, licenses and collaboration where appropriate.

         o DEVELOP MARKET RECOGNITION. We are positioning our laser-based medical devices as preferred technological solutions to clearly-defined medical needs. We seek to create significant brand awareness for the Lasette, our signature product, particularly with consumers that use the Lasette for home use. To accomplish this, we are advertising in diabetes-related publications, direct mailings, tradeshows and print and Internet media. We also use trademarked product names that can be clearly recognized by customers, such as Lasette(R) and LaserTweezers(R).

         o EXPAND DISTRIBUTION CHANNELS. We believe that expanding our distribution channels will be a key component to the success of our products, particularly the Lasette for clinical use. Currently, the Lasette for clinical use is distributed through several regional distributors within and outside the United States, as well as one national distributor in the United States. We intend to pursue additional non-exclusive distribution agreements for our Lasette for clinical use with national, international and regional distributors of medical products to take advantage of their existing distribution channels and name recognition.

         o CAPITALIZE ON THE OPPORTUNITY PRESENTED BY THE NEEDLESTICK SAFETY ACT. The Needlestick Safety Act requires OSHA to revise its existing bloodborne pathogens standards to set forth in greater detail, and make more specific, OSHA's requirement for health facilities to identify, evaluate and implement safer medical devices, such as safety engineered sharps devices or needleless systems, to reduce or eliminate the accidental needlesticks suffered by health care workers. The needle-free, laser-based design of the Lasette eliminates the risk of accidental needlesticks because a patient's blood sample is obtained by the use of a laser pulse rather than by a needle or lancet. We believe this feature of the Lasette will be an important selling strategy for developing the market for the Lasette for clinical use. Accordingly, we intend to market the Lasette for clinical use to hospitals, clinics and doctors' offices as a means to comply with the OSHA regulations and the Needlestick Safety Act and offer their patients a more effective, safer and less painful solution than conventional procedures.


We also believe the following trends in blood sampling will provide us with unique opportunities:

         o an increasing demand for less painful alternatives for capillary blood sampling;


         o an increasing desire to eliminate cross-contamination from accidental needle or lancet sticks in hospitals and clinics to address continued public health concerns and, in U.S. markets, to comply with bloodborne pathogen standards of OSHA, including the recently adopted standards of OSHA required by the Needlestick Safety Act;


         o a growing number of diagnosed diabetics seeking better insulin control; and

         o a growing understanding of the need to provide testing methods for needle-phobic individuals.

PRODUCTS

LASER-BASED MEDICAL DEVICES -- THE LASETTE

GENERAL. Our primary focus is distributing and selling our laser-based medical device to the clinical and diabetes care markets, namely diabetic consumers, hospitals, clinics and doctors' offices. The Lasette is a compact, lightweight, portable crystal laser that utilizes laser light to vaporize a small hole in the finger for capillary blood sampling. At nine ounces, the Lasette is slightly larger than a handheld cellular telephone and it fits into a suit-coat pocket or a purse. The Lasette is a better alternative for capillary blood sampling for many diabetics because, for many patients, it causes less pain and residual soreness than the traditional steel lancet. The Lasette may be a better alternative for children with diabetes, newly diagnosed diabetics and needle-phobic or needle-adverse individuals.

We previously marketed two laser-based medical devices, the Personal Lasette and the Professional Lasette. The Personal Lasette was marketed for home use, while the Professional Lasette was targeted for clinical applications. In the third quarter of 2000, we made a strategic decision to discontinue marketing the Professional Lasette and completed modifications to the Personal Lasette so that it could be used for either home or clinical use. The primary difference between the Lasette used in these home and clinical environments is that a different disposable lens shield is attached to the product for clinical applications than that attached for home use. We believe that focusing on a single product line will reduce direct costs associated with manufacturing the Lasette and promote brand awareness of the Lasette.

The Lasette for home use allows diabetics to test their glucose levels at home. This application requires a disposable lens shield, which is a cassette of specialized plastic film. The film advances with each use of the device and has the capacity for 120 applications. We designed the disposable cassette to provide a one-month supply of film for diabetic patients who test four times per day.

The Lasette for clinical use is used to draw blood for various tests, including testing glucose levels, in the clinical setting. This application requires a single disposable lens shield that inserts into the device for each use. The patented disposable lens shield is replaced after each use in a clinical setting which prevents the patient's blood from contaminating the Lasette unit and therefore minimizes the risk of cross-contamination. The disposable shield also uses a specialized plastic film to prevent any vapors from condensing on the laser lens.

We have encountered some design and quality problems with the Lasette since we introduced it on a limited basis in December 1999. For instance, we implemented design improvements to increase the efficiency of the Lasette beam profile and to limit the effect extreme temperatures had on the Lasette's functionality. We believe that we have resolved these problems; however, we cannot provide any assurances that quality and design problems will not occur in the future with the Lasette or enhancements to the Lasette.


MARKETS. In the United States, an estimated 15.7 million people have some form or variation of diabetes. However, only 10.3 million people in the United States have been diagnosed with diabetes. Further, according to industry sources, doctors are expected to diagnose approximately 800,000 new cases annually in the United States.


We will market the Lasette for home use primarily to children with diabetes, newly diagnosed diabetics, high frequency testing diabetics with sore fingers and needle-phobic and needle-adverse patients. The needle-phobic and needle-adverse market is an attractive market for this model. Presently, a diabetic must stick himself or herself with a steel lancet or needle to draw a blood sample for glucose testing. Diabetics' needle phobia prevents them from testing their glucose levels on the regularly recommended basis. Others dislike the pain of the steel lancet sticks and the continual residual soreness in their fingertips from the multiple daily sticks. In medical literature, needle phobics are estimated to number between 5 and 25% of the diabetic population. The Lasette draws blood in a way that eliminates the effects of needle phobia, minimizes pain and eliminates the long-term finger soreness.

Capillary blood sampling is performed in virtually all clinical settings. These include hospitals, dialysis clinics, blood banks, nursing facilities, home health agencies and physicians' offices. Presently, the most commonly used device for capillary blood sampling is the stainless steel lancet. Needlestick injuries and other sharps-related injuries, including accidental lancet sticks, that result in occupational bloodborne pathogens exposure, such as human immunodeficiency virus, hepatitis B virus, hepatitis C virus and others, continue to be an important public health concern. OSHA estimates that 5.6 million workers in the health care industry and related occupations are at risk of occupational exposure to bloodborne pathogens. According to The Centers for Disease Control and Prevention, or CDC, in March 2000, it is estimated that 600,000 to 800,000 needlestick injuries and other skin introduced or effected injuries occur annually among health care workers. The CDC estimates that 62 to 88% of sharps injuries can potentially be prevented by the use of safer medical devices.

In response to these health concerns, OSHA's bloodborne pathogens standards require health care facilities to select safer needle devices to reduce or eliminate accidental needlesticks suffered by health care workers. The Needlestick Safety Act was enacted in November 2000, requiring OSHA to revise its existing bloodborne pathogens standards to set forth in greater detail, and make more specific, OSHA's requirement for health facilities to identify, evaluate and implement safer medical devices, such as safety engineered sharps devices or needleless systems, to reduce or eliminate the accidental needlesticks suffered by health care workers. The Needlestick Safety Act and OSHA regulations also require health care facilities to, among other things:

         o Review their exposure control plans annually to reflect changes in technology that will help eliminate or reduce exposure to bloodborne pathogens. Health care facilities must take into account innovations in medical procedure and technological developments that reduce the risk of exposure to accidental needlesticks. That review must include documentation of the employer's consideration and implementation of appropriate, commercially available and effective safer devices;

         o Solicit input from non-managerial health care workers regarding the identification, evaluation and selection of effective engineering controls, including safer medical devices; and

         o Maintain a sharps injury log if the health care facility employs 11 or more employees and the health care facility is required to keep records by current recordkeeping standards.


We believe that the Lasette for clinical use can substantially reduce the pain and trauma involved with capillary blood sampling and the risk of inadvertent cross-contamination for both the clinician and the patient, as well as eliminate the risk of accidental needlesticks. The needle-free, laser-based design of the Lasette substantially reduces the risk of cross-contamination and eliminates the risk of accidental needlesticks because a patient's blood sample is obtained by the use of a laser pulse rather than by a needle or lancet. We believe this feature of the Lasette will be an important selling strategy for developing the market for the Lasette for clinical use.

MANUFACTURING. We are currently manufacturing the Lasette at our Albuquerque, New Mexico facility. We have instituted the record keeping, quality control and production procedures needed to meet the manufacturing regulatory requirements of the FDA MDQSR, ISO 9001 and EN 46001. We believe our manufacturing capacity at our existing facility is adequate to meet customer demands for the Lasette for the foreseeable future.

MARKETING AND DISTRIBUTION. We employ different marketing and distribution strategies for the Lasette for home use and the Lasette for clinical use. Currently, we are selling the Lasette for home use directly to home-use customers, eliminating distributor costs. However, we are pursuing distribution and marketing partners for this Lasette product line. If we can obtain these partnerships, we believe they will enhance our ability to rapidly ramp-up our marketing and distribution of the Lasette to end users. Several of the drug store, supermarket and superstore chains have expressed interest in distributing the Lasette for home use, but we have not entered into any formal discussions or reached any definitive agreements.

We advertise the Lasette for clinical use in journals placed with clinics and direct marketing to medical device distributors and other groups and organizations that may have an interest in the benefits of the Lasette for themselves and for their clients. The Lasette for clinical use is distributed through several regional distributors within and outside the United States. In January 2001 we also entered into a three year non-exclusive distribution agreement with Bindley Western Industries, Inc., a national distributor covering the United States. To date these distribution relationships have not generated significant revenues. We believe that we will accomplish marketing and distribution of this Lasette product line through a collection of large national and international distributors of diabetic supplies or through manufacturers' representatives. Although we intend to pursue additional non-exclusive regional and national distribution relationships we cannot make any assurances that any discussions or negotiations with third parties regarding the marketing or distribution of our products will be successful.

COMPETITION. We are not aware of any product similar to the Lasette that has received FDA clearance or the CE Mark certification for commercial marketing in either the United States or European Union. However, the Lasette directly competes with traditional stainless lancets and safety lancets used for routine capillary blood sampling. The Lasette also indirectly competes with non-invasive and partially invasive products that determine and/or control glucose levels in diabetic patients.


The Lasette represents a technological alternative to the traditional stainless steel lancet and the safety lancet for routine capillary blood sampling. We designed it to reduce the pain, fear and anxiety associated with drawing blood. The Lasette for clinical use, with its disposable lens, also eliminates the risk of cross contamination as well as reduces the costs associated with lancet waste disposal incurred by hospitals, clinics and doctors' offices. In response to OSHA's bloodborne pathogens standards, as well as the Needlestick Safety Act, which requires health facilities to employ measures to reduce or eliminate accidental needlesticks, several companies are marketing or are developing safety lancets. Safety lancets have retractable blades or nails intended to reduce accidental needlesticks and, thus, the threat of cross-contamination. While these devices will not eliminate the pain associated with using a traditional steel lancet, the safety lancets may reduce the threat of cross-contamination. While the investment in the Lasette is significantly higher than that for either a steel lancet or safety lancet, we believe that users of the Lasette will be able to recover this investment over time through cost savings. The cost for each stainless steel lancet or safety lancet has indirect costs associated with them, such as disposal costs, that are higher than the Lasette. Users of the Lasette for home use may obtain 120 uses from the disposable shield before it must be replaced. The user may dispose of the shield in the regular trash following the 120 uses. While the disposable shield on the Lasette for clinical use is disposed of after each use, hospitals, clinics and doctors' offices incur lower costs disposing of the Lasette's disposable shields as compared to disposing of sharps devices, such as the steel lancets and safety lancets. By reducing or eliminating the indirect costs associated with the steel lancets and safety lancets, we believe that the Lasette provides a competitive alternative.



The Lasette's position in the market is also threatened by corporate research and development efforts throughout the world that are focusing on the development of new, advanced non-invasive and partially invasive technologies for determining and/or controlling glucose levels in diabetic patients. Several companies have developed or are attempting to develop minimally invasive or non-invasive glucose testing products. The technologies that appear to be receiving the most attention are the GlucoWatch(R) by Cygnus, Inc. and the continuous glucose monitoring system, or CGMS, by MiniMed Inc.


Cygnus' GlucoWatch(R) has recently been approved by the FDA for detecting trends and tracking patterns in adult diabetics' glucose levels. Information released by MiniMed states that the CGMS has been cleared by the FDA for use by physicians to track trends and patterns in patients' glucose levels as well. The CGMS is only for use by physicians and is not for determining the amount of insulin to inject or pump into a patient at a given time. The GlucoWatch(R) and CGMS study the trends or track the patterns of diabetics who do not have their diabetes under control. For those particular patients, either the GlucoWatch(R) or the CGMS is a good supplement to the Lasette product line as each require multiple daily finger sticks to calibrate the devices. Currently, neither product is a substitute or a replacement for testing the blood from a traditional finger-stick and meter.

REGULATORY STATUS. Our products are subject to a great deal of regulation. See "Business - Government Regulation; Product Approval Process" for a description of government regulations affecting our products. The following details the regulatory clearances we have obtained for the Personal Lasette and the Professional Lasette since mid-1997:

         o FDA clearance for use of the Professional Lasette for testing glucose and hematocrit in healthy adult patients in a clinical setting (application submitted December 1996, clearance received August 1997);

         o FDA clearance for use of the Professional Lasette for testing glucose and hematocrit in diabetic adult patients in a clinical setting (application submitted July 1996, clearance received October 1997);

         o        CE Mark testing complete for Professional Lasette (May 1998);

         o FDA clearance for use of the Professional Lasette for testing glucose and hematocrit in all juvenile patients in a clinical setting (application submitted and clearance received June
                  1998);

         o ISO 9001/EN 46001/Medical Device Directive Certification (September 1998; recertified in September 1999 and September
                  2000);

         o FDA clearance for use of all glucose meters with the Professional Lasette (application submitted March 1998, clearance received September 1998);

         o FDA Variance for Professional Lasette design (application submitted September 1998, clearance received October 1998);

         o FDA clearance for home use of the Professional Lasette for glucose monitoring (application submitted May 1998, clearance received December 1998);

         o FDA approval of 510(k) amendment to include Personal Lasette safety and efficacy (application submitted December 1998, approval received January 1999);

         o FDA clearance of the Lasette for all screening blood tests in a clinical setting (application submitted October 1998, clearance received January 1999);

         o        CE Mark certification for the Professional Lasette (March
                  1999);

         o Registration Certificate of the Lasette for medical devices granted by China (May 1999);

         o        CE Mark certification for the Personal Lasette (August 2000);
                  and

         o Medical device license granted in Canada for the Personal Lasette (August 2000).


The Lasette has received 510(k) clearance from the FDA for drawing capillary blood samples. In addition, the FDA has cleared the Lasette for capillary blood sampling for all clinical screening tests. The Lasette has also received the CE Mark designation. The Lasette is the only alternative to the steel lancet or needle that has been approved by the FDA that allows diabetics to sample their blood for glucose testing so they can determine their subsequent insulin injections. Clearance of the Lasette by the FDA allows us to market the Lasette in the United States. The CE Mark designation of the Lasette also permits us to market the Lasette in the European Union and certain other countries such as Brazil and Australia. To date, we have not had any recalls of our products by the FDA or any other comparable agency.

SCIENTIFIC RESEARCH INSTRUMENTS -- THE CELL ROBOTICS WORKSTATION

DESCRIPTION. In 1996, we introduced the computer-controlled Cell Robotics Workstation for optical trapping, micromanipulation and microsurgery. This workstation is based on our core LaserTweezers, LaserScissors, CellSelector and SmartStage technologies. The LaserTweezers application of the Cell Robotics Workstation is based upon a non-exclusive license from AT&T, which was transferred by AT&T to Lucent Technologies, Inc. Computer control provides powerful, user-friendly features such as interactive software with mouse or keyboard control, a unique motorized stage and a motorized focus drive providing motion in three directions. The Cell Robotics Workstation integrates our research instruments into a complete computer-controlled optical trapping and ablation workstation.


We have made, and are continuing to make, enhancements to the Cell Robotics Workstation so that it includes a sophisticated imaging and quantitative measurement capability. In addition, we have developed a more specialized diagnostics workstation known as the LS300 Pro Workstation, which is a modification of the Cell Robotics Workstation. The LS300 Pro Workstation contains a more powerful LaserScissors and is marketed primarily to pathologists and researchers. The enhancements to the LaserScissors applications will allow pathologists and researchers to automatically cut out cells of interest from a biopsy and retrieve those cells for DNA and RNA analysis. The LS300 Pro Workstation is the first configuration of the Cell Robotics Workstation to be a diagnostics instrument instead of being simply limited to a research instrument.


APPLICATIONS OF THE SCIENTIFIC RESEARCH INSTRUMENTS. The Cell Robotics Workstation allows scientists to manipulate objects in micro-space, upgrading the microscope to an interactive micro-laboratory. The scientific research instruments enhance the usefulness and importance of the conventional laboratory microscope as a tool in medical, biological and genetic applications in the life sciences. Scientists can use the technology for cell separation, cell-to-cell interaction, micro-dissection and intercellular manipulation of living cells. Third parties currently use the Cell Robotics Workstation for cancer, immunology, neurobiology, assisted reproductive techniques and genome research.


With respect to genome research, the Cell Robotics Workstation can be used by third parties to assist in the human genome project. Using the genome as a blueprint, the study of proteins helps explain what can cause or cure diseases. The study of proteins, called functional genomics or proteomics, is a new emphasis area for biology. The Cell Robotics Workstation, through its LaserTweezers(R) and LaserScissors, allows new ways to study the function and structure of proteins. Understanding proteins is a key to curing such neurological diseases as Multiple Sclerosis, Parkinson's and Alzheimer's.



The Cell Robotics Workstation also provides increased efficiency in the production of transgenic animals and laboratory. Transgenic animals are animals that have human genes inserted into them. For example, transgenic chickens may produce a particular protein in the whites of their eggs. This protein can then be harvested from the egg as a constituent of a drug to treat disease. The Cell Robotics Workstation can be used in the production process to isolate the nuclei and make it possible to create a transgenic chicken. Each transgenic chicken has the potential to produce thousands of eggs that are harvested to produce the specific drug. In the laboratory, scientists can supervise technicians using the Cell Robotics Workstation rather than being required to use their personal expertise to perform detailed operations. For example, technicians can isolate stem cells from such tissues as fat obtained by liposuction for the growing of skin, bone or cartilage.


MARKET. The principal market for the Cell Robotics Workstation is the scientific research market, consisting of colleges, universities, research laboratories, biotechnology and pharmaceutical companies and commercial laboratories conducting biological research. Our present customers of the Cell Robotics Workstation include colleges, universities, research laboratories and similar institutions. These customers accounted for all of our sales of the Cell Robotics Workstation and 61% and 57% of our total product sales in 2000 and 1999, respectively. We intend to identify scientists that have specific research applications particularly well suited to the company's scientific research instrument.

MANUFACTURING. To minimize capital outlay, we outsource parts of the Cell Robotics Workstation to machine shops and circuit board companies. We complete final assembling and testing at our Albuquerque, New Mexico, facility to ensure the quality of the final product. We plan to continue this approach for the foreseeable future.

MARKETING AND DISTRIBUTION. While we intend to focus on the distribution and sale of our laser-based medical devices, we will continue to promote and market the scientific research instruments through direct sales, dealers, representatives and distribution arrangements. We currently have an agreement with Meiwa Shoji Company Ltd. granting exclusive distribution rights for the Cell Robotics Workstation in Japan. Meiwa Shoji accounted for 16% of our product sales in 2000. The agreement expires in September 2005. We have also expanded domestic and international non-exclusive distribution channels for the Cell Robotics Workstation to include distributors in 17 countries.

COMPETITION. Third party competitors of the Cell Robotics Workstation include P.A.L.M. and S&L Microtest, both German companies, Sigma Koki, a Japanese company, and Arcturus, a United States company. P.A.L.M., S&L Microtest and Sigma Koki make multi-trap and custom trapping instruments that compete with the Cell Robotics Workstation. Arcturus offers a laser micro-dissection system.

REGULATORY STATUS. We received the CE Mark for the Cell Robotics Workstation in September 1997. This product line does not currently require other regulatory clearances, including clearance from the FDA.


CONTINUING INTEREST IN THE IVF WORKSTATION


In May 2000, we sold the IVF Workstation product line to Hamilton Thorne Research, a major producer and marketer of sperm analysis equipment worldwide, for $100,000 in cash and 12% royalty payments on future net sales. We do not expect these royalty payments will have a material effect on our cash flow. We decided to sell the IVF Workstation and associated technology to further focus our efforts on the development and sale of the Lasette.

The IVF Workstation is a computer-controlled multi-functional workstation that combines, for the first time, a technological solution to both the functional and informational requirements of clinicians working in the in vitro fertilization environment. Utilizing a microscope, computer-controlled motorized stage, video camera, sophisticated laser-based technology and data storage and retrieval systems, the IVF Workstation permits standardized evaluation, measurement and diagnosis of eggs and embryos, sperm injection and laser-assisted embryo hatching in one integrated system. With its computer hardware and software, the IVF Workstation also permits the detailed cataloguing and documentation of each in vitro fertilization procedure and the organization and retrieval of data and other information.

In vitro fertilization is a rapidly-growing area of human fertility treatment. However, success rates with current procedures vary significantly from clinic to clinic. The IVF Workstation is designed to improve success rates for clinics and in vitro fertilization patients.

COMPETITION

While the Lasette currently has no direct competitors and the Cell Robotics Workstation has a few competitors as detailed above, specialized laser-based medical device companies, pharmaceutical and medical diagnostic equipment companies, colleges, universities, governmental agencies and other public and private research institutions will continue to conduct research and protect technologies that they may develop or have developed, some of which will be directly competitive to us. The principal factor affecting our competitive position is the suitability of our instruments for, and their performance in, a particular application. We face potential competition from a number of established domestic and international companies, many of which have substantially greater engineering, manufacturing, marketing and financial capabilities. Our ability to compete successfully in existing and future markets will depend on elements both within and outside of our control.

INTELLECTUAL PROPERTY

Our success will depend, in part, upon our ability to develop superior products that we can market at competitive prices. Our ability to do this will depend, in part, on our ability to protect and defend our intellectual property rights and the competitive advantages those rights offer. We rely primarily on patent, trade secret, copyright and trademark laws, confidentiality procedures and other intellectual property protection methods to protect our proprietary technology. As of the date of this prospectus, we have been issued three patents and have applied for additional patent protection for our laser-based medical devices. Additionally, we have been issued two patents for our scientific research instrument. Our products have only limited patent protection. It is our policy to require our employees to execute confidentiality agreements upon the commencement of such relationships.

LASETTE. The Lasette was originally developed using the multifaceted crystal resonator, or MCR, patent acquired from Tecnal Products, a subsidiary of Lovelace Scientific Resources, Inc., in January 1996. The patent expires in March 2014. The MCR patent was originally developed under a license agreement with New Technology Engineering Center of Russia. However, new developments in crystal laser coating technologies have decreased the value of the MCR patent and related patent applications and licenses.


We have since advanced the Lasette's laser design and have sought, or are preparing to seek, continuations of existing patents and/or new patents protecting those designs. Two issued United States patents cover certain technological foundations of the current Lasette product line. These patents were issued in September 1996 and June 1999 and include claims regarding mechanisms to create and control laser energy distribution profiles that are essential for reducing pain in laser lancing devices. The patents expire in August 2014. In November 1999, we received a United States patent for the disposable finger shield used with the Lasette for clinical use. This patent expires in April 2017. We also have received a United States patent covering the disposable finger shield mechanism used in the Lasette for home use. That patent expires in December 2018. Other mechanisms for reducing the size and cost and improving the reproducibility and painlessness of laser lancing devices are regarded as trade secrets, or are the subject of planned patent applications. Finally, we have registered the mark Lasette(R) with the United States Patent and Trademark Office.


In 1996, we became aware that Mr. Tankovich, a former employee of the Russian Academy of Science now residing in San Diego, California, holds the United States patent relating to the use of a laser for blood sample collection. In this prospectus, we sometimes refer to Mr. Tankovich's patent as the "Tankovich Patent." The Tankovich Patent was issued on November 24, 1992. Becton Dickinson and Company, a leading producer of blood collection products, obtained an exclusive license of the Tankovich Patent from Mr. Tankovich in December 1995. The Lasette contains technological foundations that are similar to the claims made by the Tankovich Patent.

We have entered into discussions with Becton Dickinson and Company regarding a license or similar arrangement including the Tankovich Patent. The costs associated with these arrangements could include up-front payments and ongoing royalties which may adversely affect our operating results. These discussions are still ongoing as of the date of this prospectus; therefore, there can be no assurance that we will reach an agreement with Becton Dickinson on terms acceptable to us, if at all. If we fail to reach an agreement with Becton Dickinson, there can be no assurance that Becton Dickinson will not claim that the Lasette infringes the Tankovich Patent. While we believe that the Tankovich Patent is invalid and unenforceable due to public disclosure of the laser perforation concept in the international scientific literature, as well as public commercialization of primitive perforator products in the former Soviet Union, as early as October 1990, there can be no assurance that any infringement claims by Becton Dickinson would be resolved without costly litigation. An adverse ruling or judgment in any litigation could have a significant negative effect on the Lasette product line and our operating results. Moreover, if we are found to infringe, we could be subject to significant liability and could be prevented from manufacturing and selling the Lasette, which would materially adversely affect our business, financial results and operations. Management attention consumed by and legal costs associated with any litigation could also have a negative effect on our operating results.

In October 1997, Transmedica (formerly Venisect) commenced a patent infringement action against us in which it claimed the Lasette infringed the United States patent underlying Transmedica's skin perforator. A federal court dismissed the suit on procedural grounds. Transmedica appealed the federal court ruling, but subsequently withdrew its appeal. Transmedica was recently purchased by Norwood Abbey Ltd. Transmedica did not begin any further proceedings against us prior to being acquired by Norwood Abbey. As of the date of this prospectus, Norwood Abbey has also not begun any further proceedings against us.

CELL ROBOTICS WORKSTATION. Our Cell Robotics Workstation is based on our LaserTweezers, LaserScissors, CellSelector and SmartStage technologies. The LaserTweezers application of our Cell Robotics Workstation is based upon a non-exclusive patent license from AT&T, which was transferred by AT&T to Lucent Technologies, Inc. Our license will expire in January 2007, the end of the term of the licensed patent. We were in default under this license agreement, and renegotiated its terms in 1998. Under the renegotiated agreement, we paid Lucent

$100,000 in lieu of all sums due and owing for prior years. Additionally, we agreed to increase the royalty from five to seven percent of the value of each product sold utilizing the patent. Finally, the minimum annual royalties under the license have been reduced to $35,000 per year for the term of the license. Based on these changes, we must pay Lucent a royalty of seven percent per year with a minimum annual payment of $35,000. We own two issued United States patents that cover certain technological foundations of the Cell Robotics Workstation. These patents were issued in November 1994 and December 1994 and include claims regarding the flexure structure for 3-D microscope stage and the manipulation chamber for LazerTweezers. The patents expire in July 2012. We have also registered the LaserTweezers(R) mark with the United States Patent and Trademark Office.


RESEARCH AND DEVELOPMENT

To succeed, we must continually enhance existing products and develop new products incorporating the latest improvements in laser technology. Accordingly, we are committed to investing resources in research and development activities.


During the years ended December 31, 2000 and 1999, we spent $816,659 and $551,486, respectively, on internal research and development programs. As of December 12, 2001, five of our scientists and engineers were engaged in research and development activities. We channeled the majority of the proceeds from equity financing, short-term borrowings and the sale of securities in 1995 through 2000 to fund our internal research and development activities. We do not have research arrangements with any outside research and development firms. We received a Small Business Innovative Grant from the National Cancer Institute in April 1997. Originally, the grant awarded funds for two years of development of a proprietary laser instrument for semi-automated single cell sorting. The grant was recently modified to validate capabilities of applying laser energy in connection with a polymerase chain reaction or PCR. Additionally, the period during which funds could be expended was extended until September 30, 2001. The total grant award that was available to and expended by us was approximately $635,000, substantially all of which we have received.


GOVERNMENT REGULATION; PRODUCT APPROVAL PROCESS

Government regulations govern various aspects of our marketing, sales and manufacturing processes. We have successfully obtained many of the regulatory clearances necessary to market and sell our products in our current markets; however, we may require additional clearances if we enter new markets, improve existing products or develop new products. We must also maintain our current FDA clearances by periodic audits. There can be no assurance that we will obtain, maintain or receive additional necessary clearances.

For research applications, our products are subject only to FDA safety regulations. However, the European Community requires that research instruments receive the CE Mark before they can be exported to Europe. We received the CE Mark for the Cell Robotics Workstation and all of its modules in September 1997. We also received the CE Mark for the Personal Lasette in August 2000.

In the United States, federal and state statutes regulate the testing, manufacture, safety and efficacy, labeling, record keeping, approval, advertising and promotion of our products. Product development and approval within this regulatory framework may take many months and may involve the expenditure of substantial resources. In addition to obtaining FDA clearances for each product, we must register and seek FDA approval for each manufacturing establishment. These establishments must be certified to meet ISO 9001 and EN 46001 requirements.

The FDA has separate review procedures for medical devices before such products may be commercially marketed in the United States. There are two basic review procedures for medical devices in the United States. Certain products may qualify for a Section 510(k) procedure, under which the manufacturer gives the FDA a Pre-Market Notification, or 510(k) Notification, of the manufacturer's intention to commence marketing of the product at least 90 days before the product will be introduced for clinical use. The manufacturer must obtain written clearance from the FDA before it can commence marketing the product. Among other requirements, the manufacturer must establish in the 510(k) Notification that the product to be marketed is "substantially equivalent" to another legally-marketed, previously existing product. If a device does not qualify for the 510(k) Notification procedure, the manufacturer must file a Pre-Market Approval Application. The Pre-Market Approval Application requires more extensive pre-filing testing than the 510(k) Notification procedure and involves a significantly longer FDA review process. See "Business -- Products -- Laser-Based Medical Devices -- The Lasette -- Regulatory Status" for a listing of the regulatory clearances we have obtained for the Personal Lasette and Professional Lasette since mid-1997.

We can market the Lasette for essentially all applications requiring capillary blood drawing for blood screening and/or sampling in the United States. For marketing outside of the United States, we will be subject to foreign regulatory requirements governing clinical trials and marketing approval for the products. Requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country. Although we have employees who are experienced with the regulatory procedures of the European Community and other jurisdictions, we do not currently have any facilities or employees outside of the United States. In some cases, we will rely on our strategic partners in foreign markets to satisfy the regulatory requirements imposed by those jurisdictions.

EMPLOYEES


As of December 12, 2001, we had 22 permanent full-time employees, one permanent part-time employee and one temporary full-time employee. Of the employees, five were principally engaged in product development, eight in manufacturing, including quality control, eight in marketing and sales and the balance in administration and finance. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced work stoppages and we believe that our relationship with our employees is good.


FACILITIES

Our facilities are located in approximately 12,000 square feet in Albuquerque, New Mexico. This facility contains our executive and administrative offices, as well as facilities for our assembly, production, testing, storage and inventory functions. Our monthly rent payments are $8,745, subject to a three percent annual increase. We renegotiated our lease to terminate in November 2002. We believe that this facility is adequate for our present and near-term requirements. Our equipment, fixtures and other assets located within the facility are insured against loss.

LEGAL PROCEEDINGS

During 2000, BSLT filed a lawsuit alleging that we were in breach of contract. In January 2001, we reached a settlement with BSLT and the lawsuit was dismissed with prejudice. Under the settlement agreement, we paid BSLT $350,000. As consideration for this payment, BSLT completed and shipped to us 100 units of the Professional Lasette that BSLT had previously been manufacturing for us and shipped to us all remaining parts inventory in their possession. We had accrued $400,000 for the anticipated costs of settling the lawsuit during the quarter ended September 30, 2000.

                 DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES


The name, age and position of our directors, executive officers and key employees are as follows:


       NAME                 AGE                     POSITION
       ----                 ---                     --------
Dr. Ronald Lohrding         60     President, Chief Executive Officer and Chairman of the Board of Directors
Paul Johnson                38     Chief Financial Officer, Chief Operating Officer and Secretary
Richard Zigweid             53     Vice President of Manufacturing
Steve Aiken                 46     Vice President of Research and Development
Dr. Larry Keenan            54     Product Manager, Cell Robotics Workstation
Dr. Gerald Bernstein        67     Director
Dr. Raymond Radosevich      63     Director
Oton Tisch                  71     Director
Steven Crees                47     Director


DR. RONALD LOHRDING has served as our Chief Executive Officer, President and Chairman of the Board of Directors since February 23, 1995. He co-founded our wholly-owned subsidiary, Cell Robotics, Inc., in 1988, and has served as the Chairman, President and Chief Executive Officer of the subsidiary since its incorporation. Dr. Lohrding has over 25 years of management experience. Dr. Lohrding worked at Los Alamos National Laboratory as a manager and as a scientist from 1968 to 1988. While at Los Alamos National Laboratory, Dr. Lohrding served as Assistant Director for Industrial and International Initiatives, Deputy Associate Director for Environment and Biosystems and Program Director for Energy, Environment and Technology, among other senior management positions. Concurrently, he has been a general partner in seven real estate partnerships, two of which are currently active. He received his Ph.D. in mathematical statistics from Kansas State University in 1969.

PAUL JOHNSON was appointed as our Chief Financial Officer in July 2000, Secretary in November 2000 and Chief Operating Officer in June 2001. From September 1994 to July 2000, he served as Assistant Controller and then the Controller for Helen of Troy Limited, a $300 million manufacturer and distributor of personal care products. From November 1987 to September 1994, he was employed by KPMG Peat Marwick LLP, now known as KPMG LLP. He has a degree in accounting and a masters degree in accountancy from Brigham Young University.


RICHARD ZIGWEID was appointed as our Vice President of Manufacturing in August 1996. Mr. Zigweid was Manufacturing Manager at Olympus America from May 1994 to August 1996. He served as engineering manager at Bausch & Lomb from 1991 to 1994 and as engineering manager and manufacturing engineer at Baxter Healthcare from 1983 to 1991. He received his B.S. degree in Mechanical Engineering from the University of Wyoming.


STEVE AIKEN was appointed as our Vice President of Research and Development in October 2000. Mr. Aiken joined the company as a laser engineer in July 2000. Mr. Aiken worked as an engineer from March 1995 to June 2000 for Decade Optical Systems and from May 1991 to February 1995 for the Core Group.

DR. LARRY KEENAN was appointed as our Sales Representative in January 1993 and has been Product Manager for the Cell Robotics Workstation since July 1997. Dr. Keenan was the Regional Sales Manager of BioRad for the confocal microscope product line of BioRad from 1991 through 1992. He received his Ph.D. in Biological Sciences at the University of California at Irvine and was an Associate Research Scientist in Neurobiology at Yale University.

DR. GERALD BERNSTEIN was appointed to the board in May 2001. He entered into medical practice in 1966 after completing a Research Fellowship. Dr. Bernstein presently holds several professional positions. He is an Associate Clinical Professor at the Albert Einstein College of Medicine in New York (1966-present), Attending Physician at Beth Israel Medical Center (1999-present), Associate Attending Physician, Montefiore Medical Center in New York (1966-present) and Attending Physician at Lenox Hill Hospital in New York (1974-present). In 1998 and 1999, Dr. Bernstein was also the President for the American Diabetes Association (National). He is still active with the American Diabetes Association and is on several of its committees. Dr. Bernstein is the author of many clinical and scientific papers and of the book, "If It Runs In Your Family:
Diabetes Mellitus, Reducing Your Risk." Dr. Bernstein graduated from Dartmouth College in 1955 and Tufts University School of Medicine in 1959.

DR. RAYMOND RADOSEVICH was elected as a director of the company in 1995. From November 1998 to the present, Dr. Radosevich has been a limited partner for Valley Ventures II, a venture capital fund. Dr. Radosevich was a director of BioDetect, Inc. from 1997 to November 1999. He is currently a director of three additional companies: Charter Bank since 1994, Cryo Fuel Systems Inc. since 1997 and Quasar International Inc. since January 2000. From 1985 to 1989, he was Dean of the Anderson School of Management at the University of New Mexico. Dr. Radosevich was also a Professor of Management at the University of New Mexico from 1976 until he retired from active teaching in December 1997. As a Professor of Management, he specialized in business strategy and the management of technology. In addition, he taught a course in Technology Entrepreneurship and lectured on the subject nationally and internationally. Dr. Radosevich earned his Ph.D. from Carnegie-Mellon University, a B.S. in Mechanical Engineering and M.S. in Industrial Engineering from the University of Minnesota.

OTON TISCH was appointed to our board of directors as an interim director in February 2000 and was elected as a director in May 2000. Mr. Tisch is an international businessman and is the President, Chief Executive Officer and sole owner of Obras Electromecanicas TKV, located in Caracas, Venezuela, and its subsidiary located in Zurich, Switzerland. These enterprises were incorporated in 1980 and today generate approximately $10 million of aggregate annual revenues. Mr. Tisch's businesses specialize in equipment procurement and building and financing high voltage turn-key substations up to 400 kV, including the electronic and/or digital automatic control.

STEVEN CREES previously served as an advisor to our board of directors and was elected as a director in May 2000. In March 2000, Mr. Crees started HaeMedic LLC, a medical distribution and manufacturing company. In March 2000, he resigned as Senior Vice President and General Manager of the Medical Diagnostic Products Division of

Chronimed, Inc., where he had been employed since 1986. While at Chronimed, Mr. Crees was responsible for planning and implementing distribution strategies for proprietary and licensed medical products to the hospital, long term care, physician, alternative care and retail markets for this $32 million dollar business unit emphasizing the diabetic market. He also served as Vice President for Marketing and Sales and managed the diabetes centers. Prior to 1986, he was Territory Manager for the Medical Products Division of Baxter Healthcare Corporation. He has a B.S. in Economics and Business Administration from the University of Minnesota.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the summary of compensation paid to our Chief Executive Officer and our other most highly compensated executive officers in fiscal years 1998 through 2000.

                                                                                        ANNUAL COMPENSATION
                                                                                ------------------------------------
                                                                                                    OTHER ANNUAL
               NAME AND PRINCIPAL POSITION                        YEAR             SALARY           COMPENSATION
-----------------------------------------------------------    ------------     --------------    ------------------
Ronald Lohrding, Chief Executive Officer, President and           2000             $119,799            $2,625
   Chairman of the Board                                          1999             $123,115            $6,343
                                                                  1998             $123,115            $6,343

Travis Lee, Vice President of Sales and Marketing(1)              2000             $113,611            $    0
                                                                  1999             $110,000            $3,898
                                                                  1998             $110,000            $4,204

----------

(1)  Mr. Lee resigned on March 2, 2001.

EMPLOYMENT AGREEMENTS

On July 1, 2000, we entered into a new employment agreement with Dr. Lohrding under which he will serve as our Chief Executive Officer, President and Chairman of the Board. The employment agreement expires on June 30, 2003. Dr. Lohrding agreed to serve as Chief Executive Officer and President on a full-time basis through June 30, 2002. During the third year of his contract, Dr. Lohrding has asked to be able to resign as Chief Executive Officer and President, but agreed that he will continue to serve as a consultant to the company through June 2003. As a consultant, Dr. Lohrding agreed to devote no less than one-half of his time to the company's business. Dr. Lohrding will receive a base salary of $130,513 during the first year of the contract, which will be increased in the second year by the average increase of compensation to all of our employees, or as determined by the Compensation Committee of our board of directors. Dr. Lohrding will be paid one-half of his second year base salary during the third year of his contract. The contract granted Dr. Lohrding 100,000 stock options that vested immediately and expire on July 1, 2005. These options were granted outside of the company's Stock Incentive Plan. Dr. Lohrding is also entitled to bonuses based upon the achievement of specified target sales of the Lasette. Dr. Lohrding will receive a bonus equal to five percent of his base salary once we ship and sell 500 Lasettes for three consecutive months and then again once we ship and sell 1,000 Lasettes for three consecutive months. If a third party acquires at least 30% of our capital stock, then Dr. Lohrding will be entitled to the following:

         o a lump sum payment, in cash, equal to his base salary under his employment agreement, which may not be less than $50,000;

         o a lump sum payment, in cash, equal to any accrued but unpaid bonus; and

         o all options, warrants and other rights subject to vesting will accelerate and vest on his termination of employment.

On June 28, 2000, we entered into an employment agreement with Paul Johnson, our Chief Financial Officer, Chief Operating Officer and Secretary. Under the employment agreement, if there is a change in control that results in his termination or he resigns within 45 days of the change in control, then we must pay Mr. Johnson in 12 equal monthly installments commencing after the termination date an aggregate amount equal to Mr. Johnson's then prevailing annual total compensation, including base salary but excluding fringe benefits.

STOCK INCENTIVE PLAN


During fiscal 1992, we adopted a Stock Incentive Plan. Pursuant to the Stock Incentive Plan, stock options granted to eligible participants may be incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, or NSOs. Eligible participants under the Stock Incentive Plan include our directors, officers and other salaried key employees.


Under the Stock Incentive Plan, an option is not transferable, except by will or the laws of descent and distribution. The board of directors may administer the Stock Incentive Plan, or delegate administration of the plan to a committee comprised of disinterested directors. Currently, the Stock Incentive Plan is administered by our board of directors. The administrator decides when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,500,000 shares of our common stock is available for issuance under the Plan.

As of December 31, 2000, we have granted options to purchase a total of 830,242 shares of our common stock under the Stock Incentive Plan consisting of ISOs and NSOs to purchase 650,272 shares and 179,970 shares, respectively. The ISOs are exercisable at prices ranging from $1.375 to $4.47 per share. The NSOs are exercisable at prices ranging from $1.75 to $4.38 per share. All options have been issued with exercise prices at or above market value on the date of grant.

OPTION GRANTS

The following table sets forth certain information concerning individual grants of stock options made during the last completed fiscal year to each of the named executive officers:

                                    NUMBER OF        % OF TOTAL OPTIONS
                                   SECURITIES            GRANTED TO
                                   UNDERLYING           EMPLOYEES IN         EXERCISE PRICE
           NAME                  OPTIONS GRANTED        FISCAL YEAR               ($/SH)            EXPIRATION DATE
----------------------------    ----------------    --------------------    -------------------    -------------------
Dr. Ronald Lohrding                 100,000                 37%                   $2.734                08/05/05
Travis Lee                            -0-                   -0-                    -0-                    -0-

OPTION EXERCISES AND OPTION VALUES

The following tables sets forth certain information concerning the exercise of options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of such named executive officers' unexercised options on an aggregated basis:


                                                                                NUMBER OF
                                                                                SECURITIES              VALUE OF
                                                                                UNDERLYING            UNEXERCISED
                                                                               UNEXERCISED            IN-THE-MONEY
                                                                               OPTIONS AT              OPTIONS AT
                                                                                FY-END(#)              FY-END($)(2)
                                    SHARES                                  -------------------    -------------------
                                  ACQUIRED ON        VALUE REALIZED(1)        UNEXERCISABLE/         UNEXERCISABLE/
           NAME                  EXERCISE (#)               ($)                EXERCISABLE            EXERCISEABLE
----------------------------    ----------------    --------------------    -------------------    -------------------
Dr. Ronald Lohrding                   -0-                   -0-              300,000/425,000             $0/$0
Travis Lee                            -0-                   -0-                  0/74,174                $0/$0



------------


(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of our common stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options. The closing bid price of our common stock at fiscal year end 2000 was $0.50.

BOARD STRUCTURE

Our board of directors currently has five members. Each director is elected to serve for a term of one year until the next annual meeting of shareholders or until a successor is duly elected and qualified.


DIRECTOR COMPENSATION


The members of our board of directors that are not employees of the company are reimbursed for the expenses they incur in attending meetings of the board. No officer of the company receives any additional compensation for his services as a director, and we do not contribute to any retirement, pension or profit sharing plans covering our directors. We do, however, maintain a group health insurance plan and retirement plan for our employees, and those directors who are also our employees are eligible to participate in each plan. Our directors are also entitled to participate in the Stock Incentive Plan. Non-employee directors may also receive stock option grants outside of the Stock Incentive Plan. No member of any committee of our board of directors receives any additional compensation for his service as a member of that committee.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT



The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 12, 2001, for the following: (1) each person who is known by us to own beneficially five percent or more of our outstanding common stock, (2) each of our directors and officers who beneficially own such shares and (3) our officers and directors as a group.



                                                                                     SHARES BENEFICIALLY OWNED
                                                                              -----------------------------------------
                        NAME OF BENEFICIAL OWNER                                    NUMBER                PERCENT
--------------------------------------------------------------------------    -------------------    ------------------
Chester Paulson(1)                                                               1,185,989(2)              9.70
Paulson Investment Company, Inc.(3)                                              1,133,339(4)              9.26
Dr. Ronald Lohrding(5)                                                           1,219,978(6)              9.97
Oton Tisch(5)                                                                    1,287,583(7)             10.52
Dr. Gerald Bernstein(5)                                                             25,000(8)                 *
Dr. Raymond Radosevich(5)                                                           29,000(9)                 *
Steven Crees(5)                                                                     26,500(10)                *
Paul Johnson(5)                                                                    140,934(8)              1.15
All officers and directors as a group (6 persons)                                2,728,995(11)            22.30

----------

 *       Represents ownership interests of less than one percent.

(1) The business address is c/o Paulson Investment Company, 811 S.W., Naito Parkway, Suite 200, Portland, Oregon 97204.


(2) Includes 21,600 shares issuable upon exercise of Representative Warrants and the underlying Redeemable Warrants exercisable within 60 days of December 12, 2001 and 31,050 shares of our common stock owned directly by Mr. Paulson. Also includes 1,133,339 shares of our common stock beneficially owned by Paulson Investment Company of which Mr. Paulson is an officer. Mr. Paulson is also the controlling shareholder of Paulson Capital Corp., the parent company of Paulson Investment Company. Mr. Paulson disclaims beneficial ownership of the shares beneficially owned by Paulson Investment Company, Inc.


(3) The business address of Paulson Investment Company, Inc. is 811 S.W., Naito Parkway, Suite 200, Portland, Oregon 97204.


(4) Includes 178,800 shares subject to the Representative Warrant and underlying Redeemable Warrants exercisable within 60 days of December 12, 2001.


(5) The business address is c/o Cell Robotics International, Inc., 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107.


(6) Includes 916,228 shares subject to options exercisable within 60 days of December 12, 2001 and 3,750 shares underlying immediately exercisable warrants.

(7) Includes 5,000 shares subject to options exercisable within 60 days of December 12, 2001 and 149,250 shares underlying immediately exercisable warrants. Also includes 500,000 shares issued upon conversion of a $1,200,000 secured promissory note in August 2000. Additionally, includes 633,333 shares issuable upon conversion of the outstanding balance of a convertible note issued to Mr. Tisch in August 2001 based on a conversion price of $0.30 per share.



(8) Represents shares subject to options exercisable within 60 days of December 12, 2001.



(9) Represents shares subject to options exercisable within 60 days of December 12, 2001 and 3,000 shares underlying immediately exercisable warrants.



(10) Represents shares subject to options exercisable within 60 days of December 12, 2001. Also includes 1,500 shares underlying immediately exercisable warrants held by HaeMedic LLC, of which Mr. Crees is the president and principal equity holder.



(11) Includes 1,138,162 shares subject to options exercisable within 60 days of December 12, 2001 and 157,500 shares underlying immediately exercisable warrants. Additionally, includes 633,333 shares issuable upon conversion of the outstanding balance of a convertible note issued to Mr. Tisch in August 2001 based on a conversion price of $0.30 per share.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In December 1999, we borrowed $250,000 from Humagen Fertility Diagnostic, Inc., whose president, chief executive officer and majority shareholder is Dr. Debra Bryant, a former director of the company. The unsecured note did not bear interest until June 2000, at which time the unpaid balance of the note began to accrue interest at six percent per annum. In February 2001, we used $45,000 of the proceeds of the above loans by our directors as payment against the outstanding principal balance of $250,000, plus accrued interest. We paid monthly installments of $10,000 each as payments toward principal and accrued interest from February through April 2001. The remaining principal balance of the note of $190,905 is now payable in equal monthly installments of $50,000 each commencing January 31, 2002, until paid in full.


In February 2000, as subsequently amended in March 2000, we executed a secured convertible promissory note in the principal amount of $1,200,000 payable to Oton Tisch, a director of the company. In August 2000, the note was converted into 500,000 shares of our common stock. Pursuant to the terms of the note, the note was converted at a price equal to $2.40 per share. We recorded a charge of $1,200,000 upon registration of the common stock for resale with the SEC and conversion of the note into our common stock.

Bridgeworks Capital, Inc., of which Mark Waller, one of our former directors, is an officer and majority owner, received a placement fee of 5% (or $100,000) in connection with our May 2000 private placement.


In January 2001, the following members and affiliates of members or former members of our board of directors agreed to make term loan advances to us in the following amounts: Oton Tisch, $900,000; Ronald K. Lohrding, Ph.D., $25,000; Raymond Radosevich, Ph.D., $20,000; HaeMedic LLC, $10,000; and Humagen Fertility Diagnostics, Inc., $45,000. Mr. Tisch and Dr. Radosevich are members of our board of directors. Steven A. Crees, a member of our board of directors, is president and principal equity holder of HaeMedic LLC. Dr. Lohrding also serves as our President, Chief Executive Officer and Chairman of the Board. The loans were made to us in the amounts of $100,000, $400,000 and $500,000 in February, March and May 2001, respectively. The loans are evidenced by unsecured promissory notes, bear interest at the rate of ten percent per annum and are due on January 31, 2002. We used $45,000 of the proceeds from the foregoing loans as payment against the outstanding balance of principal and accrued interest on the $250,000 promissory note issued to Humagen Fertility Diagnostics, Inc. The remaining proceeds of the loans were used to pay trade payable and for working capital and other general corporate purposes.


In connection with the loans, each lender was issued a warrant to purchase that number of shares of our common stock equal to 15% of the amount of the lender's respective loan. The warrants allow the lenders to purchase an aggregate of 150,000 shares of our common stock The warrants may be exercised until January 31, 2004, at a price equal to $1.125 per share of our common stock.


In August 2001, we signed a convertible note in the face amount of $500,000 payable to Mr. Oton Tisch, one of our directors. Mr. Tisch, funded $190,000 after the signing of the convertible note. The remaining $310,000 may be requested by us, at our option, after August 31, 2001 so long as we have not completed a round of debt or equity financing providing gross proceeds to us of at least $310,000. Principal and accrued interest evidenced by the note are convertible into shares of our common stock at any time. The conversion price of the convertible note is $0.5994 per share of our common stock or 90% of the average closing price per share of our common stock for 15 trading days ending on the trading day immediately prior to the date of conversion, whichever is less. However, the conversion price cannot be less than $0.30 per share. The convertible note bears interest at 10% per annum and is presently secured by our equipment. Unless sooner converted, the convertible note is due on August 2, 2002. In connection with the issuance of the convertible note, Mr. Tisch was issued a warrant to purchase up to 37,500 shares of our common stock, of which 14,250 shares have become exercisable. The remaining shares covered by the warrant will become exercisable in proportion to the amount funded by Mr. Tisch under the convertible note. The warrant is exercisable until August 2, 2004, for common stock at a price of $0.67 per share. The proceeds from the loan made to date under the convertible note were used to pay trade payables and for working capital and other general corporate purposes.


We believe that any transactions between us and our officers, directors, principal shareholders or other affiliates have been on terms no less favorable to us than could be obtained from unaffiliated third parties on an arms-length basis.

                                 INDEMNIFICATION

The Colorado Business Corporation Act, or the CBCA, provides that a company may indemnify a person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "proceeding"), because the person is or was a director against liability incurred in the proceeding if:

         o        the person conducted himself or herself in good faith;

         o the person reasonably believed, in the case of conduct in an official capacity with the company, that his or her conduct was in the company's best interests;

         o in all other cases, that his or her conduct was at least not opposed to the company's best interests; and

         o in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.


A company may not indemnify a director in connection with a proceeding by or in the right of the company in which the director was adjudged liable to the company or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.


Our Articles of Incorporation provide that we may and shall indemnify each of our directors, officers, employees or agents, and their respective heirs, executors and administrators, against any and all expenses or liability reasonably incurred by them in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the company to the full extent required or permitted by the CBCA.

Our Amended and Restated Bylaws also state that we may indemnify against liability incurred in any proceeding an individual who was, is or is threatened to be made a named defendant or respondent in any proceeding because he is or was a director if that person meets the conditions for indemnification under the CBCA as described above. We may not indemnify a director in connection with a proceeding by or in the right of the company in which the director was adjudged liable to the company or in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. We must indemnify a person who is or was a director or officer of the company and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding.

Under the sections of the CBCA and the company's Bylaws included in this prospectus, a "director" includes an individual who is or was a director of a company or an individual who, while a director of a company, is or was serving at the company's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manger, a member, a partner, a promoter or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan.

We currently maintain a $1,000,000 insurance policy that covers directors and officers' liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Each holder of our common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably any dividends we may declare out of funds legally available for the payment of dividends. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, that portion of our assets which are legally available for distribution to shareholders, subject to the rights of preferred shareholders, if any. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

We are authorized to issue up to 2,500,000 shares of preferred stock. Our preferred stock can be issued in one or more series as may be determined from time to time by our board of directors. Our board of directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including:

         o        the rate of distribution;


         o the price at and the terms and conditions on which shares can be redeemed;


         o        the amount payable upon shares for distributions of any kind;

         o        sinking fund provisions for the redemption of shares;

         o the terms and conditions on which shares may be converted if shares of any series are issued with the privilege of conversion; and

         o        voting rights except as limited by law.

We do not currently have any plans to issue shares of preferred stock, or to designate any series of preferred stock. However, there can be no assurance that we will not issue preferred stock in the future. In the near future, we will be required to raise additional funds to finance our operations, which may be through the issuance of preferred stock. Any issuance of preferred stock may grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to common shareholders, and the right to redemption of their preferred shares, together with a premium, prior to the redemption of our common stock. Common shareholders have no redemption rights. The ability to issue preferred stock without shareholder approval may discourage, delay or prevent someone from acquiring or merging with us.

REDEEMABLE WARRANTS


Redeemable Warrants exercisable for 1,503,826 shares of our common stock have been issued or reserved for issuance, of which 80,000 Redeemable Warrants are issuable upon exercise of Representative Warrants. Each Redeemable Warrant is exercisable to purchase one share of our common stock at a price of $2.40, subject to adjustment. The exercise price of the Redeemable Warrants is subject to adjustment upon certain events such as stock splits, stock dividends and similar transactions. We can redeem the Redeemable Warrants in accordance with the provisions described below. The Redeemable Warrants expire at 5:00 p.m., Mountain time, on February 2, 2003. We may at any time and from time to time extend the term of the Redeemable Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of the Redeemable Warrants prior to the expiration date then in effect. We do not presently contemplate any extension of the Redeemable Warrant term or reduction in the Redeemable Warrant exercise price.

Subject to compliance with applicable securities laws, Redeemable Warrant certificates may be transferred or exchanged for new certificates of different denominations at the offices of the warrant agent described below. The holders of Redeemable Warrants, as such, are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders for any purpose.

EXERCISE. The Redeemable Warrants may be exercised during their term only upon surrender of the Redeemable Warrant certificate at our offices with the completed and signed form of "Election to Purchase" on the reverse side of the Redeemable Warrant certificate. The Election to Purchase must be accompanied by payment of the full exercise price for the number of Redeemable Warrants being exercised. Holders of the Redeemable Warrants will receive one share of our common stock for each Redeemable Warrant exercised, subject to any adjustment required by the warrant agreement with the warrant agent. For a holder to exercise his or her Redeemable Warrants, there must be a current registration statement in effect with the SEC and various state securities authorities registering the shares of common stock underlying the Redeemable Warrants, or alternatively, in our sole determination, there must be a valid exemption from these requirements.


We have undertaken, and intend, to maintain a current registration statement, which will permit the exercise of the Redeemable Warrants during their term. Maintaining a current effective registration statement could result in substantial expense. Although we believe that we will be able to register or qualify the shares of common stock underlying the Redeemable Warrants for sales in those states where the securities are offered, we cannot assure you that any registration or qualification, or an exemption from these requirements, can be accomplished without undue hardship or expense. The Redeemable Warrants may be deprived of any value if a registration statement covering the shares issuable upon exercise of the Redeemable Warrants, or an exemption from these requirements, cannot be filed or obtained without undue expense or hardship or if the underlying shares are not registered or exempted from registration in the states in which the holder of a Redeemable Warrant resides. In the latter event, the only option available to a holder of a Redeemable Warrant may be to attempt to sell his or her Redeemable Warrants into the market, if a market then exists, and only then in compliance with applicable securities laws and restrictions on transfer.


REDEMPTION. We have the right, at our discretion, to call all or less than all of the Redeemable Warrants for redemption on 30 days' prior written notice at a redemption price of $.25 per Redeemable Warrant if:

         o the closing bid price of our common stock exceeds $4.80 per share for at least ten consecutive trading days;

         o we have in effect a current registration statement covering the common stock issuable upon exercise of the Redeemable Warrants; and

         o the expiration of the 30-day notice period is within the term of the Redeemable Warrant.

If we elect to exercise our redemption right, holders of Redeemable Warrants may either exercise their Redeemable Warrants, sell the Redeemable Warrants in the market until the date next preceding the date fixed for redemption or tender their Redeemable Warrants to us for redemption. Within five business days after the end of the 30-day period, we will mail a redemption check to each registered holder of a Redeemable Warrant who holds unexercised Redeemable Warrants as of the end of the 30-day period, whether or not the holder has surrendered the Redeemable Warrant certificates for redemption. The Redeemable Warrants may not be exercised after the end of the 30-day notice period.

NO RIGHT TO COMPEL EXERCISE. We do not have the right to compel the exercise of our outstanding Redeemable Warrants and no one has committed to exercise any of our outstanding Redeemable Warrants. Whether any Redeemable Warrants are exercised will depend upon several factors, including the prevailing market price of our common stock, the liquidity of that market, if any, and the personal investment objectives of the warrant holders. Accordingly, there can be no assurance of the number of shares, if any, that will be purchased pursuant to the exercise of our outstanding Redeemable Warrants.

WARRANT SOLICITATION FEES. We have no agreement or any arrangement whereby any fees or other compensation will be paid to any person or entity upon exercise of the Redeemable Warrants.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR. The transfer agent, warrant agent and registrar for our common stock and Redeemable Warrants is Corporate Stock Transfer, Inc., located in Denver, Colorado.

REPRESENTATIVE WARRANTS


The Representative Warrants are exercisable for 40,000 units, each unit consisting of one share of Series A Convertible Preferred Stock convertible into four shares of our common stock and two Redeemable Warrants. The units underlying the Representative Warrants will be immediately separated upon exercise. Additionally, in January 1999, the Series A Convertible Preferred Stock issuable under the Representative Warrants automatically converted into shares of our common stock. Therefore, upon exercise the units underlying the Representative Warrants will immediately separate into a total of 160,000 shares of our common stock and 80,000 Redeemable Warrants. The Representative Warrants may be exercised until 5:00 p.m., Pacific time, on February 1, 2003, at an exercise price of $9.90 per unit, subject to adjustment. The number, class and price of securities for which the Representative Warrants may be exercised are subject to adjustment upon certain events such as stock splits, stock dividends, merger, reorganization and similar events.


Subject to compliance with applicable securities laws, Representative Warrant certificates may be exchanged for new certificates of different denominations. The holders of Representative Warrants are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders.


EXERCISE. The Representative Warrants may be exercised in whole or in part during the term only upon surrender of the duly executed Representative Warrant certificate at our offices (or such other office or agency as we may designate) accompanied by payment in full of the full exercise price for the number of underlying securities for which the Representative Warrant is being exercised. Additionally, in lieu of any cash payment, the holder may exercise the Representative Warrants in whole or in part by surrendering the Representative Warrant certificate in exchange for that number of units equal to (1) the difference between (a) the number of units or other securities as to which the Representative Warrant is being exercised multiplied by the per share market price of the unit or other securities and (b) the number of units or other securities as to which the Representative Warrant is being exercised multiplied by the exercise price divided by (2) the per share market price of the unit or other securities. The market price on any date is (1) the last reported sale price of the security, or if no sale took place on such date, the average of the last reported sale prices for the last three trading days as officially reported by the principal securities exchange on which the security is listed or admitted to trading or by the NASDAQ Stock Market, or (2) if the security is not listed or admitted to trading on any national securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System, or NASDAQ, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ no longer reports this information, or (3) if the security is not quoted on NASDAQ, as determined in good faith by our board of directors. The market price may be determined on the date the warrantholder's notice of election is sent to us or the average of the market prices for each of the five trading days preceding the notice date, whichever is greater. Because our common stock and Redeemable Warrants are not currently listed or admitted to trading on any national securities exchange or quoted by NASDAQ, the market price of the securities underlying the Representative Warrant will be determined based on the average closing bid price as furnished by the National Association of Securities Dealers, Inc.



For a holder to exercise Representative Warrants, there must be a current registration statement in effect with the SEC and various state securities authorities registering the securities underlying the Representative Warrants or, in our and our counsel's sole determination, there must be a valid exemption from registration. We have undertaken, and intend, to maintain a current registration statement which will permit the exercise of the Representative Warrants during the term. Maintaining a current effective registration statement could result in substantial expense to us and there is no assurance that we will be able to maintain a current registration statement covering the securities issuable upon exercise of the Representative Warrants. Holders of Representative Warrants will have the right to exercise the Representative Warrants only if a registration statement is then in effect and only if the securities included therein are qualified for sale under the securities laws of the state in which the exercising warrantholder resides or if we, in our and our counsel's sole discretion, are able to obtain valid exemptions from the foregoing requirements. Although we believe that we will be able to register or qualify the securities underlying the Representative Warrants for sales in those states where the securities are offered, there can be no guarantee that such registration or qualification, or an exemption therefrom, can be accomplished without undue hardship or expense to us. The Representative Warrants may be deprived of any value if a registration statement covering the securities issuable upon exercise thereof or an exemption therefrom cannot be filed or obtained without undue expense or hardship or if such underlying securities are not registered or exempted from such registration in the states in which the holder of a Representative Warrant resides. In the latter event, the only option available to a holder of a Representative Warrant may be to attempt to sell his or her Representative Warrants into the market, if a market then exists and only then in compliance with applicable securities laws and restrictions on transfer.


The Representative Warrants may not be sold, transferred, assigned or hypothecated except to the underwriters participating in the public offering of the units. The Representative Warrants may not be called or redeemed by us at any time.

WARRANT SOLICITATION FEES. We have no agreement or any arrangement whereby any fees or other compensation will be paid to any person or entity upon exercise of the Representative Warrants.

                             SELLING SECURITYHOLDERS

The following table sets forth the names of the selling securityholders who may sell their common stock or Redeemable Warrants pursuant to this prospectus. No selling securityholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted below.


The following table sets forth certain information as of December 12, 2001, to the best of our knowledge, regarding the ownership of our common stock and our Redeemable Warrants by the selling securityholders and as adjusted to give effect to the sale of all the common stock and our Redeemable Warrants offered by the selling securityholder pursuant to this prospectus.



                                         NUMBER OF                                    NUMBER OF
                                          SHARES        SECURITIES BEING OFFERED        SHARES          PERCENTAGE
                                       BENEFICIALLY    --------------------------    BENEFICIALLY       BENEFICIAL
              SELLING                  OWNED BEFORE       COMMON     REDEEMABLE      OWNED AFTER     OWNERSHIP AFTER
           SECURITYHOLDER               OFFERING(1)       STOCK       WARRANTS       THE OFFERING      THE OFFERING
------------------------------------- ---------------- ------------ -------------- ---------------- ------------------
Paulson Investment Company, Inc.(2)      1,133,339(3)    500,000(4)      ---             633,339            5.18
Richard S. Hall                             92,184(5)     78,788(6)   78,788              13,396            *
Richard S. Hall, Jr.                        46,092(5)     39,394(7)   39,394               6,698            *
William R. Hall                             46,092(5)     39,394(7)   39,394               6,698            *
Paul G. Bardacke(8)                        145,000        70,000(8)   30,000(8)           75,000            *
Thomas J. Pennello                          10,000        10,000         ---                 ---            *
GL Investment Group, Inc.(9)                20,000        20,000(9)   20,000(9)              ---            *
Jean E. Canavan(10)                         12,000        10,000(10)  10,000(10)           2,000            *
Oton M. Tisch                            1,287,583(11)   500,000(12)     ---             787,583            6.40
RCG Capital Markets Group, Inc.            100,000       100,000(13)     ---                 ---            *
GEM Edwards, Inc.                           40,200        40,200(14)     ---                 ---            *
Coffin Communications, Inc.                 60,000        60,000(15)     ---                 ---            *
Alan Stone & Co., LLC                        6,667         6,667(16)     ---                 ---            *
Richard M. Goldman                           3,333         3,333(17)     ---                 ---            *
Nimish P. Patel                              3,333         3,333(18)     ---                 ---            *
Mona S. Buchanan                             1,667         1,667(18)     ---                 ---            *
         TOTAL                                         1,482,776     217,576

----------

* Represents ownership interests of less than one percent.


(1) Includes shares of our common stock issuable upon exercise of our warrants and stock options within 60 days of December 12, 2001.


(2) Paulson Investment Company, Inc. is an investment banking firm that has served as our underwriter and placement agent in our prior private and public offerings. For their services as our underwriter and placement agent, we have paid Paulson Investment Company, Inc. various fees as well as issued our securities to them, including shares of common stock and warrants.

(3) Includes 178,800 shares issuable upon exercise of Representative Warrants and the underlying Redeemable Warrants.

(4) Represents shares of our common stock issued to Paulson Investment Company, Inc. in connection with our May 2000 private placement.

(5) Based upon information obtained from Richard S. Hall, as of July 26, 2001, Richard S. Hall, Richard S. Hall, Jr. and William R. Hall may be deemed to be the beneficial owner of 92,184 shares, 46,092 shares and 46,092 shares, respectively, of our common stock.

(6) Represents 78,788 shares of our common stock issuable upon exercise of Redeemable Warrants.

(7) Represents 39,394 shares of our common stock issuable upon exercise of Redeemable Warrants.

(8) Mr. Bardacke is an attorney who has provided services to us for which we issued him a Redeemable Warrant exercisable for 15,000 shares of our common stock. Mr. Bardacke also acquired 40,000 shares of our common stock and 15,000 Redeemable Warrants in a private offering.

(9) GL Investments Group, Inc. served as one of our placement agents in our private placement for which it received Redeemable Warrants exercisable for 5,000 shares of our common stock. In addition, it has provided various investment banking services to us for which we issued it an additional Redeemable Warrant exercisable for 15,000 shares of our common stock.

(10) Ms. Canavan served as a placement agent in our private offering for which she received Redeemable Warrants exercisable for 10,000 shares.


(11) Mr. Tisch serves on our board of directors. We issued Mr. Tisch 500,000 shares of our common stock upon conversion of a secured convertible promissory note in the principal amount of $1,200,000. Also includes 149,250 shares issuable upon exercise of a common stock purchase warrant issued to Mr. Tisch in connection with loans made by him to us in March, May and August 2001 and stock options covering 5,000 shares issued to Mr. Tisch for serving as a director. Additionally, includes 633,333 shares issuable upon conversion of the outstanding balance of a convertible note issued to Mr. Tisch in August 2001 based on a conversion price of $0.30 per share.


(12) Represents shares of our common stock issued to Mr. Tisch upon conversion of a secured convertible promissory note in the principal amount of $1,200,000.

(13) Represents 100,000 shares issuable under the stock options issued to RCG Capital Markets Group as payment for public relations services provided to us. The stock options are exercisable as follows: 35,000 shares at $0.8438 per share, 40,000 shares at $2.00 per share and 25,000 shares at $3.25 per share. Options covering 75,000 shares and 25,000 shares expire September 4, 2003 and February 15, 2004, respectively.

(14) Represents shares beneficially owned by GEM Edwards, a previous distributor of our products, acquired upon exercise of its common stock purchase warrant.


(15) Represents shares issuable under the common stock warrants issued to Coffin Communications Group as payment for public relations services provided to us. The warrants expire on February 3, 2003 and have an exercise price of $2.40 per share.


(16) Represents shares issuable under the common stock purchase warrant issued to Alan Stone & Co. as payment for public relations services provided to us. The warrants expire on February 3, 2003 and have an exercise price of $2.40.

(17) Represents shares issuable under the common stock warrant issued to Richard Goldman, a director of Alan Stone & Co., as payment for public relations services provided to us. The warrants expire on February 3, 2003 and have an exercise price of $2.40.

(18) Represents shares issued under a shares for debt agreement entered into between us and the law firm Pollet & Richardson and certain of its employees for providing legal services to us.

We will pay all expenses to register the common stock and the Redeemable Warrants. The selling securityholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

                              PLAN OF DISTRIBUTION

SELLING SECURITYHOLDERS' SECURITIES

The selling securityholders may offer their shares of common stock and/or Redeemable Warrants at various times in one or more of the following transactions:

         o on any of the United States securities exchanges where our common stock and/or Redeemable Warrants are listed or may be listed in the future;

         o        in the over-the-counter market;

         o in transactions other than on such exchanges or in the over-the-counter market;

         o in connection with short sales of our common stock and Redeemable Warrants;

         o        by pledge to secure debts and other obligations;

         o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

         o        in a combination of any of the above transactions.

The selling securityholders may sell their common stock and/or Redeemable Warrants at market prices prevailing at the time of sale, prices related to such prevailing market prices, negotiated prices or fixed prices.

The selling securityholders may use broker/dealers to sell their shares of common stock and/or Redeemable Warrants. In this event, the broker/dealers will either receive a discount or commission from the selling securityholder, or they will receive commissions from the purchaser of common stock and/or Redeemable Warrants for whom they acted as agent.

The selling securityholders and any broker/dealers who sell their shares of common stock and Redeemable Warrants may be deemed to be "underwriters" within the meaning of the Securities Act. The commissions, discounts or other compensation paid to such persons may be regarded as underwriters' compensation. These shares may later be distributed, sold, pledged, hypothecated or otherwise transferred. In addition to any other applicable laws or regulations, selling securityholders must comply with regulations relating to distributions by selling securityholders, including Regulation M under the Securities Exchange Act of 1934.

To comply with the securities laws of certain jurisdictions, the securities offered in this prospectus will be offered or sold in those jurisdictions only through registered or licensed broker/dealers. In addition, in certain jurisdictions the securities offered in this prospectus may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions, or unless an exemption from registration or qualification is available and is complied with.


REDEEMABLE WARRANTS


We are also offering up to 920,000 shares of our common stock issuable upon exercise of 920,000 Redeemable Warrants currently owned by certain investors who acquired the Redeemable Warrants as part of the units sold in the 1998 public offering or purchased from the secondary trading markets. The shares of common stock to be issued upon exercise of the Redeemable Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                                  LEGAL MATTERS

The legality of the common stock and Redeemable Warrants offered under this prospectus was passed on for us by Neuman & Drennen, LLC.

                                     EXPERTS

Our consolidated financial statements as of December 31, 2000 and 1999, and for the years then ended, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG LLP covering the December 31, 2000 and 1999 financial statements contains an explanatory paragraph that states that the company's recurring losses and negative cash flows from operations raise substantial doubt about the company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549, in New York, New York at 7 World Trade Center, Suite 1300, New York, New York 10048 and in Chicago, Illinois at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our electronic SEC filings are also available on the web site maintained by the SEC, which is found at http://www.sec.gov. Our SEC filings are also available from commercial document retrieval services.

                        CELL ROBOTICS INTERNATIONAL INC.

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Report....................................................................................F-2
Consolidated Balance Sheets - December 31, 2000 and December 31, 1999...........................................F-3
Consolidated Statements of Operations - for the years ended December 31, 2000 and 1999..........................F-4
Consolidated Statements of Stockholders' Equity - for the years ended December 31, 2000 and 1999................F-5
Consolidated Statements of Cash Flows - for the years ended December 31, 2000 and 1999..........................F-6
Notes to Consolidated Financial Statements......................................................................F-7

Consolidated Balance Sheets - September 30, 2001 (unaudited) and December 31, 2000 (audited)...................F-18
Consolidated Statements of Operations - for the three months ended September 30, 2001 and 2000 (unaudited).....F-19
Consolidated Statements of Operations - for the nine months ended September 30, 2001 and 2000 (unaudited)......F-20
Consolidated Statements of Cash Flows - for the nine months ended September 30, 2001 and 2000 (unaudited)......F-21
Notes to Unaudited Consolidated Financial Statements...........................................................F-22

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Cell Robotics International, Inc.


We have audited the accompanying consolidated balance sheets of Cell Robotics International, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cell Robotics International, Inc. and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP
Albuquerque, New Mexico
March 15, 2001

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                             2000            1999
                                                         ------------    ------------
ASSETS
Current assets:
     Cash and cash equivalents                           $  1,043,230    $    358,379
     Accounts receivable, net of allowance for
         doubtful accounts of $1,841 in 2000 and
         $23,841 in 1999                                      378,853         206,278
     Inventory                                              1,079,086         897,971
     Other current assets                                      60,850          36,543
                                                         ------------    ------------
         Total current assets                               2,562,019       1,499,171
     Property and equipment, net                              549,688         485,556
     Other assets, net                                         24,109          28,939
                                                         ------------    ------------
              Total assets                               $  3,135,816    $  2,013,666
                                                         ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                    $    350,399    $    684,403
     Note payable - related party                             250,000              --
     Payroll related liabilities                              152,860         116,617
     Royalties payable                                         79,046          67,519
     Accrued litigation costs                                 400,000              --
     Other current liabilities                                118,010          40,294
                                                         ------------    ------------
              Total current liabilities                     1,350,315         908,833
     Note payable - related party                                  --         250,000
                                                         ------------    ------------
              Total liabilities                             1,350,315       1,158,833
                                                         ------------    ------------
Stockholders' equity:
     Preferred stock, $.04 par value. Authorized
         2,500,000 shares, zero shares
         issued and outstanding at December 31, 2000
         and 1999                                                  --              --
     Common stock, $.004 par value. Authorized
         50,000,000 shares, 9,965,644 and 8,244,121
         shares issued and outstanding at December 31,
         2000 and 1999, respectively                           39,863          32,976
     Additional paid-in capital                            25,114,871      19,154,908
     Accumulated deficit                                  (23,369,233)    (18,333,051)
                                                         ------------    ------------
              Total stockholders' equity                    1,785,501         854,833
                                                         ------------    ------------

Commitments and contingencies                            $  3,135,816    $  2,013,666
                                                         ============    ============

          See accompanying notes to consolidated financial statements.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                2000           1999
                                             -----------    -----------
Product sales                                $   992,710    $ 1,294,936
Research and development grants                   14,353        122,381
                                             -----------    -----------

         Total revenues                        1,007,063      1,417,317
                                             -----------    -----------

Product cost of goods sold                    (1,516,846)    (1,064,130)
SBIR direct expenses                             (14,353)      (122,381)
                                             -----------    -----------

         Total cost of goods sold             (1,531,199)    (1,186,511)
                                             -----------    -----------

         Gross profit (loss)                    (524,136)       230,806
                                             -----------    -----------

Operating expenses:
     General and administrative                1,297,779        988,288
     Marketing & sales                         1,289,728        625,777
     Research and development                    816,659        551,486
                                             -----------    -----------

         Total operating expenses              3,404,166      2,165,551
                                             -----------    -----------

         Loss from operations                 (3,928,302)    (1,934,745)
                                             -----------    -----------

Other income (expense):
     Interest income                              76,088         26,111
     Interest expense                         (1,258,453)          (716)
     Other, net                                   74,485              0
                                             -----------    -----------

         Total other income (expense)         (1,107,880)        25,395
                                             -----------    -----------

         Net loss                             (5,036,182)    (1,909,350)

Preferred stock dividends                             --       (515,280)
                                             -----------    -----------

Net loss applicable to common shareholders   $(5,036,182)   $(2,424,630)
                                             ===========    ===========

Weighted average common shares
     outstanding, basic and diluted            9,286,128      7,734,762
                                             ===========    ===========

Net loss applicable to common shareholders
     per common share, basic and diluted     $     (0.54)   $     (0.31)
                                             ===========    ===========


          See accompanying notes to consolidated financial statements.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                     Preferred Stock          Common Stock
                                                 ----------------------    ---------------------     Paid-in     Accumulated
                                                   Shares      Amount       Shares      Amount       Capital       Deficit
                                                 ---------    ---------    ---------   ---------   -----------   -----------
Balance at December 31, 1998                       465,533    $  18,622    5,739,248   $  22,957    17,916,565   (15,908,421)

Conversion of series A preferred stock            (465,533)     (18,622)   1,862,132       7,449        11,173            --
Stock dividend paid on
    series A preferred stock                            --           --      183,211         732       514,548      (515,280)
Options issued for services                             --           --           --          --        76,909            --
Issuance of shares at $1.50                             --           --      100,000         400       149,600            --
Exercise of stock options                               --           --       27,030         108        37,058            --
Issuance of units at $8.25, less
    costs of offering                                   --           --      332,500       1,330       449,055            --
Net loss for 1999                                       --           --           --          --            --    (1,909,350)
                                                 ---------    ---------    ---------   ---------   -----------   -----------
Balance at December 31, 1999                            --           --    8,244,121      32,976    19,154,908   (18,333,051)

Shares issued for services                              --           --      130,000         520       550,885            --
Exercise of stock options                               --           --      162,048         649       224,418            --
Exercise of stock warrants                              --           --      429,475       1,718       690,038            --
Issuance of shares at $4.00 in a private
    placement, less costs of offering                   --           --      500,000       2,000     1,733,502            --
Options & warrants issued
    for services                                        --           --           --          --       350,640            --
Issuance of stock on conversion of notes, less
    costs of offering                                   --           --      500,000       2,000     2,410,480            --
Net loss for 2000                                       --           --           --          --            --    (5,036,182)
                                                 ---------    ---------    ---------   ---------   -----------   -----------
Balance at December 31, 2000                            --    $      --    9,965,644   $  39,863    25,114,871   (23,369,233)
                                                 =========    =========    =========   =========   ===========   ===========


          See accompanying notes to consolidated financial statements.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                            2000           1999
                                                         -----------    -----------
Cash flows from operating activities:
    Net loss                                             $(5,036,182)    (1,909,350)
    Adjustments to reconcile net loss to net
       cash used in operating activities:
          Depreciation and amortization                      126,351        116,914
          Beneficial conversion charge                     1,200,000             --
          Loss on sale of property and equipment              35,000             --
          Amortization of options issued for services             --          7,279
          Options and warrants issued for service            350,640         76,909
          Common stock issued for services                   551,405             --
          (Increase) decrease in accounts receivable        (172,575)        40,295
          Increase in inventory                             (181,115)      (371,722)
          (Increase) decrease in other current assets        (24,307)        79,449
          (Decrease) increase in accounts payable
              and payroll related liabilities               (297,761)       329,146
          Increase in other current
              liabilities, accrued litigation costs
              and royalties payable                          489,243         46,358
                                                         -----------    -----------
    Net cash used in operating activities                 (2,959,301)    (1,584,722)
                                                         -----------    -----------

Cash flows from investing activities:
    Proceeds from sale of property and equipment             232,500             --
    Purchase of property and equipment                      (453,153)      (320,025)
                                                         -----------    -----------
    Net cash used in investing activities                   (220,653)      (320,025)
                                                         -----------    -----------

Cash flows from financing activities:
    Proceeds from issuance of common stock                 1,735,502        150,000
    Proceeds from exercise of stock options                  225,067         37,166
    Proceeds from exercise of warrants                       691,756             --
    Proceeds from sale of units, net of offering costs            --        450,385
    Proceeds from loan - related party                            --        250,000
    Proceeds from issuance of secured convertible
       note, net of expenses                               1,212,480             --
                                                         -----------    -----------

       Net cash provided by financing activities           3,864,805        887,551
                                                         -----------    -----------

Net increase (decrease) in cash and cash equivalents:        684,851     (1,017,196)
Cash and cash equivalents:
    Beginning of year                                        358,379      1,375,575
                                                         -----------    -----------
    End of year                                          $ 1,043,230        358,379
                                                         ===========    ===========

Supplemental information:
    Conversion of secured convertible note               $ 1,200,000             --
    Stock options and warrants issued for services       $        --         76,909
    Stock dividends on Series A Preferred Stock          $        --        515,280
    Interest paid                                        $        --            716
                                                         ===========    ===========


          See accompanying notes to consolidated financial statements.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)      BUSINESS AND ACTIVITIES

         The Company has developed and is manufacturing and marketing a laser-based medical device with applications in the blood sample and glucose collection and in vitro fertilization markets. During fiscal 2000 the Company sold the technology related to its in vitro fertilization products to Hamilton Thorne Research. The Company also develops, produces and markets a line of advanced scientific instruments that increase the usefulness and importance of the conventional laboratory microscope. The Company markets its scientific instruments in both domestic and international markets.

         The Company's customers consist primarily of research institutes, universities, the diabetic patient and diabetic nurse educator as well as the physician community, medical clinics, and distributors.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Basis of Presentation

                  The consolidated financial statements include the accounts of Cell Robotics International, Inc. and its wholly owned subsidiary (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

         (b)      Financial Statement Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (c)      Cash and Cash Equivalents

                  For purposes of the statements of cash flows, the Company considers all short-term investments with original maturities of three months or less to be cash equivalents. The Company has included as cash a certificate of deposit of approximately $85,000 that is used as a guarantee for loans to three employees.

         (d)      Inventory

                  Inventory is recorded at the lower of cost, determined by the first-in, first-out method, or market.

                  Inventory at December 31 consists of the following:

                                                           2000          1999
                                                        ----------    ----------
                  Finished goods                        $   56,273    $   78,358
                  Parts and components                   1,022,813       741,841
                  Sub-assemblies                                --        77,772
                                                        ----------    ----------
                                                        $1,079,086    $  897,971
                                                        ==========    ==========

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (e)      Property and Equipment

                  Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, which range from five to seven years. Leasehold improvements are amortized over the life of the lease.

         (f)      Earnings Per Share

                  Basic loss per share is computed on the basis of the weighted average number of common shares outstanding during the year. Diluted loss per share, which is computed on the basis of the weighted average number of common shares and all potentially dilutive common shares outstanding during the year, is the same as basic loss per share for 2000 and 1999, as all potentially dilutive securities were anti-dilutive.

                  Options to purchase 1,594,575 and 1,618,123 shares of common stock were outstanding at December 31, 2000 and 1999, respectively. Additionally, warrants to purchase 1,503,826 and 1,878,826 shares of common stock were outstanding at December 31, 2000 and 1999, respectively. These were not included in the computation of diluted earnings per share as the exercise of these options and warrants would have been anti-dilutive because of the net losses incurred in 2000 and 1999.

         (g)      Fair Value of Financial Instruments

                  The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, payroll related liabilities, royalties payable and accrued liabilities in the consolidated financial statements approximate fair value because of the short-term maturity of these instruments. The fair value of the note payable at December 31, 2000 cannot be determined without excessive costs due to its related party nature.

         (h)      Income Taxes

                  The Company follows the asset and liability method for accounting for income taxes whereby deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

         (i)      Revenue


                  The Company recognizes revenue on sales of its products when the products are shipped from the plant and ownership is transferred to the customer. In certain cases where the Company is required to install its products at a customer's site, the recognition of revenue is deferred until the installation is completed. Appropriate allowances are made for returns.


         (j)      Research and Development

                  Research and development costs related to both present and future products are expensed as incurred. Research and development costs consist primarily of salaries, materials and supplies.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         (k)      Warranties

                  The Company warrants their products against defects in materials and workmanship for one year. The warranty reserve is reviewed periodically and adjusted based upon the Company's historical warranty costs and its estimate of future costs.

         (l)      Stock Option Plan

                  The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock Based Compensation," permits entities to recognize as an expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

                  The Company also issues stock, stock options or stock warrants to non-employees for services. The fair value of the stock, as determined by the market price on the date of issuance, or of the options or warrants, as determined by the Black-Scholes option pricing model, is charged to expense when incurred. Stock issued is discussed in Note 9 and the options or warrants issued are included in the disclosures in Note 5.

         (m)      New accounting pronouncements

                  In June 1999, Statement of Financial Accounting Standards ("SFAS") No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, was issued. SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The provisions of this statement are now effective for financial statements for fiscal years beginning after June 15, 2000, although early adoption is allowed. We plan to adopt the provisions of SFAS No. 133 on January 1, 2001. We do not expect the adoption of this standard to have a material effect on our results of operations or financial position.

                  In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation: an Interpretation of APB Opinion No. 25. This interpretation clarifies the application of APB Opinion No. 25, Accounting for Stock Issued to Employees, and was effective July 1, 2000. Our adoption of this interpretation did not have a material effect on our results of operations or financial position.

                  In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. This bulletin summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB No. 101B, which delayed the implementation date of SAB No. 101 until the fourth fiscal quarter of fiscal years beginning after December 15, 1999, although early adoption is allowed. Our adoption of the provisions of this statement did not have a material effect on our results of operations or financial position.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(3)      PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at December 31:


                                                       2000            1999
                                                    -----------     -----------
                  Furniture and fixtures            $    14,791     $    10,688
                  Computers                             391,487         350,059
                  Equipment                             970,581         830,459
                  Leasehold improvements                 48,961          48,961
                                                    -----------     -----------
                                                      1,425,820       1,240,167
                  Accumulated depreciation             (876,132)       (754,611)
                                                    -----------     -----------
                  Net property and equipment        $   549,688     $   485,556
                                                    ===========     ===========


(4)      OTHER ASSETS

         Other assets consist of the following at December 31:


                                                          2000           1999
                                                       -----------    -----------
                  Patents                                   48,246         48,246
                  Non-compete agreements                     8,116          8,116
                                                       -----------    -----------
                                                            56,362         56,362
                  Accumulated amortization                 (32,253)       (27,423)
                                                       -----------    -----------
                  Net other assets                     $    24,109    $    28,939
                                                       ===========    ===========


(5)      STOCK OPTIONS AND WARRANTS

         (a)      Stock Options

                  The Company has adopted a Stock Incentive Plan (the Plan) pursuant to which the Company's Board of Directors may grant to eligible participants options in the form of Incentive Stock Options (ISO's) under Section 422 of the Internal Revenue Code of 1986, as amended, or options which do not qualify as ISO's (Non-Qualified Stock Options or NQSO's). An aggregate of 1,500,000 shares of the Company's common stock is reserved for issuance under the Plan. Generally, stock options granted under the Plan have five-year terms and become fully exercisable after three or four years from the date of grant.

         Following is a summary of activity in the Company's options for employees, directors, outside consultants, and technical advisors:

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                                         YEAR ENDED DECEMBER 31,
                                                     2000                       1999
                                            -----------------------    -----------------------
                                             WEIGHTED-                  WEIGHTED-
                                             AVERAGE                     AVERAGE
                                             EXERCISE                   EXERCISE
                                              PRICE        NUMBER        PRICE        NUMBER
                                            ----------   ----------    ----------   ----------
         Outstanding at beginning of year   $     1.73    1,618,123    $     1.81    1,631,820
         Granted                            $     2.56      605,833    $     1.81       20,000
         Exercised                          $     1.39     (162,048)         1.38      (27,030)
         Forfeited                          $     1.87     (467,333)   $     1.38       (6,667)
                                            ----------   ----------    ----------   ----------
         Outstanding at end of year         $     2.14    1,594,575    $     1.82    1.618.123
                                            ==========   ==========    ==========   ==========
         Exercisable at end of year         $     2.06    1,110,993    $     1.73    1,119,565
                                            ==========   ==========    ==========   ==========


         The following summarizes certain information regarding outstanding stock options at December 31, 2000:


                                           TOTAL                                    EXERCISABLE
                    ---------------------------------------------------   ----------------------------------
                                                           WEIGHTED-
                                         WEIGHTED-          AVERAGE           WEIGHTED-
                                          AVERAGE          REMAINING           AVERAGE
      EXERCISE                           EXERCISE         CONTRACTUAL         EXERCISE
     PRICE RANGE         NUMBER            PRICE         LIFE (YEARS)           PRICE            NUMBER
------------------  ----------------  ---------------  ----------------   ---------------    ---------------
   $  0.78 to 0.84            45,000  $          0.83              3.25   $          0.84             35,000
      1.38 to 2.06         1,061,075             1.84              2.30              1.75            725,243
      2.69 to 3.97           458,500             2.81              4.33              2.78            340,750
      4.38 to 4.47            30,000             4.44              4.47              4.38             10,000
                    ----------------  ---------------            ------   ---------------    ---------------
   Total                   1,594,575  $          2.14              2.95   $          2.06          1,110,993
                    ================  ===============            ======   ===============    ===============


                  During 2000 and 1999, the Company granted 403,000 and 40,000, respectively, options outside of the Plan, for the purchase of the Company's common stock to directors, consultants and a provider of public relations services for the Company. Such options are included in the above table.

                  At December 31, 2000, there were 716,710 additional shares available for grant under the Plan. The weighted-average fair value of stock options granted in 2000 and 1999 was $1.68 and $1.08, respectively, calculated on the date of grant using the Black Scholes option-pricing model using the following assumptions for 2000 and 1999, respectively. Expected dividend yield of 0% and 0%, risk-free interest rate of 5% and 5.25%, expected life of option of 4 years and 4 years, and expected volatility of 92% and 75.2%.

                  The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its employee and director stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the date of grant for its employee stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                  2000           1999
                                                               -----------    -----------
                  Reported net loss applicable to common
                    shareholders                               $(5,036,182)   $(2,424,630)
                  Pro forma net loss applicable to common
                    shareholders                                (5,889,284)    (2,828,058)
                  Pro forma net loss per share applicable to
                    common shareholders - basic and diluted    $      (.63)   $      (.37)
                                                               ===========    ===========


         (b)      Warrants

                  The Company has a Representative's Warrant outstanding that was granted to an underwriter. The Representative's Warrant is exercisable through February 2, 2002 to purchase 160,000 shares of common stock at a price of $2.475 per share. The Representative's Warrant also includes 80,000 Common Stock Purchase Warrants exercisable through February 2, 2003 to purchase 80,000 shares of common stock for a price of $2.40 per share.

                  In conjunction with the Offering completed in February 1998, and the exchange of common shares for Units in February 1998, the Company has an additional 1,077,576 warrants outstanding and exercisable through February 2, 2003 to purchase 1,077,576 shares of common stock for a price of $2.40 per share.

                  In connection with the private placement completed in July 1999, the Company has an additional 101,250 warrants outstanding exercisable through February 2, 2003 to purchase 101,250 shares of common stock for a price of $2.40 per share.

                  In consideration for services received, the Company issued 15,000 warrants to a provider of corporate legal services. The warrants are exercisable through February 2, 2003 to purchase 15,000 shares of common stock for a price of $2.40 per share.

                  In 2000 the Company issued 70,000 common stock purchase warrants to an investment research firm and a public relations firm. The warrants are exercisable through February 2, 2003 to purchase one share of common stock for a price of $2.40 per share.

         (c)      Employee Stock Purchase Plan

                  The board of directors and stockholders have approved an Employee Stock Purchase Plan (ESPP). As of December 31, 2000 and 1999, no shares of common stock have been issued under the ESPP and there have been no subscriptions of employees to participate in the ESPP.

(6)      ROYALTY AGREEMENTS

         The Company is party to several royalty agreements under which it must make payments to the original holders of patents on components used in its products. Such royalties, equal to 1 to 2 percent of the net sales of the products containing patented components, are generally due upon sale of the products.

         One royalty agreement pertains to the Company's worldwide, non-exclusive license agreement which continues until January 2007. Under the terms of the royalty agreement, the Company must pay an annual royalty of 7 percent based on revenue generated from sales of the Company's products that use the patent, with a minimum annual

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         payment of $35,000. Beginning with the year 1999, the minimum annual royalty payment of $35,000 is payable as follows: $17,500 sixty days after the end of each semiannual period ending June 30th and December 31st.


(7)      INCOME TAXES

         No provision for federal or state income tax expense has been recorded due to the Company's losses. Total income tax benefit differs from the amounts computed by applying the statutory tax rate to loss before income taxes. The reason for this difference is as follows:


         Expected tax benefit at the
                  U.S. statutory rate of 34%         $(1,712,302)      (649,179)
         Valuation allowance                           1,660,500        587,500
         Other                                            51,802         61,679
                                                     -----------    -----------
         Actual tax benefit                                    0              0


         The Company has net operating loss carryforwards and temporary differences that give rise to the following deferred tax assets and liabilities:


                                                                 DECEMBER 31,
                                                            2000           1999
                                                         -----------    -----------
                  Deferred tax assets:
                      Net operating loss carryforwards   $ 7,155,000    $ 5,375,500
                      Inventory capitalization                71,000        150,000
                      Vacation and sick leave payable         30,000         30,000
                      Allowance for doubtful accounts             --          7,500
                      Accrued expenses                            --         48,000
                      Depreciation                             7,000             --
                                                         -----------    -----------
                                                           7,263,000      5,610,500
                                                         -----------    -----------
                  Less valuation allowance                (7,234,000)    (5,573,500)
                                                         -----------    -----------
                           Net deferred tax asset        $    29,000         37,000
                                                         -----------    -----------

                  Deferred tax liabilities:
                      Amortization                       $    29,000         31,000
                      Depreciation                                --          6,000
                                                         -----------    -----------
                           Net deferred income taxes     $        --             --
                                                         ===========    ===========


         The net deferred taxes have been fully offset by a valuation allowance since the Company cannot currently conclude that it is more likely than not that the benefits will be realized. The net operating loss carryforward for income tax purposes of approximately $21,000,000 expires beginning in 2006 through 2018. Ownership changes resulting from the Company's reorganization in 1995 will limit the use of this net operating loss under applicable Internal Revenue Service regulations.

(8)      COMMITMENTS

         The Company is obligated under a non-cancellable operating lease for building facilities which is subject to 3 percent annual increases and expires on November 30, 2002. Rent expense for 2000 and 1999 was $116,111 and $112,939, respectively. Minimum annual lease commitments for all building facilities at December 31, 2000 are: $105,195 for 2001; and $98,977 for 2002.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(9)      EQUITY TRANSACTIONS

         In July 1999, the Company sold 9.5 units to four investors in a private placement of its securities. Each unit consisted of 35,000 shares of Common Stock and 7,500 Common Stock purchase warrants. Each warrant is exercisable through February 2, 2003 to purchase one share of Common Stock at a price of $2.40 per share. In connection with this private placement, the Company granted 15,000 warrants to two placement agents. The Company granted an additional 15,000 warrants to one of these placement agents for other investment banking services, which were unrelated to the private placement. The latter warrants were valued at $.406625 each. This fair value was calculated using the Back Scholes option-pricing model. The significant assumptions include an expected dividend of zero, a risk free interest rate of 6.375% and an expected volatility of 75.2%. These 30,000 warrants are exercisable through February 2, 2003 to purchase one share of Common Stock at a price of $2.40 per share.

         In January 2000, the Company terminated its public and investor relations agreement with RCG Capital Markets Group, Inc. effective January 1, 2000. In lieu of payment for three additional months of service retainer fees, the Company granted options for an additional 25,000 shares of Common Stock at an exercise price equal to $3.25, the closing price of the Company's Common Stock on February 15, 2000. Due to early termination of this agreement, 50,000 unvested options were cancelled. The Company recorded a charge of $44,659, the fair value of the options granted. The fair value was calculated on the grant date using the Black Scholes option-pricing model. The significant assumptions include an expected dividend of zero, a risk free interest rate of 6.375% and an expected volatility of 75.2%.

         Additionally, in January 2000, the Company issued a total of 40,000 Common Stock purchase warrants to an investment research firm and a new public relations firm. The Company was also committed under the terms of the agreement with the new public relations firm to issue an additional 30,000 warrants if representation continued beyond six months. The warrants are exercisable through February 2, 2003 to purchase one share of Common Stock for a price of $2.40 per share. Of the additional 30,000 warrants, 15,000 vested April 1, 2000, after three months of service, and the remaining 15,000 vested on July 1, 2000, after six months of service. The fair value of these performance-based options has been measured upon vesting and charged to operations at such time. The Company recorded charges of $124,321, the fair value of the options granted. The fair value was calculated on the grant dates using the Black Scholes option-pricing model. The significant assumptions include an expected divided of zero, a risk free interest rate of 6.375% and an expected volatility of 75.2%.

         In February 2000, the Company executed a secured convertible promissory note from a member of the Company's Board of Directors, which was amended in March 2000. The director advanced $250,000 on March 3, 2000; $250,000 on March 9, 2000; $200,000 on March 28, 2000; and the
         remaining $500,000 on April 26, 2000 under the note. The principal amount of $1,200,000 was paid in full with and converted into 500,000 shares of Common Stock on August 30, 2000. An SB-2 registration statement registering the shares issuable upon conversion of the promissory note was declared effective by the SEC on July 20, 2000. In connection with the beneficial conversion of this note, the Company recorded a non-cash charge of $1,200,000 in the quarter ended September 30, 2000.

         In February 2000, an underwriter in a previous offering exercised a portion of its Placement Agent's Warrants to purchase a total of
         10.9825 units at a price of $25,000 per unit. Each unit consists of 20,000 shares of Common Stock and class A warrants exercisable for 10,000 shares of Common Stock. The underwriter exercised the underlying class A warrants simultaneously with the exercise of the Placement Agent's Warrants. Proceeds to the Company were approximately $467,000.

         In March 2000, a previous distributor of the Company exercised its warrant to purchase 100,000 shares of Common Stock at a price of $2.25 per share. Proceeds to the Company were approximately $225,000.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         On May 26, 2000 the Company issued 500,000 shares of its Common Stock for $2,000,000 in a private placement with Paulson Investment Company, Inc. of Portland, Oregon. A five percent placement fee was paid to Mark
         T. Waller of Bridgeworks Capital, a former member of the Company's Board of Directors, after the close of the transaction.

         In April, May and July 2000, the Company issued a total of 130,000 shares of its Common Stock to Pollet & Richardson as payment for legal services. The Company recorded charges of 551,405, the fair value of the stock issued. The fair value was calculated on the measurement dates using the market price of the Company's common stock on those dates.

(10)     SHORT-TERM BORROWINGS

         In December 1999, the Company issued a note payable for $250,000 to a member of its Board of Directors. The note bears interest at six percent. During 2000, the Company accrued interest expense of approximately $9,900 for this related party note. The balance as of February 15, 2001 is payable in monthly installments beginning on that date.

(11)     CAPITAL RESOURCES

         Since inception, the Company has incurred operating losses and other equity charges which have resulted in an accumulated deficit of $23,369,233 and operations using net cash of $2,959,301 in 2000.

         The Company's ability to improve cash flow and ultimately achieve profitability will depend on its ability to significantly increase sales. Accordingly, the Company is manufacturing and marketing a laser-based medical device which leverages the Company's existing base of patented technology. The Company believes the markets for this product are broader than that of the scientific instrumentation market and, as such, offer a greater opportunity to significantly increase sales. In addition, the Company plans to pursue development and marketing partners for its products, particularly the Lasette. These partnerships will enhance the Company's ability to rapidly ramp-up its marketing and distribution strategy, and possibly offset the products' development costs.

         Although the Company has begun manufacturing and marketing its laser-based medical device and continues to market its scientific instrument line, it does not anticipate achieving profitable operations until possibly December 2001. As a result, the Company's working capital surplus is expected to erode over the next twelve months. Nevertheless, the Company expects that its present working capital surplus, increased sales, and the proceeds from anticipated equity placements will be sufficient to cover its expected operational deficits through 2001.

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern. There is substantial doubt that the Company will be able to continue as a going concern. The ultimate continuation of the Company is dependent on attaining additional financing and profitable operations.

(12)     SUBSEQUENT EVENTS

         On January 31, 2001 the Company entered into a loan agreement with certain members of the board of directors. The aggregate amount of the loan is $1 million. The loan pays interest quarterly at an annual rate of 10%. Additionally the participating directors received 150,000 warrants to purchase the Company's stock. The warrants are exercisable into common stock at a price of $1.125, the market price for the

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         Company's stock when the deal was signed. During 2000 Big Sky Laser Technologies, Inc. (BSLT) filed a lawsuit alleging that the Company was in breach of contract. In January 2001 the Company and BSLT reached a settlement and the lawsuit was dismissed with prejudice. Under the settlement agreement the Company paid BSLT $350,000 and BSLT will complete and ship to the Company 100 units of the Professional Lasette that BSLT had previously been manufacturing for the Company. The Company had accrued for the anticipated costs of settling the lawsuit during the quarter ended September 30, 2000.

(13)     OPERATING SEGMENTS

         The Company has two operating segments: scientific research instruments and laser-based medical devices. The scientific research instruments segment produces research instruments for sale to universities, research institutes, and distributors. The laser-based medical devices segment produces medical device for sale to clinics, individual consumers and to distributors.

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates segment performance based on profit or loss from operations prior to the consideration of unallocated corporate general and administration costs. The Company does not have intersegment sales or transfers.

         The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business utilizes different technologies and marketing strategies.

                                                       DECEMBER 31, 2000
                                     -------------------------------------------------------
                                     SCIENTIFIC    LASER-BASED
                                      RESEARCH      MEDICAL
                                     INSTRUMENTS     DEVICES       CORPORATE        TOTAL
                                     -----------   -----------    -----------    -----------
     Revenues from customers             605,877       386,833             --        992,710
     Research and development
              grants                      14,353            --             --         14,353
     Profit (loss) from operations         2,506    (2,646,140)    (1,284,668)    (3,928,302)
     Segment assets                      285,049     1,366,985      1,483,782      3,135,816


                                                       DECEMBER 31, 1999
                                     -------------------------------------------------------
                                     SCIENTIFIC    LASER-BASED
                                      RESEARCH      MEDICAL
                                     INSTRUMENTS     DEVICES       CORPORATE        TOTAL
                                     -----------   -----------    -----------    -----------
     Revenues from customers         $  736,616       558,320            --     1,294,936
     Research and development
              grants                    122,381            --            --       122,381
     Profit (loss) from operations       (3,416)     (953,230)     (978,099)   (1,934,745)
     Segment assets                     397,050     1,095,976       520,640     2,013,666


         Segment assets for scientific research instruments and laser-based medical devices represent accounts receivable, inventory and specifically identifiable manufacturing equipment. The remaining assets are not allocated between the segments, as there is no practical method to allocate those assets between the segments.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         The Company has no foreign operations. However, total export sales for the years ended December 31, 2000 and 1999 were approximately $406,000 and $644,000, respectively. The sales were primarily to companies in Asia, Europe, Australia, Brazil and South Africa. Export sales are attributed to the country where the product is shipped. The Company had export sales to one customer located in Japan in fiscal 2000 that accounted for 16% of its consolidated sales. In fiscal 1999 the Company recorded sales to two related parties that accounted for 25% and 13% of consolidated sales.

                        CELL ROBOTICS INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS




                                                                         AS OF             AS OF
                                                                      SEPTEMBER 30,     DECEMBER 31,
                                                                         2001              2000
                                                                     --------------    --------------
                                                                      (UNAUDITED)        (AUDITED)
ASSETS

Current assets:
     Cash and cash equivalents                                       $       41,386    $      958,144
     Restricted cash                                                         85,086            85,086
     Accounts receivable, net of allowance for doubtful accounts
         of $1,841 and $1,841 in 2001 and 2000, respectively                324,536           378,853
     Inventory                                                            1,266,622         1,079,086
     Other                                                                   42,018            60,850
                                                                     --------------    --------------
         Total current assets                                             1,759,648         2,562,019
Property and equipment, net                                                 426,736           549,688
Other assets, net                                                            20,486            24,109
                                                                     --------------    --------------
              Total assets                                           $    2,206,870    $    3,135,816
                                                                     ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                $      643,625    $      350,399
     Notes payable                                                          233,863                --
     Notes payable - related parties                                      1,128,287           250,000
     Payroll related liabilities                                            155,215           152,860
     Royalties and commissions payable                                       93,447            79,046
     Accrued litigation costs                                                    --           400,000
     Other current liabilities                                               96,957           118,010
                                                                     --------------    --------------
         Total current liabilities                                        2,351,394         1,350,315
                                                                     ==============    ==============

Stockholders' equity:

Preferred stock, $.04 par value. Authorized
     2,500,000 shares, zero shares issued and outstanding at
         September 30, 2001 and December 31, 2000                                 0                 0
     Common stock, $.004 par value.  Authorized 50,000,000 shares,
         9,980,644 and 9,965,644 shares issued and outstanding at
         September 30, 2001 and December 31, 2000, respectively              39,923            39,863
     Additional paid-in-capital                                          25,174,548        25,114,871
     Accumulated deficit                                                (25,358,995)      (23,369,233)
         Total stockholders' equity                                        (144,524)        1,785,501
                                                                     --------------    --------------
                                                                     $    2,206,870    $    3,135,816
                                                                     ==============    ==============



     SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                        CELL ROBOTICS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                UNAUDITED
                                                                          THREE MONTHS ENDED
                                                                SEPTEMBER 30, 2001    SEPTEMBER 30, 2000
                                                                ------------------    ------------------
Product sales                                                   $          402,063    $          272,633
Research and development grants                                             88,923                10,029
                                                                ------------------    ------------------
         Total revenues                                                    490,986               282,662
                                                                ------------------    ------------------

Product cost of goods sold                                                (269,236)             (724,410)
SBIR direct expenses                                                       (88,923)              (10,029)
                                                                ------------------    ------------------
         Total cost of goods sold                                         (358,159)             (734,439)
                                                                ------------------    ------------------

Gross profit (loss)                                                        132,827              (451,777)
                                                                ------------------    ------------------
Operating expenses:
     General and administrative                                            198,478               255,699
     Marketing and sales                                                   308,917               386,092
     Research and development                                               99,714               264,677
         Total operating expenses                                          607,109               906,468
                                                                ------------------    ------------------

Loss from operations                                                      (474,282)           (1,358,245)
                                                                ------------------    ------------------

Other income (expense):
     Other income                                                           15,284                24,585
     Interest expense                                                      (40,976)           (1,223,467)
                                                                ------------------    ------------------
         Total other expense                                               (25,692)           (1,198,882)
                                                                ------------------    ------------------

         Net loss                                               $         (499,974)   $       (2,557,127)
                                                                ==================    ==================

Weighted average common shares outstanding, basic and diluted            9,980,644             9,610,079
                                                                ==================    ==================

Net loss per common share, basic and diluted                    $            (0.05)   $            (0.27)
                                                                ==================    ==================



     SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                        CELL ROBOTICS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                              UNAUDITED
                                                         NINE MONTHS ENDED
                                               SEPTEMBER 30, 2001    SEPTEMBER 30, 2000
                                               ------------------    ------------------
Product sales                                  $        1,007,453    $          749,055
Research and development grants                           133,823                17,323
                                               ------------------    ------------------
                  Total revenues                        1,141,276               766,378
                                               ------------------    ------------------

Product cost of goods sold                               (821,049)           (1,249,940)
SBIR direct expenses                                     (133,823)              (17,323)
                                               ------------------    ------------------
                  Total cost of goods sold               (954,872)           (1,267,263)
                                               ------------------    ------------------

Gross profit (loss)                                       186,404              (500,885)
                                               ------------------    ------------------
         Operating expenses:
         General and administrative                       699,693             1,027,505
         Marketing and sales                            1,005,180               771,522
         Research and development                         414,137               578,244
                                               ------------------    ------------------
                  Total operating expenses              2,119,010             2,377,271
                                               ------------------    ------------------

                                               ------------------    ------------------
Loss from operations                                   (1,932,606)           (2,878,156)
                                               ------------------    ------------------

Other income (expense):
         Other income                                      21,709                43,951
         Interest expense                                 (78,865)           (1,254,620)
                                               ------------------    ------------------
                  Total other expense                     (57,156)           (1,210,669)
                                               ------------------    ------------------

                  Net loss                             (1,989,762)           (4,088,825)
                                               ------------------

Weighted average common shares
         outstanding, basic and diluted                 9,980,203             9,057,133
                                               ==================    ==================

Net loss applicable to common shareholders
         per common share, basic and diluted   $            (0.20)   $            (0.45)
                                               ==================    ==================






     SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                        CELL ROBOTICS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                         UNAUDITED
                                                                     NINE MONTHS ENDED
                                                          SEPTEMBER 30, 2001    SEPTEMBER 30, 2000
                                                          ------------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                             $       (1,989,762)   $       (4,088,825)
     Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization                                   133,475                84,784
     Beneficial conversion charge                                         --             1,200,000
     Loss on sale of asset                                                --                35,000
     Options and warrants issued for services                         50,830               261,802
     Common stock issued for services                                  8,907               551,405
     Decrease (increase) in accounts receivable                       54,317               (59,866)
     Increase in inventory                                          (187,536)             (175,391)
     Decrease (increase) in other current assets                      18,832               (36,376)
     (Decrease) increase in current liabilities                     (111,071)              117,076
                                                          ------------------    ------------------
         Net cash used in operating activities                    (2,022,008)           (2,110,391)
                                                          ------------------    ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of asset                                          --               232,500
     Purchase of fixed assets                                         (6,900)             (342,224)
                                                          ------------------    ------------------
              Net cash used in investing activities                   (6,900)             (109,724)
                                                          ------------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock                               --             1,735,502
     Proceeds from notes payable and
         warrants - related parties                                1,140,204                    --
     Repayments of notes payable - related parties                   (28,054)                   --
     Proceeds from exercise of stock options                              --               225,066
     Proceeds from exercise of warrants                                   --               691,756
     Proceeds from issuance of secured convertible
         note, net of expenses                                            --             1,212,480
                                                          ------------------    ------------------
              Net cash provided by financing activities            1,112,150             3,864,804
                                                          ------------------    ------------------
Net (decrease) increase in cash and cash equivalents:               (916,758)            1,644,689
Cash and cash equivalents:
              Beginning of period                                    958,144               358,379
                                                          ------------------    ------------------
              End of period                               $           41,386    $        2,003,068
                                                          ==================    ==================

SUPPLEMENTAL INFORMATION:
     Interest paid                                                     4,546                    --
                                                                                ------------------
     Conversion of secured convertible note               $               --    $        1,200,000
                                                          ==================    ==================



     SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                        CELL ROBOTICS INTERNATIONAL, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001




1.       Presentation of Unaudited Consolidated Financial Statements



         These unaudited consolidated financial statements have been prepared in accordance with the rules of the Securities and Exchange Commission and, therefore, do not include all information and footnotes otherwise necessary for a fair presentation of financial position, results of operations and cash flows, in conformity with generally accepted accounting principles. However, the information furnished, in the opinion of management, reflects all adjustments necessary to present fairly the Company's financial position, results of operations and cash flows. The results of operations are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.



2.       Issuance of Equity Securities



         In January 2000, the Company terminated its public and investor relations agreement with RCG Capital Markets Group, Inc. effective January 1, 2000. In lieu of payment for three additional months of service retainer fees, the Company granted options for an additional 25,000 shares of Common Stock at an exercise price equal to $3.25, the closing price of the Company's Common Stock on February 15, 2000. Due to early termination of this agreement, 50,000 unvested options were canceled. The Company recorded a charge of $44,659, the fair value of the options granted. The fair value was calculated on the grant date using the Black Scholes option-pricing model. The significant assumptions include an expected dividend of zero, a risk free interest rate of 6.375% and an expected volatility of 75.2%.



         Additionally, in January 2000, the Company issued a total of 40,000 Common Stock purchase warrants to an investment research firm and a new public relations firm. The Company was also committed under the terms of the agreement with the new public relations firm to issue an additional 30,000 warrants if representation continued beyond six months. The warrants are exercisable through February 2, 2003 to purchase one share of Common Stock for a price of $2.40 per share. Of the additional 30,000 warrants, 15,000 vested April 1, 2000, after three months of service, and the remaining 15,000 vested on July 1, 2000, after six months of service. The fair value of these performance-based options has been measured upon vesting and charged to operations at such time. The Company recorded charges of $124,321, the fair value of the options granted. The fair value was calculated on the grant dates using the Black Scholes option-pricing model. The significant assumptions include an expected dividend of zero, a risk free interest rate of 6.375% and an expected volatility of 75.2%.



         In February 2000, an underwriter in a previous offering exercised a portion of its Placement Agent's Warrants to purchase a total of 10.9825 units at a price of $25,000 per unit. Each unit consists of 20,000 shares of Common Stock and class A warrants exercisable for 10,000 shares of Common Stock. The underwriter exercised the underlying class A warrants simultaneously with the exercise of the Private Placement Warrants. Proceeds to the Company were approximately $467,000.


         In March 2000, a previous distributor of the Company exercised its warrant to purchase 100,000 shares of Common Stock at a price of $2.25 per share. Proceeds to the Company were approximately $225,000.


         On May 26, 2000 the Company issued 500,000 shares of its Common Stock for $2,000,000 in a private placement with Paulson Investment Company of Portland, Oregon. A five percent placement fee was paid to Mark T. Waller of BridgeWorks Capital, a former member of the Company's Board of Directors after the close of the transaction.



         In February, May and July 2000, and in January 2001, the Company issued a total of 145,000 shares of its Common Stock to Pollet & Richardson as payment for legal services.

                        CELL ROBOTICS INTERNATIONAL, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001




3.       Notes Payable



         In December 1999, the Company issued a note payable for $250,000 to Humagen Fertility Diagnostics, Inc. whose president, chief executive officer and majority shareholder is Dr. Debra Bryant, a former member of the Company's board of directors. The note bears interest at six percent. In January 2001, the Company used $45,000 of the proceeds of the loans by the Company's directors and their affiliates described below as payment against the outstanding balance of $250,000 plus accrued interest. The Company also paid monthly installments of $10,000 each from February through April 2001. The remaining balance of the note is now payable upon demand. During the six-month period ended September 30, 2001 the Company expensed $9,196 of accrued interest on this note.



         In February 2000, the Company executed a secured convertible promissory note from a member of the Company's Board of Directors, which was amended in March 2000. The director advanced $250,000 on March 3, 2000; $250,000 on March 9, 2000; $200,000 on March 28, 2000; and the remaining $500,000 on April 26,
2000 under the note. The principal amount of $1,200,000 was paid in full with and converted into 500,000 shares of Common Stock on August 30, 2000. An SB-2 registration statement registering the shares issuable upon conversion of the promissory note was declared effective by the SEC on July 20, 2000. In connection with the beneficial conversion of this note, the Company recorded a non-cash charge of $1,200,000 in the quarter ended September 30, 2000.



         On January 31, 2001, certain members of the Company's board of directors and affiliates of members or former members of its board of directors agreed to make term loan advances to the Company in an aggregate amount of $1,000,000. Loans in the amount of $100,000, $400,000 and $500,000 under this
$1,000,0000 commitment were made in February 2001, March 2001 and May 2001, respectively. The loans are evidenced by unsecured promissory notes, bear interest at the rate of ten percent per annum and are due on January 31, 2002. Additionally, the lenders were issued warrants to purchase an aggregate of 150,000 shares of Common Stock. The warrants are exercisable until January 31, 2004, for Common Stock at a price of $1.125 per share, the market price for the Common Stock when the loan agreement was signed. The warrants are immediately exercisable. The Company has allocated $32,540 in proceeds from the loan to the warrants based on the fair value of the warrants. This amount has been recorded as a discount on the loans and will be amortized over the life of the loans. During the six-month period ended September 30, 2001 the Company expensed $56,795 of accrued interest on this loan agreement.



         In August 2001, the Company signed a convertible note in the face amount of $500,000 payable to Mr. Oton Tisch, a director of the Company. Mr. Tisch, funded $190,000 after the signing of the convertible note. The remaining $310,000 may be requested by the Company, at its option, after August 31, 2001 so long as the Company has not completed a round of debt or equity financing providing gross proceeds to the Company of at least $310,000. Principal and accrued interest evidenced by the note are convertible into shares of Common Stock at any time. The conversion price of the convertible note is $0.5994 per share of Common Stock or 90% of the average closing price per share of the Common Stock for 15 trading days ending on the trading day immediately prior to the date of conversion, whichever is less. However, the conversion price cannot be less than $0.30 per share. The convertible note bears interest at 10% per annum and is presently secured by the Company's equipment. Unless sooner converted, the convertible note is due on August 2, 2002. The Company anticipates that a non-cash beneficial conversion charge will be expensed as interest as a result of this transaction. The amount of this charge cannot be reasonably determined at this time. In connection with the issuance of the convertible note, Mr. Tisch was issued a warrant to purchase up to 37,500 shares of the Company's Common Stock, of which 14,250 shares have vested. The value assigned to the warrants that vested during the quarter ended September 30, 2001 of $4,709 was recorded as a discount to the convertible note and will be amortized over the term of the convertible note. The remaining shares covered by the warrant will vest in proportion to the amount funded by Mr. Tisch under the convertible note. The warrant is exercisable until August 2, 2004, for Common Stock at a price of $.67 per share. During the period ended September 30, 2001 the Company accrued interest expense of $2,499 in connection with this convertible note.

                        CELL ROBOTICS INTERNATIONAL, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001




4.       Earnings Per Share



         Basic loss per share is computed on the basis of the weighted average number of shares of Common Stock outstanding during the quarter. Diluted loss per share, which is computed on the basis of the weighted average number of shares of Common Stock and all potentially dilutive shares of Common Stock outstanding during the quarter, is the same as basic loss per share for the periods ended September 30, 2001 and 2000, as all potentially dilutive securities were anti-dilutive.



         Options to purchase 2,226,075 and 1,660,242 shares of Common Stock were outstanding at September 30, 2001 and 2000, respectively. Warrants to purchase 1,691,326 and 1,503,826 shares of Common Stock were outstanding at September 30, 2001 and 2000, respectively. These were not included in the computation of diluted loss per share as the exercise of the options would have been anti-dilutive because of the net losses incurred in the periods ended September 30, 2001 and 2000.



5.       Operating segments


         The Company has two operating segments: scientific research instruments and laser-based medical devices. The scientific research instruments segment produces research instruments for sale to universities, research institutes, and distributors. The laser-based medical devices segment produces the Lasette for home and clinical use for sale to clinics, individual consumers and to distributors.


         The accounting policies of the segments are the same as those described in the summary of significant accounting policies in the Company's Annual Report on Form 10-KSB. The Company evaluates segment performance based on profit or loss from operations prior to the consideration of unallocated corporate general and administration costs. The Company does not have intersegment sales or transfers. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business utilizes different technologies and marketing strategies.

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001




                                                               NINE MONTHS ENDED
                                                               SEPTEMBER 30, 2001
                                            ----------------------------------------------------------
                                            SCIENTIFIC     LASER BASED
                                             RESEARCH        MEDICAL
                                            INSTRUMENTS      DEVICES          CORPORATE        TOTAL
                                            -----------    -----------        ---------        -----
           Revenues from customers         $    714,770        292,683              --       1,007,453
           Research and development
              grants                            133,823             --              --         133,823
           Profit (loss) from operations         80,944     (1,316,856)       (696,694)     (1,932,606)




                                                               NINE MONTHS ENDED
                                                               SEPTEMBER 30, 2000
                                            ------------------------------------------------------------
                                            SCIENTIFIC     LASER BASED
                                             RESEARCH        MEDICAL
                                            INSTRUMENTS      DEVICES          CORPORATE        TOTAL
                                           -------------   ------------      -----------    ------------
           Revenues from customers         $   424,773         324,282               --        749,055
           Research and development
              grants                            17,323              --               --         17.323
           Profit (loss) from operations         1,679      (1,378,702)      (1,501,133)    (2,878,156)



                                                               THREE MONTHS ENDED
                                                               SEPTEMBER 30, 2001
                                            ------------------------------------------------------------
                                            SCIENTIFIC     LASER BASED
                                             RESEARCH        MEDICAL
                                            INSTRUMENTS      DEVICES          CORPORATE        TOTAL
                                           -------------   ------------      -----------    ------------
           Revenues from customers         $    320,057         82,006              --         402,063
           Research and development
              grants                             88,923             --              --          88,923
           Profit (loss) from operations         53,256       (330,135)       (197,403)       (474,282)

                        CELL ROBOTICS INTERNATIONAL, INC.
                                 AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001




                                                               THREE MONTHS ENDED
                                           -------------------------------------------------------------
                                                               SEPTEMBER 30, 2000

                                            SCIENTIFIC     LASER BASED
                                             RESEARCH        MEDICAL
                                            INSTRUMENTS      DEVICES          CORPORATE        TOTAL
                                           -------------   ------------      -----------    ------------
           Revenues from customers         $   207,303        65,330             --        272,633
           Research and development
              grants                            10,029            --             --         10,029
           Profit (loss) from operations        86,606      (699,015)      (745,836)    (1,358,245)



6.       Capital Resources



         Since inception, the Company has incurred operating losses and other equity charges, which have resulted in an accumulated deficit of $25,358,995 as of September 30, 2001. During the nine-month period ended September 30, 2001 the Company's operations used net cash of $2,022,008.



         The Company's ability to improve cash flow and ultimately achieve profitability will depend on its ability to significantly increase sales. Accordingly, the Company is manufacturing and marketing a series of scientific instruments and laser-based medical devices. In addition, the Company is pursuing development and marketing partners for its medical products. These partnerships will enhance the Company's ability to rapidly ramp-up its marketing and distribution strategy, and possibly offset the products' development costs.



         Although the Company has begun manufacturing and marketing its laser-based medical devices and continues to market its scientific instrument line, it does not anticipate achieving profitable operations any earlier than the first quarter of fiscal 2002. The Company expects that its existing current working capital, the loan made under its $500,000 convertible note issued in August 2001 and future product sales will be sufficient to cover its expected operational deficits through December 2001.

================================================================================





                        Cell Robotics International, Inc.



                        2,642,776 Shares of Common Stock


                297,576 Redeemable Common Stock Purchase Warrants





                       -----------------------------------



                               P R O S P E C T U S



                                 DECEMBER  , 2001



                       -----------------------------------





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7-109-102 of the Colorado Business Corporation Act, or the CBCA, provides that a company may indemnify a person who was, is or is threatened to be made a named defendant or respondant in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "proceeding"), because the person is or was a director against liability incurred in the proceeding if the person conducted himself or herself in good faith; and the person reasonably believed, in the case of conduct in an official capacity with the company, that his or her conduct was in the company's best interests, and in all other cases, that his or her conduct was at least not opposed to the company's best interests; and in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. A company may not indemnify a director in connection with a proceeding by or in the right of the company in which the director was adjudged liable to the company or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Unless limited by its articles of incorporation, Section 7-109-103 of the CBCA states that a company shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. Unless otherwise provided in a company's articles of incorporation, Section 7-109-107 of the CBCA states that an officer is entitled to mandatory indemnification under Section 7-109-103 of the CBCA. Section 7-109-107 also states that unless provided in its articles of incorporation, a company may indemnify an officer, employee, fiduciary or agent of the company to the same extent as a director.

The company's Articles of Incorporation provide that the company may and shall indemnify each director, officer and any employee or agent of the company, his heirs, executors and administrators, against any and all expenses or liability reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the company to the full extent required or permitted by the CBCA, as amended.

Article XIII of the company's Amended and Restated Bylaws states that the company may indemnify against liability incurred in any proceeding an individual who was, is or is threatened to be made a named defendant or respondant in any proceeding because he is or was a director if he conducted himself in good faith; he reasonably believed, in the case of conduct in his official capacity with the company, that his conduct was in the company's best interests, or in all other cases, that his conduct was at least not opposed to the company's best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The company may not indemnify a director in connection with a proceeding by or in the right of the company in which the director was adjudged liable to the company or in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The company shall indemnify a person who is or was a director or officer of the company and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding.

Under the sections of the CBCA and the company's Bylaws included in this prospectus, a "director" includes an individual who is or was a director of a company or an individual who, while a director of a company, is or was serving at the company's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manger, a member, a partner, a promoter or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan.

The company may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary or agent of the company and who, while a director, officer, employee, fiduciary or agent of the company, is or was serving at the request of the company as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic company or of any partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of Article XIII of the company's Bylaws. The company currently maintains a $1,000,000 insurance policy that covers directors and officers' liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be borne by the company, are as follows:


                  Printing Expenses*                               $  5,000
                  Accounting Fees and Expenses*                       8,000
                  Legal Fees and Expenses*                           50,000
                  Registrar and Transfer Agent Fee*                   1,000
                  Miscellaneous*                                      1,000
                                                                   --------

                           Total*                                   $65,000



------------------------------


*    Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On September 11, 1998, we sold to one investor 200,000 shares of our common stock, at a price of $1.50 per share, for gross proceeds of $300,000. The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.

In June 1999, we sold an additional 100,000 shares of our common stock, at a price of $1.50 per share, for gross proceeds of $150,000. The investor was an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.


In July 1999, we sold to four investors a total of 9.5 units, each unit consisting of 35,000 shares of our common stock and warrants to purchase 7,500 shares of our common stock. Each unit was sold at a price of $50,000, resulting in gross proceeds of $475,000. The investors were persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.



In July 1999, in connection with our sale to four investors of 9.5 units, we issued warrants to purchase 62,500 shares of our common stock to four persons for services rendered in connection with the offering. The services were valued at $.40625 per warrant. The persons receiving the warrants were all qualified investors in terms of their investment sophistication or "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.



In August 1999, we issued to one person warrants to purchase 15,000 shares of our common stock in consideration of services rendered. We valued the services at $.40625 per warrant. The warrants were issued to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

In January 2000, we terminated our public and investor relations agreement with RCG Capital Markets Group, Inc. effective January 1, 2000. In lieu of payment for three additional months of service retainer fees, options for an additional 25,000 shares of our common stock at an exercise price equal to the closing price of our common stock on February 15, 2000 were granted. The options were issued directly to the investor relations company, which qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.


In January 2000, we issued a total of 40,000 common stock purchase warrants to an investment research firm and our new public relations firm. The warrants are exercisable through February 2, 2003 to purchase one share of common stock at a price of $2.40 per share. The warrants were issued to entities which qualify as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

In February 2000 and subsequently amended in March 2000, we executed a secured convertible promissory note in favor of a private investor. The principal amount of $1,200,000 was converted into 500,000 shares of the company's common stock in August 2000. The note was issued to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.

In May 2000, we entered into an agreement for a $2,000,000 private placement selling 500,000 shares of our common stock to Paulson Investment Company, Inc. The shares were issued to Paulson, which qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D. A 5% placement fee (or $100,000) was paid to Bridgeworks Capital, Inc., of which Mark Waller, one of our former directors, is an officer and majority owner.


In April, May and July of 2000 and January 2001, we issued 145,000 shares of our common stock to Pollet & Richardson pursuant to a shares-for-debt agreement. Pollet & Richardson served as our legal counsel. The shares were issued directly to the law firm and to certain of its employees who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D.



In February, March and May 2001, certain members of our board of directors and affiliates of members or former members of our board of directors made loans to us in the aggregate principal amount of $1,000,000. In connection with the issuance of the promissory notes, each investor was issued a warrant in proportion to the principal amount of the promissory note issued to that investor. The warrants allow the investors to purchase an aggregate of 150,000 shares of our common stock. The warrants may be exercised until January 31, 2004, at a price equal to $1.125 per share of our common stock. The notes and the warrants were issued to persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.



In August 2001, we signed a convertible note in the face amount of $500,000 payable to Mr. Oton Tisch, one of our directors. Mr. Tisch, funded $190,000 after the signing of the convertible note. The remaining $310,000 may be requested by us, at our option, so long as we have not completed a round of debt or equity financing providing gross proceeds to us of at least $310,000. Principal and accrued interest evidenced by the note are convertible into shares of our common stock at any time. The conversion price of the convertible note is $0.5994 per share of our common stock or 90% of the average closing price per share of our common stock for 15 trading days ending on the trading day immediately prior to the date of conversion, whichever is less. However, the conversion price cannot be less than $0.30 per share. The convertible note bears interest at 10% per annum and is presently secured by our equipment. Unless sooner converted, the convertible note is due on August 2, 2002. In connection with the issuance of the convertible note, Mr. Tisch was issued a warrant to purchase up to 37,500 shares of our common stock, of which 14,250 shares have vested. The remaining shares covered by the warrant will vest in proportion to the amount funded by Mr. Tisch under the convertible note. The warrant is exercisable until August 2, 2004, for common stock at a price of $0.67 per share. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act.


ITEM 27.  EXHIBITS


EXHIBIT
  NO.                   TITLE
-------                 -----
3.2(1)        Amended and Restated Bylaws

3.3(1)        Amended and Restated Articles of Incorporation

4.1(1)        Specimen Certificate of Common Stock

4.2(2)        Representative Common Stock Purchase Warrant

4.3(3)        Warrant Agreement between the company and Corporate Stock
              Transfer, Inc.

4.4(2)        Option Agreement between the company and Ronald K. Lohrding, Ph.D.

4.5(3)        Specimen Common Stock Purchase Warrant Certificate

5.1(13)       Legal Opinion of Neuman & Drennen, LLC

10.1(4) Agreement and Plan of Reorganization among the company, Intelligent Financial Corporation, MiCel, Inc., Bridgeworks
              Investors I, L.L.C. and Ronald K. Lohrding

10.2(5)       Employment Agreement between the company and Ronald K. Lohrding

10.3(4)       Irrevocable Appointment of Voting Rights by Ronald K. Lohrding,
              Ph.D. to MiCel, Inc.

10.4(4)       Stock Pooling and Voting Agreement

10.5(1)       Royalty Agreement dated September 11, 1995 between the company,
              Cell Robotics, Inc. and Mitsui Engineering & Shipbuilding Co.,
              Ltd.

10.6(1)       Agreement of Contribution and Mutual Comprehensive Release dated
              September 11, 1995 between the company, Cell Robotics, Inc. and
              Mitsui Engineering & Shipbuilding Co., Ltd.

10.7(6)       Purchase Agreement between the company and Tecnal Products, Inc.

10.8(1)       License Agreement between the company and NTEC

10.9(7)       Patent License Agreement between American Telephone and Telegraph
              Company and Cell Robotics, Inc.

10.10(7)      Amendment to Patent License Agreement between Lucent Technologies,
              Inc., successor to American Telephone and Telegraph Company, and
              Cell Robotics, Inc.

10.11(8) Development and Distribution Agreement dated September 10, 1999 between Hamilton Thorne Research and the company

10.12(8)      Amendment to Development and Distribution Agreement dated May 18,
              2000 between Hamilton Thorne Research and the company

10.13(9)      Loan Agreement dated January 31, 2001, among the company, Oton
              Tisch, Ronald K. Lohrding, Ph.D., Raymond Radosevich, Ph.D.,
              HaeMedic LLC and Humagen Fertility Diagnostics, Inc.

10.14(9)      Form of Warrant dated January 31, 2001 issued to Oton Tisch,
              Ronald K. Lohrding, Ph.D., Raymond Radosevich, Ph.D., HaeMedic LLC and Humagen Fertility Diagnostics, Inc.

10.15(10)     Employment Agreement between the company and Paul Johnson

10.16(11)     Loan Agreement dated August 2, 2001 between the company and Oton
              Tisch

10.17(11)     Promissory Note dated August 2, 2001 executed by the company and payable to Oton Tisch

10.18(11)     Warrant dated August 2, 2001 issued to Oton Tisch

10.19(12)     Certificate for Common Stock Options dated August 17, 2001 between the company and Ronald K. Lohrding

10.20(12)     Certificate for Common Stock Options dated June 15, 2001 between the company and Paul Johnson

EXHIBIT
  NO.                   TITLE
-------                 -----
10.21(12)     Certificate for Common Stock Options dated October 31, 2001 between the company and Ronald K. Lohrding

10.22(12)     Certificate for Common Stock Options dated October 31, 2001 between the company and Paul Johnson

10.23(12)     Amended and Restated Promissory Note dated December 13, 2001 executed by the company and payable to the order of Humagen
              Fertility Diagnostics Inc.

10.24(12)     Modification Agreement dated December 13, 2001 between the company and Humagen Fertility Diagnostics Inc.

21.1(1)       Subsidiaries

23.1(12)      Consent of KPMG LLP

23.2(13)      Consent of Neuman & Drennen, LLC (included in Exhibit 5.1)

24.1(12)      Power of Attorney (included on signature page)



-------------


(1) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 which was declared effective by the SEC on February 14, 1996.

(2) Incorporated by reference from the company's Registration Statement on Form SB-2, as filed with the SEC on November 24, 1997, SEC File No. 333-40895.

(3) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, as filed with the SEC on January 12, 1998, SEC File No. 333-40895.

(4) Incorporated by reference from the company's Current Report on Form 8-K dated February 23, 1995, as filed with the SEC on March 10, 1995.

(5) Incorporated by reference from the company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, as filed with the SEC on August 14, 2000.

(6) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, as filed with the SEC on May 20, 1996.


(7) Incorporated by reference from the company's Pre-Effective Amendment No. 2 to Registration Statement on Form S-3, as filed with the SEC on November 19, 1998, SEC File No. 333-55951.


(8) Incorporated by reference from the company's Registration Statement on Form SB-2, as filed with the SEC on July 6, 2000, SEC File No. 333-40920.

(9) Incorporated by reference from the company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, as filed with the SEC on May 15, 2001.


(10) Incorporated by reference from the company's Post-Effective Amendment to Registration Statement on Form SB-2, as filed with the SEC on December 29, 2000, SEC File No. 333-40920.



(11) Incorporated by reference from the company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, as filed with the SEC on August 14, 2001.



(12) Filed herewith.



(13) Previously filed.



ITEM 28.  UNDERTAKINGS.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 13th of December, 2001.


                         CELL ROBOTICS INTERNATIONAL, INC.



                         By: /s/ Ronald K. Lohrding, Ph.D.
                             ---------------------------------------------------
                             Ronald K. Lohrding, Ph.D., Chief Executive Officer, President and Chairman of the Board



                                POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby appoints Ronald K. Lohrding, Ph.D. as his attorney-in-fact and agent to sign on his or her behalf, individually and in the capacities stated below, and to sign and file (1) any or all amendments and post-effective amendments to this registration statement and (2) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act, which amendment or amendments or registration statement may make any changes and additions that the attorney-in-fact deems necessary or appropriate. In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Ronald K. Lohrding, Ph.D.                                          December 13, 2001
-------------------------------------------------------
Ronald K. Lohrding, Ph.D., Chairman of the Board,
President and Chief Executive Officer


/s/ Paul Johnson                                                       December 13, 2001
-------------------------------------------------------
Paul Johnson, Chief Financial Officer, Chief Accounting
Officer and Secretary


/s/ Raymond Radosevich, Ph.D.                                          December 13, 2001
-------------------------------------------------------
Raymond Radosevich, Ph.D., Director


/s/ Steven A. Crees                                                    December 13, 2001
-------------------------------------------------------
Steven A. Crees, Director


/s/ Oton Tisch                                                         December 13, 2001
-------------------------------------------------------
Oton Tisch, Director

                        CELL ROBOTICS INTERNATIONAL INC.

                                INDEX TO EXHIBITS

EXHIBIT
  NO.                   TITLE
-------                 -----
3.2(1)        Amended and Restated Bylaws

3.3(1)        Amended and Restated Articles of Incorporation

4.1(1)        Specimen Certificate of Common Stock

4.2(2)        Representative Common Stock Purchase Warrant

4.3(3)        Warrant Agreement between the company and Corporate Stock
              Transfer, Inc.

4.4(2)        Option Agreement between the company and Ronald K. Lohrding, Ph.D.

4.5(3)        Specimen Common Stock Purchase Warrant Certificate

5.1(13)       Legal Opinion of Neuman & Drennen, LLC

10.1(4) Agreement and Plan of Reorganization among the company, Intelligent Financial Corporation, MiCel, Inc., Bridgeworks
              Investors I, L.L.C. and Ronald K. Lohrding

10.2(5)       Employment Agreement between the company and Ronald K. Lohrding

10.3(4)       Irrevocable Appointment of Voting Rights by Ronald K. Lohrding,
              Ph.D. to MiCel, Inc.

10.4(4)       Stock Pooling and Voting Agreement

10.5(1)       Royalty Agreement dated September 11, 1995 between the company,
              Cell Robotics, Inc. and Mitsui Engineering & Shipbuilding Co.,
              Ltd.

10.6(1)       Agreement of Contribution and Mutual Comprehensive Release dated
              September 11, 1995 between the company, Cell Robotics, Inc. and
              Mitsui Engineering & Shipbuilding Co., Ltd.

10.7(6)       Purchase Agreement between the company and Tecnal Products, Inc.

10.8(1)       License Agreement between the company and NTEC

10.9(7)       Patent License Agreement between American Telephone and Telegraph
              Company and Cell Robotics, Inc.

10.10(7)      Amendment to Patent License Agreement between Lucent Technologies,
              Inc., successor to American Telephone and Telegraph Company, and
              Cell Robotics, Inc.

10.11(8) Development and Distribution Agreement dated September 10, 1999 between Hamilton Thorne Research and the company

10.12(8)      Amendment to Development and Distribution Agreement dated May 18,
              2000 between Hamilton Thorne Research and the company

10.13(9)      Loan Agreement dated January 31, 2001, among the company, Oton
              Tisch, Ronald K. Lohrding, Ph.D., Raymond Radosevich, Ph.D.,
              HaeMedic LLC and Humagen Fertility Diagnostics, Inc.

10.14(9)      Form of Warrant dated January 31, 2001 issued to Oton Tisch,
              Ronald K. Lohrding, Ph.D., Raymond Radosevich, Ph.D., HaeMedic LLC and Humagen Fertility Diagnostics, Inc.

10.15(10)     Employment Agreement between the company and Paul Johnson

10.16(11)     Loan Agreement dated August 2, 2001 between the company and Oton
              Tisch

10.17(11)     Promissory Note dated August 2, 2001 executed by the company and payable to Oton Tisch

10.18(11)     Warrant dated August 2, 2001 issued to Oton Tisch

10.19(12)     Certificate for Common Stock Options dated August 17, 2001 between the company and Ronald K. Lohrding

10.20(12)     Certificate for Common Stock Options dated June 15, 2001 between the company and Paul Johnson

10.21(12)     Certificate for Common Stock Options dated October 31, 2001 between the company and Ronald K. Lohrding

10.22(12)     Certificate for Common Stock Options dated October 31, 2001 between the company and Paul Johnson

10.23(12)     Amended and Restated Promissory Note dated December 13, 2001 executed by the company and payable to the order of Humagen
              Fertility Diagnostics Inc.

10.24(12)     Modification Agreement dated December 13, 2001 between the company and Humagen Fertility Diagnostics Inc.

21.1(1)       Subsidiaries

EXHIBIT
  NO.                   TITLE
-------                 -----
23.1(12)      Consent of KPMG LLP

23.2(13)      Consent of Neuman & Drennen, LLC (included in Exhibit 5.1)

24.1(12)      Power of Attorney (included on signature page)



-------------


(1) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 which was declared effective by the SEC on February 14, 1996.

(2) Incorporated by reference from the company's Registration Statement on Form SB-2, as filed with the SEC on November 24, 1997, SEC File No. 333-40895.

(3) Incorporated by reference from the company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, as filed with the SEC on January 12, 1998, SEC File No. 333-40895.

(4) Incorporated by reference from the company's Current Report on Form 8-K dated February 23, 1995, as filed with the SEC on March 10, 1995.

(5) Incorporated by reference from the company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, as filed with the SEC on August 14, 2000.

(6) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, as filed with the SEC on May 20, 1996.

(7) Incorporated by reference from the company's Pre-Effective Amendment No. 2 to Registration Statement on Form S-3, as filed with the SEC on November 19, 1998, SEC File No. 333-55951.

(8) Incorporated by reference from the company's Registration Statement on Form SB-2, as filed with the SEC on July 6, 2000, SEC File No. 333-40920.

(9) Incorporated by reference from the company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, as filed with the SEC on May 15, 2001.


(10) Incorporated by reference from the company's Post-Effective Amendment to Registration Statement on Form SB-2, as filed with the SEC on December 29, 2000, SEC File No. 333-40920.



(11) Incorporated by reference from the company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, as filed with the SEC on August 14, 2001.



(12) Filed herewith.



(13) Previously filed.